As filed with the U.S. Securities and Exchange Commission on January 26, 2026.

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MDJM LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	7812	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Fernie Castle, Letham

Cupar, Fife, KY15 7RU

United Kingdom

+ 44-01337 829 349

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Warren Wang, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 212-370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JANUARY 26, 2026

2,336,448 Units, each Unit consisting of one Class A Ordinary Share (or one Pre-Funded Warrant exercisable for one

Class A Ordinary Share in lieu thereof) and one Series A Warrant to Purchase one Class A Ordinary Share

Up to 2,336,448 Pre-Funded Warrants included in the Units

2,336,448 Series A Warrants to purchase Class A Ordinary Shares

2,336,448 Class A Ordinary Shares included in the Units

Up to 2,336,448 Class A Ordinary Shares underlying the Pre-Funded Warrants

Up to 7,009,344 Class A Ordinary Shares Underlying the Series A Warrants (which contains a zero cash exercise price option)

MDJM LTD

MDJM LTD (the “Company,” “we,” “our,” and “us”) is offering on a firm commitment basis 2,336,448 units (each, a “Unit,” and, collectively, the “Units”), with each Unit consisting of (i) one Class A ordinary share, par value $0.025 per share (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), or one Pre-Funded Warrant (defined below) in lieu thereof, and (ii) one Series A warrant to purchase one Class A Ordinary Share (each, a “Series A Warrant,” and, collectively, the “Series A Warrants”), at the assumed exercise price of $2.14 per share. We are offering the Units at the assumed public offering price of $2.14 per Unit. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The Class A Ordinary Shares and Pre-Funded Warrants can each be purchased in this offering only with the accompanying Series A Warrants that are part of a Unit, but the components of the Units will be immediately separable and will be issued separately in this offering. A holder of a Series A Warrant may not exercise any portion of a Series A Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Class A Ordinary Shares after exercise, as such ownership percentage is determined in accordance with the terms of the Series A Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%.

The Series A Warrants will have a one-year term, will be immediately exercisable after issuance and have an assumed initial exercise price of $2.14 per share (equal to 100% of the public offering price of each Unit sold in this offering). A holder of Series A Warrants may, at any time following the closing of this offering and in its sole discretion, exercise its Series A Warrants in whole or in part by means of a zero cash exercise price option, in which the holder will receive one point five (1.5) times the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Series A Warrant, equal to the product of (x) the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Series A Warrant and (y) 1.5, without payment of additional consideration. In addition: (i) on the 4th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 70% of the initial exercise price, or $1.50 per share assuming an initial exercise price of $2.14; (ii) on the 8th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 50% of the initial exercise price, or $1.07 per share assuming an assumed initial exercise price of $2.14; and (iii) upon each adjustment to the exercise price for the Series A Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Series A Warrants will remain the same. If all of the Series A Warrants offered to investors in this offering are exercised on a zero cash basis following the final reset of the exercise price, an aggregate of up to 7,009,344 Class A Ordinary Shares would be issued upon such zero cash exercise without payment to us of any additional cash. As a result of the zero cash exercise price option, we do not expect to receive any cash proceeds from the exercise of the Series A Warrants, because it is highly unlikely that holders of Series A Warrants would wish to pay an exercise price to receive one Class A Ordinary Share when they could choose the zero cash exercise price option and pay no additional consideration to receive more than one Class A Ordinary Shares. See “Description of Securities We Are Offering” on page 98 of this prospectus for more information regarding the terms of the Series A Warrants.

As an example, for each Unit that an investor purchases in this offering at the assumed offering price of $2.14 per Unit, the investor will receive one Class A Ordinary Share and one Series A Warrant to purchase one Class A Ordinary Share at an assumed exercise price of $2.14 per Class A Ordinary Share. Giving effect solely to the adjustment on the first reset date and not giving effect to the zero cash exercise option, on the first reset date, each Series A Warrant will become exercisable for a maximum of 1.43 Class A Ordinary Shares at an exercise price of $1.50 per Class A Ordinary Share. If such Series A Warrant is then exercised at such time based on the zero cash exercise option, the Series A Warrant would be exercisable into 2.14 Class A Ordinary Shares. If the Series A Warrant remains outstanding as of the second reset date, giving effect solely to the potential adjustment on the second reset date and not giving effect to the zero cash exercise option, on the second reset date, each Series A Warrant will become exercisable for a maximum of two Class A Ordinary Shares at an exercise price of $1.07 per Class A Ordinary Share. If such Series A Warrant is then exercised at such time based on the zero cash exercise option, the Series A Warrant would be exercisable into three Class A Ordinary Shares. Accordingly, if all of the Series A Warrants offered to investors in this offering are exercised on a zero cash basis, a maximum of 7,009,344 Class A Ordinary Shares could be issued upon such zero cash exercise, without payment to the Company of any additional cash. In addition, we have granted Maxim Group LLC (“Maxim,” the “Underwriter” or “Representative”), the representative of several underwriters of this offering, an option exercisable within 45 days of the date of this prospectus to purchase up to 350,467 additional Class A Ordinary Shares and/or 350,467 additional Series A Warrants to purchase Class A Ordinary Shares, or any combination thereof, if any. If the Representative’s over-allotment option is exercised in full and 350,467 additional Series A Warrants to purchase Class A Ordinary Shares are exercised on a zero cash basis, an additional 1,051,402 Class A Ordinary Shares could be issued upon such zero cash exercise without payment to the Company of any additional cash. If all of the Series A Warrants included in the Units offered to investors in this offering, including those Series A Warrants subject to the Representative’s over-allotment option, are exercised on a zero cash basis, a maximum of 8,060,746 Class A Ordinary Shares could be issued upon such zero cash exercise without payment to the Company of any additional cash.

We are also registering all of the Class A Ordinary Shares issuable from time to time upon full exercise of each of the Series A Warrants included in the Units offered hereby. See “Description of Securities We Are Offering—— Units Being Offered” in this prospectus for more information.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant (in lieu of one Class A Ordinary Share, each a “Pre-Funded Warrant”) and one Series A Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The assumed purchase price of each Unit including a Pre-Funded Warrant will be $2.139, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

We are also registering all of the Class A Ordinary Shares issuable from time to time upon full exercise of each of the Pre-Funded Warrants included in the Units offered hereby. See “Description of Securities We Are Offering—— Units Being Offered” in this prospectus for more information.

The number of Units offered in this prospectus and all other applicable information has been determined based on the assumed public offering price of $2.14 per Unit.

There is no established trading market for the Units, Pre-Funded Warrants, or the Series A Warrants, and we do not expect an active trading market to develop. We do not intend to list the Units, Pre-Funded Warrants, or the Series A Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of such securities will be limited.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “our Company,” and the “Company” refer to MDJM LTD (“MDJM”), an exempted company limited by shares incorporated under the laws of the Cayman Islands.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “UOKA.” On January 21, 2026, the last reported sales price of our Class A Ordinary Shares on the Nasdaq was $2.14 per share.

On September 22, 2025, at the 2025 annual general meeting of shareholders (the “AGM”) of the Company, the shareholders of the Company passed resolutions to authorize, establish and designate two new classes of ordinary shares of US$0.025 par value each, being Class A Ordinary Shares and Class B Ordinary Shares (defined below), with each of the Class A Ordinary Shares and Class B Ordinary Shares having the rights and privileges set out in the second amended and restated memorandum and articles of association of the Company, and to redesignate (i) 408,000 authorized and issued Ordinary Shares held by MDJH LTD as Class B Ordinary Shares; (ii) 660,686 of the authorized and issued Ordinary Shares, not including those held by MDJH LTD, as Class A Ordinary Shares; and (iii) 931,314 of the authorized but unissued Ordinary Shares as Class A Ordinary Shares (the “Dual Class Restructuring”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for the following voting and conversion rights: (i) in respect of all matters subject to vote at general meetings of the Company, each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per one Class B Ordinary Share; and (ii) the Class A Ordinary Shares will not be convertible into shares of any other class and the Class B Ordinary Shares will be convertible into Class A Ordinary Shares at any time after issuance at the option of the holder. Each one Class B Ordinary Share will be Convertible into one Class A Ordinary Share.

On October 20, 2025, at the Company’s extraordinary general meeting (the “EGM”), the shareholders of the Company passed the resolution to increase the Company’s authorized share capital from US$50,000.00 divided into 2,000,000 shares comprising of (i) 1,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each, to US$250,000,000.00 divided into 10,000,000,000 shares comprising of (i) 9,999,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each (the “Share Capital Increase”). See “Corporate History and Structure — Corporate Structure.”

Unless otherwise noted, the share and per share information in this prospectus reflects the completion of the Dual Class Restructuring of the applicable Ordinary Shares issued and sold prior to the completion date of the Dual Class Restructuring to Class A Ordinary Shares.

As of the date of this prospectus, the Company has an aggregate of 660,686 Class A Ordinary Shares and 408,000 Class B ordinary shares, par value $0.025 per share (each, a “Class B Ordinary Share,” and, collectively, the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) issued and outstanding.

The public offering price for the securities in this offering will be determined at the time of pricing and may be at a discount to the current market price at the time. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. The final public offering price will be determined through negotiation between us and the Representative based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one trading day following the commencement of sales in this offering (on or about the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of funds received by us.

Any proceeds from the sale of Units offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 24 for more information.

Investing in our securities involves a high degree of risk, including the risk that our Class A Ordinary Shares may be delisted from Nasdaq as a result of this offering and the risk of losing your entire investment. See “Risk Factors” beginning on page 24, for factors you should consider before buying our securities.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 11.

As of the date of this prospectus, the Company has 660,686 Class A Ordinary Shares with one vote each (660,686 votes) and 408,000 Class B Ordinary Shares with 50 votes each (20,400,000 votes), totaling 21,060,686 votes. Our Chief Executive Officer, Siping Xu, beneficially owns 408,000 Class B Ordinary Shares and 5,529 Class A Ordinary Shares, representing 20,405,529 votes and approximately 96.89% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. See “Prospectus Summary — Implications of Being a Controlled Company” on page 11. For more information about risks relating to “controlled company,” see “Risk Factors — Risks Relating to this Offering, Our Class A Ordinary Shares, and the Trading Market — Our Chief Executive Officer, Chairman of the Board of Directors, and director, Mr. Siping Xu has control over our Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions” on page 24.

The Class A Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company, which has no operations of its own and conducts all of its operations through MD Local Global Limited (“MD UK”) and its wholly owned subsidiary, Mansions Catering and Hotel LTD (“Mansions”), (collectively, “UK subsidiaries”). Investors in our Class A Ordinary Shares should be aware that they will not directly hold equity interests in the UK subsidiaries, but rather are purchasing equity solely in MDJM LTD, a Cayman Islands holding company, which indirectly owns 100% equity interests in such UK subsidiaries. For a description of our corporate structure, see “Corporate History and Structure — Corporate Structure” beginning on page 68.

In addition, as we conduct our operations through the UK subsidiaries in the UK, we and the UK subsidiaries are subject to legal and operational risks associated with being based in the UK, including risks related to the legal, political and economic policies of the UK government, the relations between the UK and the United States, or the UK or United States regulations, which risks could result in a material change in the UK subsidiaries’ operations and/or cause the value of our Class A Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. See “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, any of which could reduce our revenue and limit opportunities for growth,” “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries may not be able to successfully identify, secure, or operate additional hotel properties,” “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries are subject to various hospitality industry, health and safety, construction, fire prevention, and environmental laws and regulations that may subject them to liability,” “Risk Factors — Risks Relating to our Business and Industry — If our UK subsidiaries are unable to access funds to maintain the condition and appearance of the hospitality properties that they operate or may operate or manage in the future, the attractiveness of such properties and their and our reputation could suffer and occupancy rates may decline,” “Risk Factors — Risks Relating to our Business and Industry — Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in the UK, where our UK subsidiaries conduct operations,” “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations,” and “Risk

Factors — Risks Relating to our Business and Industry — If we or the UK subsidiaries fail to hire, train, and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected” in this prospectus.

As a holding company, we may rely on dividends and other distributions on equity paid by the UK subsidiaries and MDCC LTD (“MDJH Hong Kong”), our wholly owned Hong Kong subsidiary, for our cash and financing requirements. If any of the UK subsidiaries or MDJH Hong Kong incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of the UK subsidiaries and MDJH Hong Kong has made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to the UK subsidiaries via capital contribution or shareholder loans, as the case may be.

The transfers and distribution among the Company and its UK subsidiaries are as follows: In February 2025, net proceeds of $324,000 from exercise of the September 2024 Series A Warrants (as defined below) were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into MD UK’s bank account. In 2024, net proceeds of $2,426,460 from a private placement with several investors on September 18, 2024, and from the exercise of series A warrants (the “September 2024 Series A Warrants”) associated with such private placement were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into MD UK’s bank account. In 2022, MDJM transferred $1,480,000 into the account of MD UK as an investment. In addition, MDJM paid a net amount of $103,794 on behalf of subsidiaries in 2022, which consisted of attorney fees in connection with the establishment of new business, and other business-related expenses.

On January 1, 2023, Mansions entered into a lease agreement with MD UK to rent “Fernie Castle,” a property owned by MD UK, for use as a hotel site. The annual rent for the property is approximately $240,000 (182,500 pounds sterling, exclusive of VAT, payable monthly on the 25th. Mansions is responsible for all operating expenses, as well as maintenance and repairs of the leased property. The lease agreement does not specify a fixed termination date, but either party may terminate the agreement by providing one month’s notice without incurring penalties. Upon termination, the property must be returned to MD UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $118,460 and $115,448, respectively, were eliminated in the unaudited condensed consolidated financial statements.

On January 1, 2023, Mansions entered into a lease agreement with MD UK to rent “Robin Hill,” a property owned by MD UK, for hotel operations. The annual rent is approximately $196,000 (151,000 pounds sterling, excluding VAT, and is payable monthly on the 25th. Mansions is responsible for operating expenses, maintenance, and repairs of the leased property. The lease does not have a fixed termination date; however, it can be ended by either party with one month’s notice, without penalty. Upon termination, Mansions must return the property to MD UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $98,014 and $95,521, respectively, were eliminated in the unaudited condensed consolidated financial statements.

As of the date of this prospectus, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, except as described above.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

Per Unit of one
Class A
Ordinary
	Share		Total
	and one	Total	(assuming
	Series A	(without Over-	Over-
	Warrant	Allotment)	Allotment)
Public offering price	$—	$—	$—
Underwriting discounts(1)	$—	$—	$—
Proceeds to our Company before expenses(2)	$—	$—	$—

(1)	Underwriting discounts shall equal 7% of the gross proceeds of the offering. The Company has also agreed to reimburse the Representative for certain of its offering-related expenses not to exceed $80,000 in the event of a closing of this offering or not to exceed $40,000 in the event there is not a closing. See “Underwriting” beginning on page 102.

(2)	We have granted the Representative an option exercisable within 45 days of the date of this prospectus to purchase from us up to 350,467 additional Class A Ordinary Shares and/or up to 350,467 Series A Warrants, or any combination thereof, less underwriting discounts, to cover over-allotments, if any. The amount of offering proceeds to us presented in this table does not give effect to any cash exercise of the Series A Warrants or Pre-Funded Warrants.

We expect to deliver the securities against payment in U.S. dollars in New York, New York on or about [*], 2026, subject to satisfaction of certain customary closing conditions.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Maxim Group LLC

Prospectus dated [*], 2026

About this Prospectus

Neither we nor the Representative have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the securities is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the Representative have taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Conventions that Apply to this Prospectus

Unless otherwise indicated, in this prospectus, references to:

●	“China” or the “PRC” are to the People’s Republic of China;
●	“Class A Ordinary Shares” are to the Company’s Class A ordinary shares, par value US$0.025 per share;
●	“Class B Ordinary Shares” are to the Company’s Class B ordinary shares, par value US$0.025 per share;
●	“Exchange Act” are to the Securities Exchange Act of 1934;
●	“Fernie Castle Culture” are to our wholly owned subsidiary, Fernie Castle Culture Limited, a United Kingdom company;
●	“fiscal year” are to the period from January 1 to December 31 of the year;
●	“Former PRC Entities” are to our former PRC subsidiary, the former VIE and its subsidiaries, collectively;
●	“Former WFOE” or “Mingda Beijing” are to Beijing Mingda Jiahe Technology Development Co., Ltd., a limited liability company organized under the laws of the PRC, which was wholly owned by MDJH Hong Kong and was dissolved on August 25, 2025
●	“GBP” are to British Pound Sterling, the legal currency of the UK;
●	“Mansions” are to Mansions Catering and Hotel LTD, a United Kingdom company, in which MD UK (defined below) holds 100% of the equity interests;
●	“MD German” are to our wholly owned subsidiary, MD Lokal Global GmbH, a German company;
●	“MD Japan” are to our wholly owned subsidiary, Mingda Jiahe Development Investment Co., Ltd, a Japanese company;
●	“MDJH Hong Kong” are to our wholly owned subsidiary, MDJCC Limited, a Hong Kong corporation;
●	“MD UK” are to our wholly owned subsidiary, MD Local Global Limited, a United Kingdom company;

●	“Mingda Tianjin” or the “former VIE” are to Mingdajiahe (Tianjin) Co., Ltd., a company organized under the laws of the PRC, the financial results of which we consolidated for accounting purposes, and Mingda Tianjin is controlled by Mr. Siping Xu, our chief executive officer and majority shareholder;
●	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares of MDJM, collectively;
●	“primary real estate market” are to the market for newly constructed and completed residential and commercial real properties, “primary real estate agency services” are to agency services provided for the primary real estate market, “secondary real estate market” are to the market for all residential and commercial real properties other than those for sale in the primary real estate market, and “secondary real estate brokerage services” are to brokerage services provided for the secondary real estate market;
●	“RMB” or “Renminbi” are to the legal currency of China;
●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;
●	“Securities Act” are to the Securities Act of 1933, as amended;
●	“SEC” are to the U.S. Securities Exchange Commission;
●	“UK” are to the United Kingdom;
●	“US$,” “$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;
●	“U.S. GAAP” are to generally accepted accounting principles in the United States; and
●	“VIE” are to variable interest entity.

Our principal operations are based in the UK, and, prior to 2023, also in the PRC. Our financial position and operational results are determined by using GBP and RMB as functional currencies, as applicable. However, our consolidated financial statements are presented in U.S. Dollars. This prospectus contains translations of some GBP and RMB amounts into U.S. dollars, at specified rates. No representation is made that the GBP and RMB amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with the U.S. GAAP.

PROSPECTUS SUMMARY

Investors are cautioned that they are buying securities of a Cayman Islands holding company with no operations of its own that holds 100% of the shares of its UK subsidiaries, Japanese subsidiary, German subsidiary, and Hong Kong subsidiary.

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors.” The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We operate our business through MD UK and Mansions. While we conducted business in the PRC prior to the fiscal year ended December 31, 2024 through our Former PRC entities, including Mingda Tianjin, which was a VIE in the PRC, we have no business operations in the PRC as of the date of this prospectus.

Mansions engages in the asset management business and expects to provide comprehensive UK real estate-related services, including property leasing, property sales, furnishings, routine property maintenance and management, and hospitality and butler services to overseas real estate owners. Mansions implements customized management plans holistically curtailed to the needs of its real estate owner clients. It facilitates a variety of ancillary services, including its real estate marketing and planning services, real estate agency services, advertisement planning services, 24-7 multilingual customer service meeting the demand of an international market, and professional onsite butler team. We believe that the establishment of Mansions is a significant step for our global expansion strategy. Mansions commenced operations in 2021 and generated $21,536 (GBP 16,589), $48,375 (GBP 37,849), $102,909 (GBP 82,729), and $16,263 (GBP13,207) of revenue during the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

MD UK commenced its operations in 2021. MD UK focuses on developing and launching real estate development projects and hospitality programs, including hotel operations. See “Business— Our Services —The UK Operations.”

Prior 2023, we also operated our business through the Former PRC Entities, particularly through Mingda Tianjin, which primarily provided primary real estate agency services to its real estate developer clients. Mingda Tianjin’s main market was in the Tianjin Autonomous Municipality, one of the richest cities in the PRC, ranking fifth in the PRC based upon GDP per capita in 2022, according to the China Statistical Yearbook. Since 2014, Mingda Tianjin had expanded its market presence to other first and second tier cities in China, including Chengdu of Sichuan province.

The Former PRC Entities’ primary real estate agency services offerings included providing primary agency sales services to residential real estate developers at any stage of the development and sale of a residential real estate project. The Former PRC Entities typically served large and mid-sized real estate developers or promising emerging local developers in the markets in which they operated. The Former PRC entities primarily generated revenue through sales commissions which were either fixed or progressive. They generated 0%, 0%, 29.0%, and 96.4% of their total revenue through their primary agency sales services in the six months ended June 30, 2025 and the fiscal years ended December 31, 2024, 2023, and 2022, respectively.

The Former PRC entities commenced their operations in 2002. Their revenue was $nil, $nil, $41,954, and $434,371 for the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively. Their net loss was $(126,555), $(631,355), $(662,821), and $(1,847,047) for the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

On February 28, 2025, the Company’s Board of Directors approved the termination of the VIE Agreements (defined below) with Mingda Tianjin. Subsequently, on March 1, 2025, Mingda Beijing entered into termination agreements with Mingda Tianjin and its shareholders, effectively terminating all VIE Agreements. As a result, Mingda Beijing ceased providing business support and consulting services to Mingda Tianjin and was no longer considered its beneficial owner. On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, formally completing the deregistration process and officially ending the contractual arrangements between Mingda Beijing and Mingda Tianjin.

Our Services

The UK Operations

Two of the UK subsidiaries, MD UK and Mansions, commenced operations in August 2021. Fernie Castle Culture Limited does not currently have any operation.

Mansions engages in the asset management business and expects to provide comprehensive UK real estate-related services, including property leasing, property sales, furnishings, routine property maintenance and management, and hospitality and butler services to overseas real estate owners. Mansions implements customized management plans holistically tailored to the needs of its real estate owner clients. It facilitates a variety of ancillary services, including its real estate marketing and planning services, real estate agency services, advertisement planning services, 24-7 multilingual customer services meeting the demands of an international market, and professional onsite butler team. Mansions also manages the operations of the two hotels that MD UK recently purchased, as described below. We believe that the establishment of Mansions is a significant step for our global expansion strategy. Mansions commenced operations in 2021 and generated $21,536 (GBP 16,589), $48,375 (GBP 37,849), $102,909 (GBP 82,729), and $16,263 (GBP13,207) revenue during the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

MD UK focuses on developing and launching real estate development projects and hospitality programs, including hotel operations, which are managed through Mansions.

PRC Operations

The Former PRC entities’ principal business was providing primary real estate agency services. The Former PRC entities derived substantially all of their primary real estate agency service revenue from gross commission income received serving as a broker or sales agent at the closing of real estate transactions. The Former PRC entities provided primary real estate agency services to real estate developers of mainly residential properties. For the years ended December 31, 2023 and 2022, the Former PRC entities’ average residential property broker commission rate was 0.47% and 0.5%, respectively, which represented the average/standard commission rate earned by primary sales agents in a home sale transaction. For the six months ended June 30, 2025 and the year ended December 31, 2024 and as of the date of this prospectus, the Former PRC entities did not provide primary real estate agency services.

Major Customers

Mansions’ customers are primarily overseas investors and real estate owners in the UK, including high net worth individuals and some individuals with particular needs, such as parents of children who study or work abroad. In December 2022, Mansions expanded its business into hotel operations, and its primary customers have since then further included customers of its hotels.

The Former PRC entities’ customers were primarily real estate developers. They also served real estate design institutes and agencies, urban planning bureaus of various levels of governments, urban rail transportation companies, and urban infrastructure development companies. The Former PRC entities relied on their developer customers for revenue generated from their services primarily as primary real estate sales provider. For the six months ended June 30, 2025 and the year ended December 31, 2024, the Former PRC entities did not generate any revenue.

Marketing and Brand Promotion

The UK Market

The main marketing promotion methods of MD UK and Mansions are currently divided into online and offline channels. Offline marketing efforts happen mainly in the form of in-person visits and exhibitions. For online marketing, Mansions uses its official website and WeChat official account for online marketing efforts and has created electronic brochures for promotion purposes.

The PRC Market

The Former PRC entities employed a variety of marketing and brand promotion methods to enhance their brand recognition and attract property buyers, including arranging advertisement with various consumer media outlets in the markets that they operated, establishing prospective buyers’ databases who had visited the sales officers of projects for which they acted as primary sales agent, and establishing brand center to carry out long-term maintenance and positioning of their brand image.

Competitive Strengths

We believe that the following strengths differentiate the UK subsidiaries from their competitors:

●	unique cultural brand creation; and
●	integration of British castles and eastern gardens in real-life scenarios.

Growth Strategies

Our board of directors has adjusted the growth strategies to shift our focus onto developing the overseas operations that are currently propelled by our UK, Japanese, and German subsidiaries. Currently, the UK subsidiaries are the focus of future growth and market expansion, with the following strategies:

●	Eastern-themed animation IP development; and
●	Fernie castle cultural venue development.

Strategic Shift to Cultural Intellectual Property (“IP”) Ecosystem

We are executing a strategic transformation to shift our core business focus toward developing and monetizing a global cultural IP ecosystem. This new strategy integrates content creation (original animation with partners like Abano Producións S.L. and H5 S.A.R.L.) and cultural tourism by converting Scotland’s Fernie Castle into an immersive Animation Art Museum. The goal is to build a sustainable revenue model from content, licensing, and cultural experience operations. See “Business — Strategic Shift to Cultural IP Ecosystem” and “Risk Factors — Risks Relating to our Business and Industry — Our new business strategy focused on the cultural IP ecosystem is complex and highly specialized. If we are unable to successfully execute this transformation, our future business operations, financial condition, and results of operations will be materially and adversely affected.”

Our Corporate History and Structure

MDJM is a Cayman Islands exempted company incorporated on January 26, 2018.

MDJM wholly owns MDJH Hong Kong, which was incorporated on February 9, 2018 under the laws of Hong Kong. Prior to August 25, 2025, MDJH Hong Kong held a 100% ownership interest in Mingda Beijing, a limited liability company organized on March 9, 2018 under the laws of the PRC. Mingda Beijing was classified as a wholly foreign-owned enterprise.

On April 28, 2018, Mingda Beijing entered into a series of contractual arrangements (the “VIE Agreements”), with Mingda Tianjin and Mingda Tianjin’s shareholders. Mingda Tianjin, a limited liability company organized on September 25, 2002 under the laws of the PRC, changed its name to Mingdajiahe (Tianjin) Co., Ltd. on February 2, 2021. Mingda Tianjin conducted MDJM’s primary business operations in China prior to 2023. Since 2023, Mingda Tianjin has scaled down and ceased the provision of real estate agency services due to changes to the Chinese real estate market and, as of the date of this prospectus, Mingda Tianjin has no business operations.

On October 28, 2020, MD UK was formed pursuant to English laws. MDJM holds 100% of the equity interest in MD UK. MD UK commenced its operations in 2021, focusing on developing and launching real estate development projects and hospitality programs, including hotel operations. On June 15, 2021, Mansions was formed as a limited company under English laws, engaging in the hotel management business. Mansions commenced operations in 2021. 51% of the equity interest in Mansions was held by MD UK, 41% of the equity interest was held by Ocean Tide Wealth Limited, a specialist mortgage broker in the United Kingdom, and the remaining 8% was held by Mingzhe Zhang. On May 20, 2022, MD UK acquired 41% of the equity interests in Mansions from Ocean Tide Wealth

Limited with a consideration of one British pound sterling and 8% of the equity interests in Mansions from Mingzhe Zhang with a consideration of one British pound sterling. After the acquisitions, MD UK holds 100% of the equity interests in Mansions.

On January 14, 2022, MD Japan was formed pursuant to Japanese laws. MDJM holds 100% of the equity interest in MD Japan. As of the date of this prospectus, MD Japan has not been operative or generated any revenue.

On February 16, 2022, MD German was formed pursuant to German laws. MDJM holds 100% of the equity interest in MD German. As of the date of this prospectus, MD German has not been operative or generated any revenue.

On December 16, 2022, Mansions changed its name from “Mansions Estate Agent Ltd” to “Mansions Catering and Hotel Ltd.” MD UK and Mansions submitted requests and information required to expand their business to hotel operations to the Companies House of UK in December 2022.

On August 22, 2023, we incorporated Fernie Castle Culture in the UK. Fernie Castle Culture expects to engage in the management of the brand name of “Fernie” and developing “Fernie” brand name related products and services, including cultural products and services. Fernie Castle Culture Limited does not currently have any operation.

On February 28, 2025, the Company’s Board of Directors approved the termination of the contractual arrangements with Mingda Tianjin. Subsequently, on March 1, 2025, Mingda Beijing entered into termination agreements with Mingda Tianjin and its shareholders, effectively terminating all VIE Agreements. As a result, Mingda Beijing ceased providing business support and consulting services to Mingda Tianjin and was no longer considered its beneficial owner.

On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, formally completing the deregistration process and officially ending the contractual arrangements between Mingda Beijing and Mingda Tianjin.

On June 23, 2025, the Board of Directors of the Company approved a resolution to commence the voluntary dissolution of two subsidiaries in connection with the termination and deconsolidation of the VIE structure: Mingda Beijing and MDJH Hong Kong. These entities did not engage in any material business activities other than their role in maintaining the VIE structure. As of the date of this prospectus, the dissolution process of MDJH Hong Kong is ongoing.

On August 25, 2025, Mingda Beijing was officially dissolved.

The chart below summarizes our corporate structure as of the date of this prospectus and upon completion of this offering (assuming the sale of 2,336,448 Units offered hereby and no sale of the Pre-Funded Warrants, no exercise of the Series A Warrants included in the Units, and no exercise of the over-allotment option).

Notes:

*

All percentages reflect the voting power, instead of the equity interests, held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 408,000 Class B Ordinary Shares held by our CEO and chairman of the board of directors, Mr. Siping Xu, through MDJH LTD, which is 100% owned by Mr. Siping Xu.
(2)	Represents 5,529 Class A Ordinary Shares held by Mr. Siping Xu, our CEO and chairman of the board of directors.
(3)	Represents 5,903 Class A Ordinary Shares held by Mr. Mengnan Wang, our CFO.
(4)	Represents 4,285 Class A Ordinary Shares held by 12 shareholders of MDJM, each one of which holds less than 5% of voting power, as of the date of this prospectus.

Reverse Stock Split in April 2025

On April 28, 2025, at the Company’s extraordinary general meeting, the shareholders of the Company passed the resolution authorizing that each of the 50,000,000 authorized shares in the Company of US$0.001 par value (including all issued ordinary shares and any unissued ordinary shares) each be consolidated on a 25 to 1 basis, such that the Company’s authorized ordinary shares be consolidated from 50,000,000 ordinary shares of US$0.001 par value to 2,000,000 ordinary shares of US$0.025 par value each.

Dual Class Restructuring in September 2025

On September 22, 2025, at the AGM of the Company, the shareholders of the Company passed resolutions to authorize, establish and designate two new classes of ordinary shares of US$0.025 par value each, being Class A Ordinary Shares and Class B Ordinary Shares, with each of the Class A Ordinary Shares and Class B Ordinary Shares having the rights and privileges set out in the second amended and restated memorandum and articles of association of the Company, and to redesignate (i) 408,000 authorized and issued Ordinary Shares held by MDJH LTD as Class B Ordinary Shares; (ii) 660,686 of the authorized and issued Ordinary Shares, not including those held by MDJH LTD, as Class A Ordinary Shares; and (iii) 931,314 of the authorized but unissued Ordinary Shares as Class A Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for the following voting and conversion rights: (i) in respect of all matters subject to vote at general meetings of the Company, each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per one Class B Ordinary Share; and (ii) the Class A Ordinary Shares will not be convertible into shares of any other class and the Class B Ordinary Shares will be convertible into Class A Ordinary Shares at any time after issuance at the option of the holder. Each one Class B Ordinary Share will be Convertible into one Class A Ordinary Share.

Change in Authorized Share Capital and Share Subdivision in October 2025

On October 20, 2025, at the EGM, the shareholders of the Company passed the resolution to increase the Company’s authorized share capital from US$50,000.00 divided into 2,000,000 shares comprising of (i) 1,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each, to US$250,000,000.00 divided into 10,000,000,000 shares comprising of (i) 9,999,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each.

Conditional Share Consolidation in January 2026

On January 22, 2026, at the Company’s extraordinary general meeting (the “2026 EGM”), the shareholders of the Company passed the resolution to authorize that in the event that the closing bid price per listed share of the Company (ticker symbol: UOKA) on the Nasdaq Capital Market falls below US$1.00, each of the 10,000,000,000 authorized ordinary shares in the Company of US$0.025 par value (including all issued ordinary shares and any unissued ordinary shares) be consolidated at the consolidation ratio and effective time as the board of director may determine at their sole discretion, provided that the consolidation ratio shall be not less than 2:1 and not more than 50:1, with such consolidated shares having the same rights and being subject to the same restrictions as set out in the second amended and restated memorandum and articles of association of the Company (as amended).

Dividends or Distribution Made to our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries nor the Former PRC Entities have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, MDJH Hong Kong, and our UK subsidiary, MD UK. MD UK will rely on payments from its subsidiaries Mansions and Fernie Castle Culture.

Prior to March 1, 2025, our Company’s ability to settle amounts owed under the VIE Agreements relied upon payments made from the former VIE to Former WFOE in accordance with the VIE Agreements. For services rendered to the former VIE by Former WFOE under the Exclusive Business Cooperation Agreement, former WFOE was entitled to collect a service fee from the former VIE. Pursuant to the Exclusive Option Agreement, former WFOE may at any time and under any circumstances purchase all or part of the equity interests in the former VIE when and to the extent permitted by PRC laws. The VIE Agreements were terminated on March 1, 2025.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 24 of this prospectus.

Risks Relating to our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We no longer conduct operations in the PRC, and the absence of such operations may adversely affect our future business operations and financial condition.
●	Our new business strategy focused on the cultural IP ecosystem is complex and highly specialized. If we are unable to successfully execute this transformation, our future business operations, financial condition, and results of operations will be materially and adversely affected.
●	We face intense competition in the creative industry, which could result in lost market share and reduced operating margins.
●	Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, any of which could reduce our revenue and limit opportunities for growth.
●	Our UK subsidiaries may not be able to successfully identify, secure, or operate additional hotel properties.
●	Our UK subsidiaries are subject to various hospitality industry, health and safety, construction, fire prevention, and environmental laws and regulations that may subject them to liability.
●	Accidents, injuries, or prohibited activities in the hotels that our UK subsidiaries operate or may operate or manage in the future may adversely affect their and our reputation and subject them or us to liability.
●	If our UK subsidiaries are unable to access funds to maintain the condition and appearance of the hospitality properties that they operate or may operate or manage in the future, the attractiveness of such properties and their and our reputation could suffer and occupancy rates may decline.
●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in the UK, where our UK subsidiaries conduct operations.
●	Our UK subsidiaries face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations.
●	If we or the UK subsidiaries fail to hire, train, and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.
●	As our Japanese subsidiary MD Japan commences operations in Japan, it may incur losses if economic conditions in Japan worsen.
●	Our Japanese subsidiary MD Japan’s business operations are exposed to risks of natural disasters, terrorism, and other disruptions caused by external events.
●	Potential political shocks and uncertainties in the European Union (the “EU”), including the development of Brexit, could have unpredictable consequences for the real estate market and the wider economy, and our German subsidiary’s ability to protect itself against these risks is limited.

Risks Relating to this Offering, Our Class A Ordinary Shares, and the Trading Market

We are subject to general risks and uncertainties relating to this offering, our Class A Ordinary Shares, and the trading market, including, but not limited to, the following:

●	If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.
●	Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering.
●	There is no public market for the Units, the Pre-Funded Warrants, or the Series A Warrants.
●	The Pre-Funded Warrants and the Series A Warrants in this offering are speculative in nature.
●	Holders of the Pre-Funded Warrants and the Series A Warrants will not have rights of holders of our Class A Ordinary Shares until such Warrants are exercised.
●	We will likely not receive any additional funds upon the exercise of the Series A Warrants.
●	The Pre-Funded Warrants and the Series A Warrants have beneficial ownership limitations.
●	The issuance of our Class A Ordinary Shares in the public market as a result of this offering is likely to cause the market price of our Class A Ordinary Shares to fall.
●	The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.
●	Our existing shareholders will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares and will likely experience additional substantial dilution when the Pre-Funded Warrants or the Series A Warrants issued in this offering are exercised.
●	Because we are a Cayman Islands company and all of our business is conducted in the UK through our UK subsidiaries, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.
●	We do not intend to pay dividends for the foreseeable future.
●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.
●	Our Chief Executive Officer, Chairman of the Board of Directors, and director, Mr. Siping Xu has control over our Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.
●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.
●	If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud. Any inability to accurately and timely disclose financial results could harm our business and reputation and cause the market price of our Class A Ordinary Shares to decline.
●	Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

●	The sale of our Ordinary Shares could encourage short sales by third parties, which could contribute to the future decline of our shares price.
●	Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.
●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.
●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.
●	If we are classified as a passive foreign investment company (“PFIC”), United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.
●	Our management will have broad discretion over the use of the net proceeds from this offering.

Risks Relating to Our Capital Structure

Risks and uncertainties related to our capital structure include, but are not limited to, the following:

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.
●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.
●	Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even we are not qualified as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;
●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;
●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Foreign private issuers are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

As of the date of this prospectus, our Chief Executive Officer, Chairman of the Board of Directors, and director, Siping Xu, beneficially owns approximately 96.89% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and
●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Corporate Information

Our principal executive office is located at Fernie Castle, Letham, Cupar, Fife, KY15 7RU, United Kingdom, and our phone number is +44-01337 810 381. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, and the phone number of our registered office is+1 345 949 8599. We maintain a corporate website at ir.mdjmjh.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Units offered by us

2,336,448 Units, based on the assumed public offering price of $2.14 per Unit, with each Unit consisting of (i) one Class A Ordinary Share (or one Pre-Funded Warrant exercisable for one Class A Ordinary Share in lieu thereof) and (ii) one Series A Warrant to purchase one Class A Ordinary Share.

Shares offered by us

2,336,448 Class A Ordinary Shares included in the Units, (or 2,336,448 Class A Ordinary Shares underlying the Pre-Funded Warrants, in lieu thereof) and 2,336,448 Class A Ordinary Shares underlying the Series A Warrants (which contains a zero cash exercise price option).

Warrants offered by us

2,336,448 Series A Warrants included in the Units.

The Series A Warrants will have a one-year term, will be immediately exercisable after issuance and have an assumed initial exercise price of $2.14 per share (equal to 100% of the public offering price of each Unit sold in this offering). A holder of Series A Warrants may, at any time following the closing of this offering and in its sole discretion, exercise its Series A Warrants in whole or in part by means of a zero cash exercise price option, through which the holder will receive one point five (1.5) times the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Series A Warrant, equal to the product of (x) the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Series A Warrant and (y) 1.5 without payment of additional consideration. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series A Warrants. In addition: (i) on the 4th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 70% of the initial exercise price, or $1.50 per share assuming an initial exercise price of $2.14; (ii) on the 8th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 50% of the initial exercise price, or $1.07 per share assuming an initial exercise price of $2.14; and (iii) upon each adjustment to the exercise price for the Series A Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Series A Warrants will remain the same. If all of the Series A Warrants offered to investors in this offering are exercised on a zero cash basis following the final reset of the exercise price, an aggregate of up to 7,009,344 Class A Ordinary Shares would be issued upon such zero cash exercise without payment to us of any additional cash. As a result of the zero cash exercise price option, we do not expect to receive any cash proceeds from the exercise of the Series A Warrants, because it is highly unlikely that holders of Series A Warrants would wish to pay an exercise price to receive one Class A Ordinary Share when they could choose the zero cash exercise price option and pay no additional consideration to receive more than one Class A Ordinary Shares.

As an example, for each Unit that an investor purchases in this offering at the assumed offering price of $2.14 per Unit, the investor will receive one Class A Ordinary Share and one Series A Warrant to purchase one Class A Ordinary Share at an assumed exercise price of $2.14 per Class A Ordinary Share. Giving effect solely to the adjustment on the first reset date and not giving effect to the zero cash exercise option, on the first reset date, each Series A Warrant will become exercisable for a maximum of 1.43 Class A Ordinary Shares at an exercise price of $1.50 per Class A Ordinary Share. If such Series A Warrant is then exercised at such time based on the zero cash exercise option, the Series A Warrant would be exercisable into 2.14 Class A Ordinary Shares. If the Series A Warrant remains outstanding as of the second reset date, giving effect solely to the potential adjustment on the second reset date and not giving effect to the zero cash exercise option, on the second reset date, each Series A Warrant will become exercisable for a maximum of two Class A Ordinary Shares at an exercise price of $1.07 per Class A Ordinary Share. If such Series A Warrant is then exercised at such time based on the zero cash exercise option, the Series A

Warrant would be exercisable into three Class A Ordinary Shares. Accordingly, if all of the Series A Warrants offered to investors in this offering are exercised on a zero cash basis, a maximum of 7,009,344 Class A Ordinary Shares could be issued upon such zero cash exercise, without payment to the Company of any additional cash.

Pre-Funded Warrants offered by us

Up to 2,336,448 Pre-Funded Warrants included in the Units.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase Units consisting of one Pre-Funded Warrant (in lieu of one Class A Ordinary Share). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The assumed purchase price of each Unit including a Pre-Funded Warrant will be $2.139, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

Over-Allotment Option

We have granted the Representative an option exercisable within 45 days of the date of this prospectus to purchase up to 350,467 additional Class A Ordinary Shares and/or 350,467 additional Series A Warrants to purchase Class A Ordinary Shares, or any combination thereof, if any. If the Representative’s over-allotment option exercised in full and 350,467 additional Series A Warrants to purchase Class A Ordinary Shares under the over-allotment option are exercised on a zero cash basis, an additional 1,051,402 Class A Ordinary Shares could be issued upon such zero cash exercise without payment to the Company of any additional cash. If all of the Series A Warrants included in the Units offered to investors in this offering, including those Series A Warrants subject to the Representative’s over-allotment option, are exercised on a zero cash basis, a maximum of 8,060,746 Class A Ordinary Shares could be issued upon such zero cash exercise without payment to the Company of any additional cash.

Ordinary Shares outstanding prior to the offering	660,686 Class A Ordinary Shares and 408,000 Class B Ordinary Shares.

Ordinary Shares to be outstanding after the offering

2,997,134 Class A Ordinary Shares (assuming no sale of any Pre-Funded Warrants and none of the Series A Warrants issued in this offering are exercised) and 408,000 Class B Ordinary Shares, or if all of the Series A Warrants underlying the Units offered to investors, including those Series A Warrants subject to the Representative’s over-allotment option, in this offering are exercised on a zero cash basis, an aggregate of 8,060,746 Class A Ordinary shares could be issued upon such zero cash exercise without payment to the Company of any additional cash and a total of 11,408,347 Class A Ordinary Shares would be outstanding.

To the extent Pre-Funded Warrants are sold, the number of Class A Ordinary Shares sold in this offering will be reduced on one-for-one basis,

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. There is no established public trading market for the Units, the Pre-Funded Warrants, or the Series A Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Units, the Pre-Funded Warrants, or the Series A Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of such securities will be limited.

Ticker Symbol	“UOKA”

Transfer Agent	Transhare Corporation

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately $4,329,000, based on the assumed public offering price of $2.14 per Unit and assuming no sale of the Pre-Funded Warrants, no exercise of the Series A Warrants included in the Units, or approximately $5,026,000, assuming exercise of the over-allotment option in full and no sale of the Pre-Funded Warrants, full exercise of the Series A Warrants in the Units, after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the proceeds from this offering for development and operation our new business, the cultural IP ecosystem, working capital and general corporate purposes. See “Use of Proceeds” on page 42 for more information.

Lock-up Agreements

Our directors, officers and holders of five percent (5%) or more of the outstanding Ordinary Shares, as of the effective date of the registration statement of which this prospectus is a part (and all holders of securities exercisable for or convertible into Ordinary Shares) will enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of sixty (60) days after this offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the Representative’s prior written consent, subject to exceptions.

Additionally, we have agreed for a period of ten (10) days after this offering is completed, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents, filing any registration statement or amendment or supplement thereto, or from effecting or entering into an agreement to effect any issuance by the Company of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Underwriting Agreement), subject to certain conditions and exceptions.

Risk Factors

The securities offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 24 of this prospectus for a discussion of factors to consider before deciding to invest in the securities we offered.

*	Based upon 660,686 Class A Ordinary Shares and 408,000 Class B Ordinary Shares as of January 26, 2026.

RISK FACTORS

Investing in our Class A Ordinary Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to our Business and Industry

We no longer conduct operations in the PRC, and the absence of such operations may adversely affect our future business operations and financial condition.

Prior 2023, we had operated our business through the Former PRC Entities, particularly through Mingda Tianjin, which primarily provided primary real estate agency services to its real estate developer clients, under certain VIE agreements. On March 1, 2025, we terminated all VIE agreements and ceased all PRC operations. As a result, we no longer maintain revenue-generating operations in the PRC and may no longer benefit from the market presence, customer relationships, operational scale, or growth opportunities that we previously had in the PRC market, which may adversely affect our future business operations and financial condition.

Our new business strategy focused on the cultural IP ecosystem is complex and highly specialized. If we are unable to successfully execute this transformation, our future business operations, financial condition, and results of operations will be materially and adversely affected.

We have announced a major strategic shift to transform our business into a global cultural IP ecosystem, a complex undertaking that integrates content creation, cultural tourism (centered on the Fernie Castle Animation Museum and Oriental Garden), international collaboration, and commercialization of intellectual property. This new strategy represents a significant change from our previous operations and introduces substantial execution and operational risks. Our ability to successfully manage and integrate the simultaneous development of a new cultural venue, the production of multiple international animation projects, and the creation of a sustainable global licensing business is currently unproven. There is no guarantee that we will be able to manage the associated construction timelines, production schedules, or development budgets efficiently, or that we will achieve the necessary regulatory and permitting approvals for these multi-jurisdictional projects.

The success of the “cultural IP ecosystem” depends fundamentally on our ability to create and monetize original content rooted in Eastern culture that achieves significant commercial success and resonates with global audiences. Content creation and animation production, as demonstrated by our projects with Abano Producións S.L. and H5 S.A.R.L., are inherently speculative and involve significant creative and financial risk. We may fail to develop IP that captures market interest, which would materially impair our ability to realize projected revenue from IP ownership, licensing, cultural operations, and commercialization. Furthermore, we are entering new and highly competitive markets, and our management team has limited or no prior experience operating a major cultural tourism site or directing large-scale, international animation production, increasing the risk of operational failure and cost overruns.

Finally, the realization of our strategic goals is heavily reliant on the performance and continued participation of high-profile international partners, such as Kengo Kuma & Associates, Simpson & Brown LLP, Abano Producións S.L., and H5 S.A.R.L. If any of these key partnerships are prematurely terminated, significantly delayed, or fail to deliver the expected quality or results for any reason, or if we cannot secure suitable alternative partners on favorable terms, our ability to launch the Fernie Castle venue and our flagship content projects will be significantly compromised. If we are ultimately unable to effectively implement and manage this strategic transformation, or if the projected revenue from our new IP and cultural operations do not materialize as expected, our business, financial condition, and results of operations could be materially and adversely affected, leading to a decline in the value of our Class A Ordinary shares.

We face intense competition in the creative industry, which could result in lost market share and reduced operating margins.

We operate in a highly competitive and fragmented industry, and many of our competitors, including established global media companies and large technology platforms, may have significantly greater financial, technical, and marketing resources, longer operating histories, and greater name recognition than we do. Our ability to secure audience attention and effectively monetize our content, including our short-form video projects and Animation Art Museum, depends on unpredictable and rapidly changing consumer preferences. If our content fails to achieve widespread acceptance or if competitors are more successful in securing popular content and distribution channels, our business, financial condition, and results of operations would be materially adversely affected.

Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, any of which could reduce our revenue and limit opportunities for growth.

Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, including, among others:

●	changes in national, regional, or local economic conditions;
●	contraction in the global economy or low levels of economic growth;
●	competition from other hotels and vacation rental online marketplace companies;
●	the attractiveness of hotels our UK subsidiaries may manage or own to their guests;
●	local market conditions such as an oversupply of, or a reduction in demand for, hotel rooms;
●	adverse weather conditions, natural disasters, or serious contagious diseases;
●	the ability of third-party internet and other travel intermediaries who sell hotel rooms to guests to attract and retain customers;
●	the availability and cost of capital necessary for us to fund investments, capital expenditures, and service debt obligations;
●	delays in or cancellations of planned or future development or refurbishment projects;
●	seasonal and cyclical volatility in the hospitality industry;
●	changes in desirability of geographic regions of the hotels within our UK subsidiaries’ market, geographic concentration of their operations and customers, and shortages of desirable locations for development;
●	the performance of managerial and other employees of our UK subsidiaries’ hospitality services business; and
●	increases in operating costs and expenses, particularly rents, due to inflation and other factors.

Changes in any of these conditions could adversely affect our UK subsidiaries’ occupancy rates or otherwise adversely affect our results of operations and financial condition.

Our UK subsidiaries may not be able to successfully identify, secure, or operate additional hotel properties.

In addition to managing the Robin Hill Property and Fernie Castle (see “Business—Overview”), we, through the UK subsidiaries, may open or manage more hotels in markets where we have a presence and in other areas in the UK to further grow our business. We and our UK subsidiaries may not be successful in identifying, leasing, managing, and operating additional hotel properties at desirable locations and on commercially reasonable terms, or at all. In more developed cities, it may be difficult to increase the number of hotels because we or our competitors may already have operations in such cities, rental prices may increase, or our competitors may be able to gain leases of properties before we can do so. In some cases, our competitors may be willing to enter into less favorable purchase, lease, or hotel management arrangements in order to prevent us from securing a particular property. Alternatively, in less developed cities, demand for new hotels may not increase as rapidly as we may expect. In addition, even if we or our UK subsidiaries are able to successfully identify and lease or manage new hotel properties, new hotels may not generate the returns we expect. Furthermore, we or our UK subsidiaries may incur costs in connection with evaluating properties and negotiating with property owners, lessors, and franchised hotel owners, including properties that we or our UK subsidiaries are subsequently unable to lease or manage. If we or our UK subsidiaries fail to successfully identify or compete for additional hotel properties, our ability to execute our growth strategy could be impaired and our business and prospects may be materially and adversely affected.

Our UK subsidiaries are subject to various hospitality industry, health and safety, construction, fire prevention, and environmental laws and regulations that may subject them to liability.

We cannot assure you that our UK subsidiaries or their employees comply with or will comply with all present and future laws and regulations related to their business, including hospitality industry, health, safety, construction, fire prevention, and environmental laws and regulations. Such non-compliance may subject our UK subsidiaries to monetary damages, the imposition of fines or other administrative penalties or investigations against them, or the suspension of their operations, which in turn could materially and adversely affect our financial condition and results of operations. Furthermore, new regulations could also require our UK subsidiaries to retrofit or modify any hospitality properties that they may own, operate, or manage, either currently or in the future, or incur other significant expenses. Any failure by our UK subsidiaries to control the use of, or to adequately restrict the discharge of, hazardous substances in their operations, or otherwise operate in compliance with environmental laws, could subject them to potentially significant monetary damages and fines or suspension of their business operations, which could materially and adversely affect our financial condition and results of operations.

Accidents, injuries, or prohibited activities in the hotels that our UK subsidiaries operate or may operate or manage in the future may adversely affect their and our reputation and subject them or us to liability.

There are inherent risks of accidents, injuries, or prohibited activities (such as illegal drug use, gambling, violence, or prostitution by guests) taking place in hospitality properties. The occurrence of one or more accidents, injuries, or prohibited activities at any hospitality property that our UK subsidiaries operate or may operate or manage in the future could adversely affect their safety reputation among guests, harm our brand, decrease our UK subsidiaries’ overall occupancy rates, and increase our costs by requiring our UK subsidiaries to implement additional safety measures. In addition, if accidents, injuries, or prohibited activities occur at any of these properties, we or our UK subsidiaries may be held liable for costs or damages and fines. Our and our UK subsidiaries’ current property and liability insurance policies may not provide adequate or any coverage for such losses, and we or our UK subsidiaries may be unable to renew our insurance policies or obtain new insurance policies without increases in premiums and deductibles or decreases in coverage levels, or at all.

If our UK subsidiaries are unable to access funds to maintain the condition and appearance of the hospitality properties that they operate or may operate or manage in the future, the attractiveness of such properties and their and our reputation could suffer and occupancy rates may decline.

In order to maintain the condition and attractiveness of our UK subsidiaries’ hospitality properties that they operate or may operate or manage in the future, ongoing renovations and other leasehold improvements, including periodic replacement of furniture, fixtures, and equipment, are required. Such investments and expenditures require ongoing funding and, to the extent our UK subsidiaries cannot fund these expenditures from existing cash or cash flow generated from operations, our UK subsidiaries must borrow or raise capital through financing. Our UK subsidiaries may not be able to access capital. If our UK subsidiaries fail to make investments necessary to maintain or improve the properties, the attractiveness of our UK subsidiaries’ hospitality property and their and our reputation could suffer, which could lead to our UK subsidiaries losing market share to competitors.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in the UK, where our UK subsidiaries conduct operations.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. Moreover, international trade disputes, tariffs and other protectionist measures may materially and adversely affect our business.

Brexit may have adverse effects on our business, results of operations, or strategic plans. The UK Government concluded a Trade Cooperation Agreement (TCA) with the EU, which became provisionally applicable on January 1, 2021 and went into force permanently on May 1, 2021, following formal approval by both the UK and the EU. Brexit has led to ongoing political and economic uncertainty and periods of increased volatility in both the UK and in wider European markets for some time. Brexit’s long-term effects are still yet to be determined at this time and will depend on the effects of the implementation and application of the TCA and any other relevant agreements between the UK and EU. It remains possible that there will be increased regulatory and legal complexities, including those relating to tax, trade, and employees.

Our UK subsidiaries are exposed to risks of the changing policies in residential property management, real estate agencies, and hospitality and butler service businesses. The trade and financial sanctions imposed on Russia due to its invasion of Ukraine have caused turbulence in the global markets, which could also affect policies and economic conditions in the UK. Recent shifts in U.S. tariff policies, including increased tariffs on goods imported from China, the UK and other regions, as well as the potential for additional protectionist measures, may impact the operations of our suppliers, manufacturers, and other business partners, which in turn, may affect our business and operations.

Our UK subsidiaries will be subject to the general risks associated with these uncertainties in the UK real estate market. Trade disputes and tariffs could increase the cost of key supplies to our operations, for goods such as food, beverages, furniture, and technology sourced from abroad. These increased costs may not be fully passed on to customers without affecting demand, potentially leading to reduced profit margins. Additionally, tariffs could disrupt supply chains and lead to delays in renovation or refurbishment projects, negatively impacting guest experiences and operational efficiency. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to a trade war and global recession could have a negative effect on customer confidence and consumer decisions, which could dampen the tourism and hospitality industries and materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. The current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as of the date of this prospectus as to whether such actions will occur or the form that they may take.

Our UK subsidiaries face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations.

Our UK subsidiaries’ business could be materially and adversely affected by natural disasters, health epidemics, or other public safety concerns affecting the UK. Natural disasters may give rise to severe interruptions to real estate-related business and adversely affect the UK subsidiaries’ ability to provide services to clients. In recent years, there have been outbreaks of epidemics in the UK and globally, such as COVID-19. The UK subsidiaries’ business operations could be disrupted by such epidemics. In addition, the results of operations of the UK subsidiaries could be adversely affected to the extent that any health epidemic harms the UK economy in general. A prolonged outbreak of any of these illnesses or other adverse public health developments in the UK or elsewhere in the world could have a material adverse effect on the UK subsidiaries’ business operations. Such outbreaks could significantly impact the real estate industry, which could severely disrupt the UK subsidiaries’ operations and adversely affect their business, financial condition, and results of operations.

If we or the UK subsidiaries fail to hire, train, and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.

We place substantial reliance on the real estate industry experience and knowledge of our senior management team as well as their relationships with other industry participants. Mr. Siping Xu, our chairman and chief executive officer, is particularly important to our future success, due to his substantial experience and reputation in the real estate industry. Neither we nor the UK subsidiaries carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of the services of one or more members of our senior management team due to their departure, or otherwise, could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

The UK subsidiaries provide hospitality services, and their staffs interact with customers on a daily basis. As a result, the professionality of the staffs is critical to maintaining the quality and consistency of our services and our brand and reputation. It is important for the UK subsidiaries to attract qualified managerial and other employees who have experience in real estate related services and are committed to their service approach. There may be a limited supply of qualified individuals in cities in the UK where the UK subsidiaries have operations. They must hire and train qualified managerial and other employees to maintain consistent quality of services across their operations in various geographic locations. They must also provide continuous training to their managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of the UK subsidiaries’ operations and can meet their demand for high-quality services. If the UK subsidiaries fail to do so, the quality of services may decrease in one or more of the markets where they operate, which in turn, may cause a negative perception of their brand and adversely affect their business.

As our Japanese subsidiary MD Japan commences operations in Japan, it may incur losses if economic conditions in Japan worsen.

Instability in the Japanese stock market and foreign currency exchange rates may have an adverse impact on our Japanese subsidiary MD Japan’s asset and liability management as well as its results of operations. Although MD Japan has not commenced its operations and has not generated any revenue as of the date of this prospectus and is still in the process of developing its business plan, any of the aforementioned factors could have a material and adverse impact on its development, potential results of operations, future business, and consequently adversely affect our business, financial condition, and results of operations.

Our Japanese subsidiary MD Japan’s business operations are exposed to risks of natural disasters, terrorism, and other disruptions caused by external events.

As with other Japanese companies, MD Japan will be exposed to heightened risks of large-scale natural disasters, particularly earthquakes. MD Japan’s risk management policies and procedures may be insufficient to address the consequences of these external events, resulting in its inability to continue to operate a part or the whole of its business. In addition, its redundancy and backup measures may not be sufficient to avoid a material disruption in its operations, and its contingency and business continuity plans may not address all eventualities that may occur in the event of a material disruption caused by a large-scale natural disaster. Such external events may result in loss of facility and human and other resources, suspension or delay in all or part of MD Japan’s operations, inability to implement business strategic measures or respond to changes in the market or regulatory environment as planned, and other disruptions to its operations. In addition, MD Japan may be required to incur significant costs and expenses, including those incurred for preventive or remedial measures, to deal with the consequences of such external events. As a result, MD Japan’s future business, operating results, and financial condition may be materially and adversely affected.

Potential political shocks and uncertainties in the European Union (the “EU”), including the development of Brexit, could have unpredictable consequences for the real estate market and the wider economy, and our German subsidiary’s ability to protect itself against these risks is limited.

Since the global financial crisis and subsequent European sovereign debt crisis between 2009 and 2012, political uncertainty in Europe has been elevated. The withdrawal of the UK from the EU (“Brexit”) in particular, but also, the increasing attractiveness to voters of populist political movements in other member states has raised concerns about a potential unwinding of aspects of European integration that could have implication to the German and UK real estate markets our subsidiaries operate in. While the European economic architecture and crisis response capabilities were strengthened substantially over the past decade, since 2020, the crisis caused by the COVID-19 pandemic has led to a massive deterioration of the fiscal situation for many EU and Economic and Monetary Union countries again. To support the economic recovery and modernization, the EU has launched the unprecedented, multi-year Next Generation EU program, comprising grants and loans of more than €800 billion (at current prices) and committing the member states to pursue ambitious national structural reform and investment plans to receive the funds. This has improved the prospects for growth-enhancing structural reforms and further integration among EU member states, both viewed as important tools to reduce the Eurozone’s vulnerabilities to future crises. However, given the political uncertainties, for instance, stemming from coming parliamentary and presidential elections in several countries, there remain downside risks to the future economic performance and political cohesion in Europe. More recently, the trade and financial sanctions imposed on Russia due to its invasion of Ukraine, have caused turbulence in the global markets, especially in the relevant European industries. Although our German subsidiary, MD German, has not commenced its operations and has not generated any revenue as of the date of this prospectus, any of the aforementioned factors could materially and adversely affect its development and future business. If these risks materialize, they may ultimately result in material impediments in MD German’s potential business development as its business will be under the impact of decreased economic output and increased uncertainty, which would materially adversely affect its operating results and financial condition. An escalation of political risks could have consequences for the financial system, public debt sustainability, the value of the euro and the greater economy as a whole, potentially leading to impediments in business levels, acquisition of assets and losses across MD German’s businesses.

If, in an extreme tail risk scenario, one or more members of the Eurozone defaults on their debt obligations or decides to leave the common currency, this would result in the reintroduction of one or more national currencies. Should a Eurozone country conclude it must exit the common currency, the resulting need to reintroduce a national currency and restate existing contractual obligations could have unpredictable financial, legal, political, and social consequences, leading not only to significant losses on sovereign debt but also on private debt in that country. Our German subsidiary MD German’s ability to plan for such a contingency in a manner that would reduce its exposure to non-material levels is likely to be limited. If the overall economic climate deteriorates as a result of Brexit or further departures from the Eurozone, MD German’s future business could be adversely affected, and it could incur substantial losses.

Risks Relating to this Offering, Our Class A Ordinary Shares, and the Trading Market

If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

On October 23, 2024, we received a letter from Nasdaq (the “Notice”), notifying the Company that based upon the closing bid price of its securities for the last 30 consecutive business days preceding the Notice, the Company was not in compliance with the Minimum Bid Requirement.

In accordance with Listing Rule 5810(c)(3)(A), the Notice provided the Company a period of 180 calendar days from the date of the Notice, or until April 21, 2025, to regain compliance with the Minimum Bid Requirement.

On April 23, 2025, we received a staff determination letter (the “Letter”) from Nasdaq, notifying the Company that, due to the Company’s failure to regain compliance with a minimum bid price of $1.00 per share requirement for continued listing on The Nasdaq Capital Market (the “Bid Price Rule”), Nasdaq has determined (the “Determination”) that Company’s securities will be scheduled for delisting from Nasdaq unless the Company requests an appeal of the Determination to a Hearings Panel (the “Panel”).

On April 28, 2025, at the Company’s extraordinary general meeting, the shareholders of the Company passed the resolution authorizing that each of the 50,000,000 authorized shares in the Company of US$0.001 par value (including all issued ordinary shares and any unissued ordinary shares) each be consolidated on a 25 to 1 basis, such that the Company’s authorized ordinary shares be consolidated from 50,000,000 ordinary shares of US$0.001 par value to 2,000,000 ordinary shares of US$0.025 par value each (the “April 2025 Reverse Stock Split”).

On April 29, 2025, we submitted a hearing request to the hearings department (the “Hearings Department”) of Nasdaq in response to the Determination. On May 1, 2025, the Company received a letter from the Hearings Department, notifying the Company that the delisting action referenced in the Determination has been stayed, pending a final written decision by the Hearings Panel. The Company’s appeal at an oral hearing scheduled on June 3, 2025.

On June 3, 2025, we attended a hearing before the Panel to appeal the delisting determination and on June 10, 2025, the Company received a notice from Nasdaq, notifying the Company that the Panel Had determined to grant an exception on the Company to complete its bid price compliance plan, subject to the following: (i) on or about June 17, 2025, the Company shall demonstrate compliance with the Bid Price Rule; and (ii) should the Company fail to maintain with any Nasdaq listing rule prior to October 20, 2025, the Panel would permit the Company to provide a written statement within seven days of the deficiency notification regarding such matter. The Panel will then consider it is willing to grant an additional exception to cure the new listing deficiency.

On June 18, 2025, we received a letter from Nasdaq, notifying that the Company that since the Company had evidenced a closing bid price in excess of the $1.00 Minimum Bid Price Requirement for the 20 consecutive trading days from May 20 through June 17, 2025, the Company had complied with the first part of the exception set forth in the Panel’s decision dated June 10, 2025.

On October 29, 2025, we received a letter from Nasdaq, notifying that the Company had maintained compliance with the listing rule through October 20, 2025, as required by the June 10, 2025 decision. Accordingly, the Panel has determined to allow the Company to maintain its listing on Nasdaq.

Subsequently, we received a letter, dated on November 19, 2025, from Nasdaq, advising that pursuant to its authority under Listing Rule 5815(d)(4)(A), the Panel had determined to impose a Discretionary Panel Monitor for a period of one year from the date of the Letter. If within that one-year monitoring period, the Company fails to maintain compliance with any continued listing requirement, the Listing Qualifications Department (the “Staff”) will issue a Delist Determination Letter and the Company will not be permitted to provide Staff with a plan of compliance with respect to any deficiency that arises during the monitor period. In addition, the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to any deficiency.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), if our Class A Ordinary Shares fail to meet the minimum bid price requirement at any time following a reverse stock split effected within the prior twelve months, we will not be eligible for the standard cure (compliance) period and Nasdaq’s Listing Qualifications Department will issue a Staff Delisting Determination with respect to our security. In addition, if we fail to meet the minimum bid price requirement for continued listing and have effected one or more reverse stock splits over the prior two-year period with a cumulative reverse split ratio of 250 shares for one or more, we similarly will not qualify for a cure period.

Because this offering will materially increase the number of shares outstanding and adversely affect our share price and the bid price for our Class A Ordinary Shares, we may again risk falling below the Minimum Bid Price requirement. If that were to occur within twelve months of our April 2025 Reverse Stock Split, we would face an increased risk of immediate delisting from Nasdaq without the benefit of the typical compliance period.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

We cannot assure you that our Class A Ordinary Shares will continue to meet Nasdaq listing standards or that we will be able to avoid a delisting determination if we fail to maintain the required minimum bid price or effect additional reverse stock splits.

Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering.

Because of the highly dilutive nature of this offering, Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns or because our Class A Ordinary Shares trade below Nasdaq’s minimum bid price as a result of this offering. A number of Nasdaq-listed companies have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to halt and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the Series A Warrants in this offering. Additionally, warrants with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies’ stock prices to drop below Nasdaq’s minimum bid price or made it more difficult for these companies to cause their stock prices to regain compliance with Nasdaq’s minimum bid price. Therefore, even if we consummate this offering at a price above Nasdaq’s minimum bid price, there can be no assurance that our Class A Ordinary Shares will not again drop below such price, which may cause Nasdaq to delist our Class A Ordinary Shares.

There is no public market for the Units, the Pre-Funded Warrants, or the Series A Warrants.

There is no established public trading market for the Units, the Pre-Funded Warrants, or the Series A Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Series A Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants and the Series A Warrants will be limited.

The Pre-Funded Warrants and the Series A Warrants in this offering are speculative in nature.

Following this offering, the market value of the Pre-Funded Warrants or the Series A Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants or the Series A Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants and the Series A Warrants will be not listed or quoted for trading on any market or exchange. In addition, each Series A Warrant will expire five years from its date of issuance.

Holders of the Pre-Funded Warrants and the Series A Warrants will not have rights of holders of our Class A Ordinary Shares until such Warrants are exercised.

Until holders of the Pre-Funded Warrants and the Series A Warrants acquire Class A Ordinary Shares upon exercise of the Pre-Funded Warrants and the Series A Warrants, holders of the Pre-Funded Warrants and the Series A Warrants will have no rights with respect to the Class A Ordinary Shares underlying such warrants.

We will likely not receive any additional funds upon the exercise of the Series A Warrants.

The Series A Warrants may be exercised by way of a zero cash price exercise, meaning that the holders thereof may not pay a cash purchase price upon exercise, but instead would receive upon such exercise a number of Class A Ordinary Shares determined according to the applicable formula set forth in the Series A Warrants. If the Series A Warrants are exercised pursuant to such zero cash price exercise, such exercising holder will receive a number of Class A Ordinary Shares for each Series A Warrant exercised, without any cash payment to us, in accordance with the formula set forth in the Series A Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of such Series A Warrants, because it is highly unlikely that holders of Series A Warrants would wish to pay an exercise price to receive one Class A Ordinary Share when they could choose the zero cash exercise price option and pay no additional consideration to receive more than one Class A Ordinary Shares. See “Description of Securities We Are Offering—Series A Warrants” for more information.

The Pre-Funded Warrants and the Series A Warrants have beneficial ownership limitations.

An investment in the Pre-Funded Warrants and the Series A Warrants involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. The terms of the Pre-Funded Warrants and the Series A Warrants prohibit any single holder from exercising the warrants if such exercise would result in the holder beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our outstanding Class A Ordinary Shares immediately after the exercise, as elected by the holder at the time of issuance of the warrants. This limitation may also hinder the holder’s ability to exercise the Pre-Funded Warrants and the Series A Warrants when it may be most advantageous to do so, which could affect the value of their investment.

The issuance of our Class A Ordinary Shares in the public market as a result of this offering is likely to cause the market price of our Class A Ordinary Shares to fall.

We are registering a maximum of 10,747,661 Class A Ordinary Shares (including the Class A Ordinary Shares underlying the Pre-Funded Warrants and the Series A Warrants) offered under this prospectus. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, is likely to adversely affect the market price of our Class A Ordinary Shares. The issuance of new Class A Ordinary Shares is likely to result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. Any such issuance is likely to result in substantial dilution to our existing shareholders and will likely cause our share price to decline.

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in the United Kingdom that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenue, earnings, cash flow;
●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new solutions and services and expansions by us or our competitors;
●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;
●	in financial estimates by securities analysts;
●	detrimental negative publicity about us, our competitors or our industry;
●	additions or departures of key personnel;
●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;
●	regulatory developments affecting us or our industry; and
●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Class A Ordinary Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our existing shareholders will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares and will likely experience additional substantial dilution when the Pre-Funded Warrants or the Series A Warrants issued in this offering are exercised.

The offering price of per Class A Ordinary Share included in the Units is lower than the net tangible book value per Class A Ordinary Share outstanding prior to this offering. Consequently, upon completion of this offering, our existing shareholders will incur immediate dilution of $1.71 per share, with respect to the net tangible book value of the Class A Ordinary Shares as of June 30, 2025. See “Dilution.”

In addition, at any time and from time to time on or after the Series A Warrants are issued, the Series A Warrants may be exercised in whole or in part by means of a “zero cash price exercise,” in which the holder shall be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series

A Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 1.5. In addition and based on an assumed 2,336,448 Series A Warrants issued with an assumed initial exercise price of 2.14 per share: (i) on the 4th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 70% of the initial exercise price, or $1.50 per share assuming an initial exercise price of $2.14; (ii) on the 8th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 50% of the initial exercise price, or $1.07 per share assuming an initial exercise price of $2.14; and (iii) upon each adjustment to the exercise price for the Series A Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Series A Warrants will remain the same. As a result, holders of the Series A Warrants may elect to be issued a maximum of 7,009,344 Class A Ordinary Shares upon the exercise of the Series A Warrants. Such zero cash price exercise is subject to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. This is likely to result in substantial dilution to our existing shareholders and is likely to cause the market price of our Class A Ordinary Shares to decline.

As an example, for each Unit that an investor purchases in this offering at the assumed offering price of $2.14 per Unit, the investor will receive one Class A Ordinary Share and one Series A Warrant to purchase one Class A Ordinary Share at an exercise price of $2.14 per Class A Ordinary Share. Giving effect solely to the adjustment on the first reset date and not giving effect to the zero cash exercise option, on the first reset date, each Series A Warrant will become exercisable for a maximum of 1.43 Class A Ordinary Shares at an exercise price of $1.50 per Class A Ordinary Share. If such Series A Warrant is then exercised at such time based on the zero cash exercise option, the Series A Warrant would be exercisable into 2.14 Class A Ordinary Shares. If the Series A Warrant remains outstanding as of the second reset date, giving effect solely to the potential adjustment on the second reset date and not giving effect to the zero cash exercise option, on the second reset date, each Series A Warrant will become exercisable for a maximum of two Class A Ordinary Shares at an exercise price of $1.07 per Class A Ordinary Share. If such Series A Warrant is then exercised at such time based on the zero cash exercise option, the Series A Warrant would be exercisable into three Class A Ordinary Shares. Accordingly, if all of the Series A Warrants offered to investors in this offering are exercised on a zero cash basis, a maximum of 7,009,344 Class A Ordinary Shares could be issued upon such zero cash exercise, without payment to the Company of any additional cash. In addition, we have granted the Representative an option exercisable within 45 days of the date of this prospectus to purchase from us up to 350,467 additional Class A Ordinary Shares and/or up to 350,467 Series A Warrants, or any combination thereof, if any. If the Representative’s over-allotment option exercised in full and 350,467 Series A Warrants under the over-allotment option are exercised on a zero cash basis, an additional 1,051,402 Class A Ordinary Shares could be issued upon such zero cash exercise without payment to the Company of any additional cash. If all of the Series A Warrants included in the Units offered to investors in this offering, including those Series A Warrants subject to the Representative’s over-allotment option, are exercised on a zero cash basis, a maximum of 8,060,746 Class A Ordinary Shares could be issued upon such zero cash exercise without payment to the Company of any additional cash.

As a result of the terms of the Series A Warrant, it is likely that our stock price will be reduced considerably because of each of the resets. Accordingly, common shareholders are likely to suffer substantial dilution and see a significant decrease in the value of their Class A Ordinary Shares as a result of this transaction.

Because we are a Cayman Islands company and all of our business is conducted in the UK through our UK subsidiaries, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are incorporated in the Cayman Islands and conduct our operations in the UK through our UK subsidiaries. All of our assets are located outside of the United States. In addition, four out of our six directors and officers, namely Siping Xu, Mengnan Wang, Zhenlei Hu, and Wei Guan, reside in the PRC and Mr. Bo Wang resides in the United Kingdom; another director, Liding Sun, resides in the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these five directors and officers in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the United Kingdom may not permit you to enforce a judgment against our assets or the assets of our directors and officers.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

Our Chief Executive Officer, Chairman of the Board of Directors, and director, Mr. Siping Xu has control over our Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Mr. Siping Xu, our Chief Executive Officer, Chairman of the Board of Directors, and director, beneficially owns an aggregate of 96.89% of the total voting power of our outstanding shares.

Upon the completion of this offering, assuming no sale of the Pre-Funded Warrants, no exercise of the Series A Warrants included in the Units, and no exercise of the over-allotment option, Mr. Xu will beneficially own 5,529 Class A Ordinary Shares and 408,000 Class B Ordinary Shares, representing approximately 87.21% of the Company’s voting power.

Accordingly, Mr. Xu has control in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the appointment of directors and other significant corporate actions. He will also have the power to prevent or cause a change in control. Without the consent of Mr. Xu, we will be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, he could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of Mr. Xu may differ from the interests of our other shareholders. The concentration in the ownership of our voting power may cause a material decline in the value of our Class A Ordinary Shares. For more information regarding Mr. Xu and his affiliated entity, see “Principal Shareholders” on page 81.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue qualifying as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud. Any inability to accurately and timely disclose financial results could harm our business and reputation and cause the market price of our Class A Ordinary Shares to decline.

A system of financial controls and procedures is necessary to ensure that information about our financial results is recorded, processed, summarized, and reported in an accurate and timely fashion. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot disclose required information or provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation may be harmed. Even though our management concluded that our internal control over financial reporting was effective as of December 31, 2024, we may have a material weakness identified in the future if the controls and procedures we have implemented become inadequate at such future time.

Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated memorandum and articles of association, may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue shares with preferred, deferred, or other special rights or restrictions without any further vote or action by our shareholders; and
●	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

The sale of our Ordinary Shares could encourage short sales by third parties, which could contribute to the future decline of our shares price.

On September 18, 2024, we completed a private placement with several investors, wherein a total of 108,889 units were issued at an offering price of $22.50 per unit, for a total purchase price of approximately $2.45 million. The number of shares issued and price per share for these shares are retroactively adjusted to reflect the Reverse Stock Split in April 2025.

Each unit includes one Ordinary Share, one September 2024 Series A Warrant to purchase one Ordinary Share at an exercise price of $1.35 per share, and one series B warrant (the “September 2024 Series B Warrants”) to purchase such number of ordinary shares as determined on the Reset Date (as defined therein). As of the date of this prospectus, we have issued an aggregate of 552,747 Ordinary Shares (currently traded as Class A Ordinary Shares after the Dual Class Restructuring) in connection with the private placement.

In many circumstances, large issuances of equity for companies have the potential to cause a significant downward pressure on the price of ordinary shares. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased share issuance. Such an event could place further downward pressure on the price of our Class A Ordinary Shares. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our share price. If there are significant short sales of our Class A Ordinary Shares, the price decline that would result from our acquisition activities will cause the share price to decline more, which may cause other holders of our Class A Ordinary Shares to sell their shares, thereby contributing to sales of Class A Ordinary Shares in the market. We may execute similar transactions in the future, and if there are many more of our Class A Ordinary Shares on the market for sale than the market will absorb, the price of our Class A Ordinary Shares will likely further decline, which could result in our inability to regain compliance with the minimum closing bid price required for continued listing on Nasdaq set forth in Nasdaq Listing Rule 5550(a)(2) or repeated inability to meet such requirement.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares held by our public shareholders. Since our Class A Ordinary Shares are listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members remain with the Depository Trust Company. All market transactions with respect to those

Class A Ordinary Shares are carried out without the need for any kind of registration by the directors, as the market transactions are all conducted through the Depository Trust Company systems.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British Overseas Territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s amended and restated articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 21 clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear-day notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of our total issued voting shares.

If we are classified as a passive foreign investment company (“PFIC”), United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a PFIC for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. It is possible that, however, for our 2026 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year.

Our management will have broad discretion over the use of the net proceeds from this offering.

This offering grants our management broad discretion in the application of the net proceeds. There are no contractual restrictions on how the management can allocate the net proceeds from this offering, which may be used at their discretion for general corporate purposes, including but not limited to, working capital, operational expenses, expansion of our business, and repayment of debt. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds” on page 42.

Risks Relating to Our Capital Structure

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case, the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to 50 votes. Each Class B Ordinary Share is convertible into one Class A Ordinary share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances. Only our Class A Ordinary Shares are listed on Nasdaq. This voting structure may discourage investors from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

As of the date of this prospectus, the Company has an aggregate of 660,686 Class A Ordinary Shares and 408,000 Class B Ordinary Shares issued and outstanding, with the holders of Class B Ordinary Shares representing approximately 96.89% of the total voting power. Assuming a maximum of 4,672,896 Class A Ordinary Shares (including the Class A Ordinary Shares underlying the Series A Warrants, assuming no exercise of the over-allotment option and no exercise on a zero cash basis) will be issued in connection with this offering, the total votes will increase to 25,733,582. In such case, to maintain control over matters requiring approval by ordinary resolutions of shareholders, which require the affirmative vote of not less than 50% of the votes cast, the holders of Class B Ordinary Shares would need to retain at least 12,866,791 votes, equivalent to 257,336 Class B Ordinary Shares, which represent approximately 4.48% of the total outstanding Ordinary Shares following the completion of the offering. To maintain control over matters requiring approval by special resolutions of shareholders, which require the affirmative vote of not less than two-thirds of the votes cast, the holders of Class B Ordinary Shares would need to retain at least 17,155,721 votes, equivalent to 343,114 Class B Ordinary Shares, which represent approximately 5.98% of the total outstanding Ordinary Shares following the completion of the offering and are more than the Class B Ordinary Shares outstanding.

Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

We may issue additional Class B Ordinary Shares in the future in connection with future financings, strategic transactions, equity incentive plans, or otherwise. Any such issuance could result in dilution to existing holders of our Class A Ordinary Shares.

In addition, since Class B Ordinary Shares carry greater voting rights than Class A Ordinary Shares, any future issuances of Class B Ordinary Shares could have the effect of further concentrating voting power in certain shareholders. This may reduce the influence of Class A Ordinary Shareholders over matters requiring shareholder approval.

There can be no assurance as to when or if we will issue additional Class B Ordinary Shares, or the terms of any such issuance. However, any such future issuances could materially and adversely affect the market price of our Class A Ordinary Shares and dilute the interests of existing Class A Ordinary Shareholders.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;
●	our future business development, financial condition and results of operations;
●	expected changes in our revenue, costs or expenditures;
●	our expectations regarding demand for and market acceptance of our services;
●	the UK subsidiaries’ ability to compete effectively;
●	competition in our industry;
●	government policies and regulations relating to our industry;
●	fluctuations in foreign currency exchange rates; and
●	other factors in the “Risk Factors” section in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our or the UK subsidiaries’ control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

In addition, the new and rapidly changing nature of the creative industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;
●	an effective judicial system;
●	a favorable tax system;
●	the absence of exchange control or currency restrictions; and
●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and
●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of the operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Most of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

BGA Law (Cayman) Limited, our counsel as to Cayman Islands law has advised us, that there is uncertainty as to whether the courts of the Cayman Islands, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
●	in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by our Cayman Islands legal counsel, BGA Law (Cayman) Limited, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

United Kingdom

Our corporate headquarters are located in the United Kingdom and a substantial portion of our assets, as well as a substantial portion of the assets of our directors and executive officers, is located in the United Kingdom. As a result, it may be difficult for you to serve legal process on our executive officers or our directors or have any of them appear in a U.S. court.

The United States and the United Kingdom have not entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

We understand that in the United Kingdom it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. Furthermore, the common law method of enforcing a foreign money judgment is the only method available for judgments from U.S. courts. The common law does not provide for the enforcement of a foreign judgment as such; instead, the UK court will, as long as certain conditions are met, treat a foreign judgment as creating a debt due from the judgment debtor to the judgment creditor, and will then give a judgment on that debt.

In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in the United Kingdom will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment.

The initiation of any proceeding to enforce a U.S. judgment in the United Kingdom would be more costly and more time-consuming than if the proceeding could be brought in a U.S. court.

Mr. Bo Wang, a director of the Company, resides in the United Kingdom.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $4,329,000, based on the assumed public offering price of $2.14 per Unit, assuming no sale of the Pre-Funded Warrants, no exercise of the Series A Warrants included in the Units, and no exercise of the over-allotment option, after deducting the underwriting discounts and estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Pre-Funded Warrants or the Series A Warrants issuable in connection with this offering if such warrants are exercised for cash. The Series A Warrants may be exercised by way of a cashless exercise or a zero cash price exercise, meaning that the holder thereof may not pay a cash purchase price upon exercise, but instead would receive upon such exercise a number of Class A Ordinary Shares every Series A Warrant they exercise in accordance with the formula contained in the Series A Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of the Series A Warrants.

We plan to use approximately 55% of the net proceeds we receive from this offering for development and operation our new the cultural IP ecosystem business, approximately 20% for working capital purposes, and approximately 25% for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Each $0.10 increase (decrease) in the assumed public offering price of $2.14 per Unit would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, by approximately $217,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) of 100,000 in the number of Units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, by approximately $199,000, assuming the public offering price stays the same. An increase of 100,000 in the number of Units we are offering, together with a $0.10 increase in the assumed public offering price of $2.14 per Unit, would increase the net proceeds to us from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, by approximately $426,000. A decrease of 100,000 in the number of Units we are offering, together with a $0.10 decrease in the assumed public offering price of $2.14 per Unit, would decrease the net proceeds to us from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, by approximately $(407,000). We do not expect that a change in the offering price or the number of Units by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

DIVIDEND POLICY

As of the date of this prospectus, none of our subsidiaries nor the Former PRC Entities have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders.

We intend to keep any future earnings to finance the expansion of our subsidiaries’ business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, MDJH Hong Kong, our UK subsidiary, MD UK, our German subsidiary, MD German, and our Japanese subsidiary, MD Japan. MDJH Hong Kong is in the process of being dissolved; MD UK will rely on payments from its subsidiaries Mansions and Fernie Castle Culture. Our German subsidiary, MD German, and Japanese subsidiary, MD Japan, have not commenced operation yet and have not established any payment arrangements with us as of the date of this prospectus.

EXCHANGE RATE INFORMATION

Our business is conducted by our UK subsidiaries in the UK denominated in GBP. Capital accounts of our financial statements are translated into U.S. dollars from GBP at their historical exchange rates when the capital transactions occurred. No representation is made that the GBP amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between GBP and the U.S. dollar for the periods indicated.

Assets and liabilities are translated at the exchange rates as of the balance sheet date as provided in the table below.

	June 30,		December 31,
Balance sheet items, except for equity accounts	2025	2024	2024	2023	2022
GBP:1USD	0.7288	0.7911	0.7987	0.7487	0.8315

Items in the statements of operations and comprehensive income (loss), and statements cash flows are translated at the average exchange rate of the period.

	Six Months Ended		Fiscal Years Ended
	June 30,	June 30,	December 31,	December 31,	December 31,
	2025	2024	2024	2023	2022
GBP:1USD	0.7703	0.7904	0.7824	0.8039	0.8121

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis; and
●	on an as-adjusted basis to give effect to the issuance and sale of 2,336,448 Units offered hereby, based on an assumed offering price of $2.14 per Unit, each Unit consisting of (i) one Class A Ordinary Share (or one Pre-Funded Warrant in lieu thereof) and (ii) one Series A Warrant, assuming no exercise of the Series A Warrants included in the Units, no Pre-Funded Warrants are issued in lieu of the Class A ordinary shares included in the Units, no exercise of the over-allotment option, and no other change to the number of Units sold by us as set forth on the front cover of this prospectus; and (iii) the application of the net proceeds after deducting underwriting discounts and estimated offering expenses payable by us.

The information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing. You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2025
	Actual	As-Adjusted
	$	$
Cash and cash equivalents	1,306,100	5,634,695
Total Debts	—	—
Shareholders’ Equity:
Ordinary shares: 2,000,000 shares authorized, par value: $0.025 per share, 1,068,686 shares issued and outstanding as of June 30, 2025	26,717	—
Class A Ordinary shares: 9,999,592,000 shares authorized, par value: $0.025 per share, 660,686 shares issued and outstanding, actual; 2,997,134 shares issued and outstanding, as-adjusted	—	74,928
Class B Ordinary shares: 408,000 shares issued and outstanding as adjusted	—	10,200
Additional paid in capital	7,747,239	12,017,423
Accumulated deficit	(3,676,714)	(3,676,714)
Accumulated other comprehensive income	560,127	560,127
Total Stockholders’ Equity	4,657,369	8,985,964
Total Capitalization	4,657,369	8,985,964

The as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in the securities being offered in this offering, assuming no issuance of any Pre-Funded Warrants and no exercise of any Series A Warrants, and no exercise of the over-allotment option, your ownership interest will be increased to the extent of the difference between the public offering price per Class A Ordinary Share included in the Units and our as-adjusted net tangible book value per Ordinary Share immediately after this offering. Such increase results from the fact that the public offering price per Class A Ordinary Share included in Units is substantially in excess of the as-adjusted net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Our net tangible book value as of June 30, 2025, was $4,648,082, or $4.35 per Ordinary Share. Net tangible book value is the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the public offering price per Class A Ordinary Share and after deducting the underwriting discounts and the estimated offering expenses payable by us.

After giving effect to the issuance and sale of 2,336,448 Units offered in this offering based on the assumed public offering price of $2.14 per Unit, after deduction of the underwriting discounts and the estimated offering expenses payable by us and assuming no issuance of Pre-Funded Warrants, no exercise of the Series A Warrants included in the Units, and no exercise of the over-allotment option, our as-adjusted net tangible book value as of June 30, 2025, would have been approximately $8,976,677, or $2.64 per outstanding Ordinary Share. This represents an immediate decrease in net tangible book value of $1.71 per Ordinary Share to the existing shareholders, and an immediate accretion in net tangible book value of $0.50 per Ordinary Share to investors purchasing Units in this offering.

The dilution information discussed above is illustrative only and may change based on the actual public offering price and other terms of this offering.

The following table illustrates such dilution:

Assumed public offering price per Unit	$2.14
Net tangible book value per Ordinary Share as of June 30, 2025	$4.35
Decrease in as-adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$(1.71)
As-adjusted net tangible book value per Ordinary Share immediately after this offering	$2.64
Amount of accretion in net tangible book value per Ordinary Share to new investors in the offering	$0.50

*	Based upon 660,686 Class A Ordinary Shares and 408,000 Class B Ordinary Shares as of January 26, 2026.
**

The information above reflects and assumes (i) no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of Class A Ordinary Shares that we are offering on a one-for-one basis, and (ii) no exercise of the Series A Warrants issued in this offering (including the up to 7,009,344 Class A Ordinary Shares issuable upon a “zero cash exercise” of the Series A Warrants) or any Series A Warrant resets that may take place. Also, the information above does not include proceeds from the exercise of the over-allotment option granted.

A $0.10 increase in the assumed public offering price of $2.14 per Unit would increase our as-adjusted net tangible book value as of June 30, 2025 after this offering, given the same assumptions described above, by approximately $217,000, or $0.06 per Class A Ordinary Share, and would decrease dilution to new investors by approximately $0.06 per Class A Ordinary Share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and offering expenses payable by us.

We may also increase or decrease the number of Units we are offering. An increase of 100,000 in the number of Units we are offering would increase our as-adjusted net tangible book value as of June 30, 2025, giving effect to this offering, by approximately $199,000, or approximately $0.06 per Class A Ordinary Share, and would decrease dilution to investors in this offering by approximately $0.06 per Class A Ordinary Share, given the same assumptions described above.

Each 100,000 Unit increase in the number of Units offered by us together with a concomitant $0.10 increase in the assumed public offering price of $2.14 per Unit would increase the as-adjusted net tangible book value by $0.21 per Class A Ordinary Share and the dilution to new investors by $0.21 per Class A Ordinary Share, given the same assumptions described above.

The as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Units and other terms of this offering determined at the pricing.

The following table summarizes, on an as-adjusted basis as of June 30, 2025, the differences between the number of Ordinary Shares purchased from us given the assumptions described above, the total cash consideration and the average price per Ordinary Share paid to us by existing shareholders and by new investors purchasing Units in this offering at the assumed public offering price of $2.14 per Unit, before deducting estimated underwriting discounts and estimated offering expenses payable by us:

	Ordinary Shares		Total		Average Price
	Purchased		Consideration		Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	1,068,686	31%	$3,020,759	38%	$2.83
New public investors	2,336,448	69%	5,000,000	62%	$2.14
Total	3,405,134	100%	8,020,759	100%	$2.36

To the extent that warrants, options or other securities are issued, including under our equity incentive plans, or we issue additional Ordinary Shares or preferred stock in the future, there will be further dilution to the persons being issued Ordinary Shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements wherever they appear in this prospectus. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, such as those set forth in the section entitled “Risk Factors” and elsewhere in this prospectus.

Operating Results

Comparison of Results of Operations for the Six Months Ended June 30, 2025 and 2024

Revenue

	June 30,	June 30,
	2025	2024	Change in $	Change in %
Revenue	$21,536	$9,952	$11,584	116%

Revenue for the six months ended June 30, 2025 was $21,536, an increase of $11,584, or 116%, compared to $9,952 for the same period in 2024. The increase was primarily attributable to $16,343 in sales generated through a newly established third-party internet channel, which significantly expanded the Company’s market reach and customer base, partially offset by the decrease of direct sale.

Operating Expenses

The following table summarized the operating expenses for the six months ended June 30, 2025 and 2024:

	June 30,	June 30,	Change in
	2025	2024	US$	% Change
Operating Expenses
Payroll, payroll taxes and others	$49,737	$897,698	$(847,961)	(94)%
Professional fees	349,532	257,844	91,688	36%
Depreciation and amortization	38,404	37,587	817	2%
Allowance for CECL – trade receivable, net	69	963	(894)	(93)%
Other general and administrative	239,199	142,357	96,842	68%
Total operating expenses	$676,941	$1,336,449	$(659,508)	(49)%

Operating expenses for the six months ended June 30, 2025 were $676,941, a decrease of $659,508, or 49%, compared to $1,336,449 for the same period in 2024. The decrease was primarily driven by reductions in payroll, payroll taxes, and others, partially offset by increases in professional fees and other general and administrative expenses.

Payroll, payroll taxes, and others totaled $49,737 for the six months ended June 30, 2025, representing a decrease of $847,961, or (94%), compared to $897,698 for the same period in 2024. The significant decrease was primarily attributable to stock-based compensation of $746,709 recognized in the prior year. On May 31, 2024, the Company issued 47,037 Ordinary Shares to 13 employees and officers as part of their 2024 compensation package. The shares were valued at $31.75 per share, based on the closing market price on Nasdaq as of May 31, 2024. As a result, $746,709 was recorded as payroll, payroll taxes and others for the six months ended June 30, 2024.

Professional fees, which include legal services, U.S. GAAP audit, consulting, investor relations, and other U.S. SEC filing-related costs, totaled $349,532 for the six months ended June 30, 2025. This represented an increase of $91,688, or 36%, compared to $257,844 for the same period in 2024.

Depreciation and amortization expenses totaled $38,404 for the six months ended June 30, 2025, an increase of $817, or 2%, compared to $37,587 for the same period in 2024. The increase was modest and reflects normal asset usage. As of June 30, 2025, the Company had no remaining net fixed assets in China, and currently has no plans to acquire new assets in that region.

Allowance for credit losses (“CECL”) on trade receivables was $69 for the six months ended June 30, 2025, a decrease of $894, or (93%), compared to $963 for the same period in 2024. For the six months ended June 30, 2024, the Company reported an accounts receivable balance of $197,278 and a CECL allowance of $47,068 related to its former VIE and its subsidiary. During the second half of 2024 and the six months ended June 30, 2025, the Company deconsolidated the former VIE. As a result, the current CECL allowance primarily relates to hotel income processed through a third-party web platform. As of June 30, 2025, accounts receivable from hotel income totaled $20,729. In estimating expected credit losses under CECL, the Company applies the Bank of England’s lending rate in conjunction with its historical loss rate as a forward-looking adjustment. Management believes this methodology appropriately incorporates the time value of money and reflects broader economic conditions. Receivables with similar risk characteristics are pooled for the purpose of calculating the CECL allowance.

The following CECL rates were used to calculate expected credit losses for the six months ended June 30, 2025.

Age of accounts receivable	Current
Historical loss rate	0.00%
Adjustment rate	0.35%
CECL rate	0.35%

Other general and administrative expenses totaled $239,199 for the six months ended June 30, 2025, an increase of $96,842, or 68%, compared to $142,357 for the same period in 2024. The increase was primarily driven by higher office-related expenses incurred by MDJM. Expenses attributable MDJM were $170,939 for the six months ended June 30, 2025, representing an increase of $129,964, or 317%, from $40,975 in the prior-year period. The increase in other general and administrative expenses in MDJM was partially offset by a decrease in expenses incurred by its UK subsidiaries.

Other Income

The following table summarized the other income (expenses) for the six months ended June 30, 2025 and 2024:

	June 30,	June 30,
	2025	2024	Change in US$	Change in %
(Loss) gain on foreign currency transactions	$(142,028)	$139	$(142,167)	*N/A
Gain on deconsolidation	157,555	—	157,555	*N/A
Gain on valuation of warrants	770,352	—	770,352	*N/A
Interest income	23,938	1	23,937	*N/A
Other income	—	346	(346)	*N/A
Total Other Income	$809,817	$486	$809,331	*N/A

*	N/A, percentage change is not meaningful

Foreign currency transactions are translated into the functional currency using the exchange rates in effect on the transaction dates. Resulting gains or losses are recognized in the results of operations as incurred. For the six months ended June 30, 2025 and 2024, the Company recorded a foreign currency transaction loss of $142,028 and a gain of $139, respectively.

On February 28, 2025, the Company’s Board of Directors approved the termination of the VIE Agreements with Mingda Tianjin. Subsequently, on March 1, 2025, Mingda Beijing entered into termination agreements with Mingda Tianjin and its shareholders, effectively terminating all VIE Agreements. As a result, Mingda Beijing ceased providing business support and consulting services to Mingda Tianjin and was no longer considered its beneficial owner. On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, formally completing the deregistration process and officially ending the contractual arrangements between Mingda Beijing and Mingda Tianjin. Following the deconsolidation, the Company derecognized total assets of $350 and total liabilities of $157,905, resulting in a net liability position of $157,555. This derecognition led to the recognition of a gain on deconsolidation of $157,555.

The September 2024 Series A Warrants are initially measured at fair value upon issuance and subsequently remeasured at each reporting date. Changes in fair value are recognized in the Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss) included elsewhere in this prospectus. For the six months ended June 30, 2025, the remeasurement of the September 2024 Series A Warrants resulted in a gain of $770,352.

Interest income for the six months ended June 30, 2025, was generated from the Company’s cash balance raised through a private placement. In the same period of 2024, the Company maintained a very limited cash balance; therefore, no interest income was recorded.

Net Income

	June 30,	June 30,	Change in
	2025	2024	US$	Change in %
Revenue	$21,536	$9,952	$11,584	116%
Operating expenses	(676,941)	(1,336,449)	(659,508)	(49)%
Loss from operations	(655,405)	(1,326,497)	671,092	(51)%
Other income	809,817	486	809,331	*N/A
Income (loss) Before Income Tax	154,412	(1,326,011)	1,480,423	(112)%
Income tax	—	—	—	—
Net Income (Loss)	$154,412	$(1,326,011)	$1,480,423	(112)%

*	N/A, percentage change is not meaningful

As a result of the factors discussed above, the Company reported a net gain of $154,412 for the six months ended June 30, 2025, compared to a net loss of $1,326,011 for the same period in 2024. Net income per ordinary share, both basic and diluted, was $0.15 for the six months ended June 30, 2025, compared to a net loss of $2.79 per ordinary share for the same period in 2024.

Comparison of Results of Operations for the Years Ended December 31, 2024 and 2023

Revenue

	2024	2023	Change in $	Change in %
Revenue	$48,375	$144,863	$(96,488)	(66.61)%

Revenue for the year ended December 31, 2024 was $48,375, representing a decrease of $96,488, or 67%, from $144,863 in 2023. The decline was primarily due to two factors: the absence of real estate agent income in 2024, compared to $41,954 in 2023, and because Fernie Castle remained in the design and parliamentary approval phase during 2024, resulting in reduced hotel revenue.

Operating Expenses

The following table summarized the Former PRC Entities’ operating expenses for the years ended December 31, 2024 and 2023:

	2024	2023	Change in US$	% Change
Operating Expenses
Selling expenses	$—	$63	$(63)	(100)%
Payroll, payroll taxes and others	1,792,080	572,240	1,219,840	213%
Professional fees	453,846	525,625	(71,779)	(14)%
Depreciation and amortization	75,501	76,246	(745)	(1)%
(Recovery) allowance for CECL – trade receivable, net	134,960	(159,509)	294,469	(185)%

Other general and administrative	381,903	454,355	(72,452)	(16)%
Total operating expenses	$2,838,290	$1,469,020	$1,369,270	93%

The operating expenses for the year ended December 31, 2024 were $2,838,290, reflecting an increase of $1,369,270, or 93%, compared to $1,469,020 in 2023. The increase in operating expenses was primarily driven by stock-based compensation expenses totaling $1,493,418.

Selling expenses were $nil in 2024, a decrease of $63, or 100%, from $63 in 2023. This decline was due to the absence of sales activities in the PRC market since 2023, resulting from the downturn in the Chinese real estate market, as a result of which the Company has successively shut down all domestic businesses, dissolved all project service teams, and ceased to engage in business activities in the PRC market.

Payroll, payroll taxes, and others were $1,792,080 in 2024, an increase of $1,219,840, or 213%, compared to $572,240 in 2023. The increase in payroll, payroll taxes and others was primarily attributed to stock-based compensation of $1,493,418. On May 31, 2024, the Company issued 47,037 Ordinary Shares to 13 employees and officers as part of their 2024 compensation package. The Ordinary Shares were valued at $31.75 each, based on the closing market price of the Ordinary Shares on Nasdaq on May 31, 2024. As a result, $1,493,418 was recognized as payroll, payroll taxes and others for the year ended December 31, 2024.

Professional fees consist of legal, US GAAP audit, consulting, investors relationship and other U.S. SEC filing related fees. Professional fees were $453,846 in 2024, a decrease of $71,779, or 14%, compared to $525,625 in 2023.

Depreciation and amortization expenses totaled $75,501 for the year ended December 31, 2024. This represents a decrease of $745, or 1%, from $76,246 in 2023. As of December 31, 2024, the net fixed assets remaining in China were zero. Currently, the Company does not have any plans to acquire new assets in China.

In 2024, the allowance for CECL on trade receivables was $134,960, compared to a recovery of $159,509 in 2023. As of December 31, 2024, the Company had accounts receivable of $134,960 (RMB 971,135), mainly from one vendor. Due to the downturn in China’s real estate market, management determined that recovery was unlikely and applied a 100% CECL rate to receivables outstanding for over one year in 2024.

In accordance with ASU 2016-13, the Company assesses the risk of accounts receivable in all ages and makes reservation for the risk of accounts receivable in all ages. Following CECL rates were used to calculate current expected credit losses for 2023:

Age of accounts receivable	Current	31-60 days	61-90 days	91-180 days	181-365 days	Over 365 days
Historical loss rate	0.00%	0.00%	0.00%	0.00%	5.00%	20.00%
Adjustment	0.38%	0.76%	1.14%	1.26%	2.53%	4.55%
CECL rate	0.38%	0.76%	1.14%	1.26%	7.53%	24.55%

Other general and administrative expenses totaled $381,903 for the year ended December 31, 2024, representing a decrease of $72,452, or 16%, from $454,355 in 2023. Other general and administrative expenses related to UK operations were $168,883, representing a decrease of $86,650, or 34%, from $255,533 in 2023, which reflected the Company’s cost-control efforts in the UK.

Net Income

	2024	2023	Change in US$	Change in %
Revenue	$48,375	$144,863	$(96,488)	(67)%
Operating expenses	2,838,290	1,469,020	1,369,270	93%
(Loss) income from operations	(2,789,915)	(1,324,157)	(1,465,758)	111%
Interest and other income (expense), net	346	155,796	(155,450)	(100)%
Gain (loss) on sale of asset	(1,369)	(12)	(1,357)	*N/A
Gain on deconsolidation	14,404	—	14,404	*N/A
Loss on valuation of warrants	(493,274)	—	(493,274)	*N/A
Gain (loss) on foreign currency transactions	80,603	18,762	61,841	330%
Total other income and expenses	(399,290)	174,546	(573,836)	(329)%
Loss before income tax	(3,189,205)	(1,149,611)	(2,039,594)	177%
Provision for income tax	—	(10,835)	10,835	*N/A
Net loss	$(3,189,205)	$(1,160,446)	$(2,028,759)	175%

*	N/A, percentage change is not meaningful

Total other expenses were $399,290 in 2024, compared to net other income of $174,546 in 2023, reflecting a change of $573,836. The increase in other expenses was primarily due to a $493,274 loss on the valuation of warrants. The Company accounts for its outstanding warrants as liabilities on the balance sheet. These warrants are measured at fair value upon issuance and are subsequently remeasured at each reporting date, with changes in fair value recognized in the statement of operations. As of December 31, 2024, the fair value of the warrant liabilities was $1,424,932, which is presented as a current liability on the balance sheet.

Our net loss was $3,189,205 in 2024, an increase of $2,028,759, or 175%, compared to a net loss of $1,160,446 in 2023. The increase in our net loss in 2024 mainly resulted from a $96,488, or 67%, decline in revenue, a $1,369,270, or 93%, increase in operating expenses, and a $573,836, or 329%, increase in other expenses, as discussed above.

Comparison of Results of Operations for the Years Ended December 31, 2023 and 2022

Revenue

	2023	2022	Change in $	Change in %
Revenue	$144,863	$450,634	$(305,771)	(68)%

The revenue for the year ended December 31, 2023, was $144,863, a decrease of $305,771, or 68%, from $450,634 in 2022. The decrease of the revenue for 2023 was primarily attributed to the shrinking of sales in new residential housing market in the PRC; the real estate agent income in 2023 was $41,954, a decrease of $392,417, or 90%, compared to $434,371 in 2022. The Company is shifting its focus to the UK and other non-PRC markets. As a result, the Former PRC Entities acquired no new projects in 2023 and have not acquired any new projects in 2024. The Company acquired two new properties in the UK, which started generating income in 2023. Revenue from the UK hotel and related businesses totaled $102,909, marking an increase of $86,646, or 533%, compared to $16,263 in 2022. This significant growth is attributable to the newly acquired properties in the UK. The Company is optimistic about its UK operations and is transforming itself into a hub for artisan exchanges, art shows, and sales.

Operating Expenses

The following table summarized the Former PRC Entities’ operating expenses for the years ended December 31, 2023 and 2022:

	2023	2022	Change in US$	% Change
Operating Expenses
Selling expenses	$63	$10,219	$(10,156)	(99)%
Payroll, payroll taxes and others	572,240	1,370,972	(798,732)	(58)%
Professional fees	525,625	555,657	(30,032)	(5)%
Depreciation and amortization	76,246	36,243	40,003	110%
(Recovery) allowance for CECL – trade receivable, net	(159,509)	165,464	(324,973)	(196)%
Other general and administrative	454,355	261,610	192,745	74%
Total operating expenses	$1,469,020	$2,400,165	$(931,145)	(39)%

The operating expenses for the year ended December 31, 2023 were $1,469,020, a decrease of $931,145, or 39%, from $2,400,165 in 2022. The decline in operating expenses was a direct reflection of the decline in revenue.

Selling expenses were $63 in 2023, a decrease of $10,156, or 99%, from $10,219 in 2022, the Former PRC Entities continued to reduce their selling activities in 2023, due to the depressed Chinese real estate market.

Payroll, payroll taxes, and others were $572,240 in 2023, a decrease of $798,732, or 58%, compared to $1,370,972 in 2022. In response to a shrinking market, the Former PRC Entities have reduced sales and other staff. On December 31, 2023, the Company had 11 employees, unchanged from 11 on December 31, 2022. Accordingly, the payroll, payroll taxes, and other related employment expenses decreased.

Professional fees consist of legal, US GAAP audit, consulting, investors relationship and other U.S. SEC filing related fees. Professional fees were $525,625 in 2023, a decrease of $30,032, or 5%, compared to $555,657 in 2022. The decrease in the Company’s professional fees reflected the Company’s efforts to control the costs.

Depreciation and amortization expenses totaled $76,246 for the year ended December 31, 2023. This represents an increase of $40,003, or 110%, from $36,243 in 2022. The substantial rise in depreciation expenses was primarily due to the depreciation of real estate properties in the UK. As of December 31, 2023, the net assets remaining in China were approximately $2,000. Currently, the Company does not have any plans to acquire new assets in China. In 2023, the allowance for CECL on trade receivables, net, recorded a recovery of $159,509, compared to an allowance of $165,464 in 2022. This recovery was primarily due to the successful collection of accounts receivable that had previously been written off based on management’s judgment. It is important to note that this recovery is not an accounting adjustment resulting from the adoption of ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”).

The Company implemented this standard at the start of the fiscal year on January 1, 2023. In accordance with ASU 2016-13, the Company assesses the risk of accounts receivable in all ages and makes reservation for the risk of accounts receivable in all ages. Following CECL rates were used to calculate current expected credit losses:

Age of accounts receivable	Current	31-60 days	61-90 days	91-180 days	181-365 days	Over 365 days
Historical loss rate	0.00%	0.00%	0.00%	0.00%	5.00%	20.00%
Adjustment	0.38%	0.76%	1.14%	1.26%	2.53%	4.55%
CECL rate	0.38%	0.76%	1.14%	1.26%	7.53%	24.55%

Other general and administrative expenses totaled $454,355 for the year ended December 31, 2023, representing an increase of $192,745, or 74%, from $261,610 in 2022. Expenses related to UK operations were $255,533, representing a significant increase of $147,031, or 136%, from $108,502 in 2022, which reflected the Company’s efforts to strengthen its operations in the UK.

Net Income

	2023	2022	Change in US$	Change in %
Revenue	$144,863	$450,634	$(305,771)	(68)%
Operating expenses	1,469,020	2,400,165	(931,145)	(39)%
(Loss) income from operations	(1,324,157)	(1,949,531)	625,374	(32)%
Interest and other income (expense), net	155,796	(15,604)	171,400	(1,098)%
Gain (loss) on sale of asset	(12)	10,954	(10,966)	(100)%
Loss on deconsolidation	—	(240,431)	240,431	(100)%
Gain (loss) on foreign currency transactions	18,762	43,548	(24,786)	(57)%
Total other income and expenses	174,546	(201,533)	376,079	(187)%
Income before income tax	(1,149,611)	(2,151,064)	1,001,453	(47)%
Provision for income tax	(10,835)	(3,020)	(7,815)	259%
Net income	$(1,160,446)	$(2,154,084)	$993,638	(46)%

The Company’s net loss was $1,160,446 in 2023, a decrease of $993,638, or 46%, compared to a net loss of $2,154, 084 in 2022. The decrease in our net loss in 2023 mainly resulted from a 68% decrease in revenue and a $931,145, or 39%, decrease in operating expenses discussed above.

Mingda Tianjin closed its branch office located in Suzhou in 2022. This entity was deconsolidated from the Company’s consolidated financial statements. The Company recognized a loss of $0 and $240,431 in its consolidated financial statements dated December 31, 2023 and 2022, respectively.

Taxation

The Company and its subsidiaries do not conduct business in the United States, so no United States income tax is imposed upon the Company and its subsidiaries.

MDJM was incorporated under the laws of the Cayman Islands. Under the current laws of the Cayman Islands, the Company and its subsidiaries are not subject to income tax or capital gains tax. In addition, dividends paid by the Company to its shareholders are not subject to Cayman Islands withholding tax. For the six months ended June 30, 2025, MDJM reported net income of $271,219, which primarily resulted from a $770,352 gain on the revaluation of warrants, partially offset by operating expenses. As the Company is not subject to income taxes in its jurisdiction of incorporation, no provision for current or deferred income tax has been recorded in the accompanying unaudited condensed consolidated financial statements.

MDJH Hong Kong was incorporated under the laws of Hong Kong and is subject to the uniform tax rate of 16.5%. Under Hong Kong tax law, it is exempted from the Hong Kong income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on the remittance of dividends. MDJH Hong Kong did not have significant activities in Hong Kong for the six months ended June 30, 2025 and 2024.

MD UK and Mansions were incorporated in the UK. A UK company will be subject to UK corporation tax on its income and capital profits. The normal rate of corporation tax was 19% for the financial year beginning April 1, 2021 and was maintained at this rate for the financial year beginning April 1, 2022. From April 1, 2023, the main rate of corporation tax increased from 19% to 25%, and a new 19% small profits rate of corporation tax was introduced for companies whose profits do not exceed 50,000 GBP.

MD Japan was incorporated under the laws of Japan and is not yet subject to any Japanese taxation as it has not commenced its operations yet.

MD German was incorporated under the laws of German and is not yet subject to any German taxation as it has not commenced its operations yet.

The Company conducted substantially all of its business in the PRC through its former VIE prior to 2023. The former PRC entities located in the PRC are subject to PRC income taxes, a standard tax rate of 25%. At the beginning of 2019, China State Administration of Taxation issued an income tax abatement policy to small business with taxable income less than RMB 3 million, number of employees less than 300, and total assets less than RMB 50 million for the tax periods from January 1, 2019 to December 31, 2021. According to the tax abatement policy, the income tax rate was reduced to 5% for small businesses with a taxable income less than RMB1 million, the income tax rate was reduced to 10% for small business with taxable income from RMB1 million to RMB3 million. From January 1, 2022 to December 31, 2027, income tax rate is 5% for small business with taxable income between RMB1 million to RMB3 million. The Company is qualified to receive the above tax abatement.

The Company adopted ASC 740-10-25 Accounting for Uncertainty in Income Taxes and such adoption did not have any material impact on the accompanying consolidated financial statements. The Company, through its former PRC entities, were principally engaged in the business operations located in the PRC and therefore, were subject to income taxes in the PRC. Tax regulations are subject to interpretation of the related tax laws and regulations and require significant judgment to apply. All tax positions taken, or expected to be taken, continue to be more likely than not ultimately settled at the full amount claimed. The Company’s tax filings are subject to the PRC tax bureau’s examination for a period of up to five years. The Company is not currently under any examination by the PRC tax bureau.

Deferred income tax assets are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income in the period of the enactment of the change.

There was no provision for income tax for the six months ended June 30, 2025 and 2024.

The provision for income tax for the years ended December 31, 2024, 2023, and 2022 were summarized as follows:

	2024	2023	2022
Current	$—	$—	$—
Deferred tax adjustment	—	10,835	3,020
Total income tax	$—	$10,835	$3,020

Deferred tax assets were as follows:

Deferred Tax Assets:	June 30, 2025	December 31, 2024	December 31, 2023	December 31, 2022
Allowance for CECL - trade receivable	$14	$—	$11,800	$17,602
Net operating loss - China	3,438	633,856	475,900	302,238
Net operating loss - UK	194,762	148,523	110,215	41,141
Deferred tax assets	198,214	782,379	597,915	360,981
Valuation allowance	(198,214)	(782,379)	(597,915)	(349,860)
Net deferred tax assets	$—	$—	$—	$11,121

The Company deconsolidated the former VIE from its unaudited condensed consolidated financial statements on March 5, 2025. As a result, approximately $2.4 million of accumulated net operating losses was removed from the deferred tax asset calculation.

Reconciliation of the statutory income tax rate and the Company’s effective income tax rate for the six months ended June 30, 2025 and 2024, respectively, were as follows:

	2025	2024
China
Hong Kong statutory income tax rate	16.50%	16.50%
Valuation allowance recognized with respect to the loss in Hong Kong Company	(16.50)%	(16.50)%
PRC statutory income tax rate	25.00%	25.00%
Valuation allowance recognized with respect to the loss in PRC Company	(25.00)%	(25.00)%
Effect of valuation and deferred tax adjustments	0.00%	0.00%
Effective rate	0.00%	0.00%

United Kingdom
UK statutory income tax rate	19.00%	19.00%
Valuation allowance recognized with respect to the loss in UK	(19.00)%	(19.00)%
Effect of valuation and deferred tax adjustments	0.00%	0.00%
Effective rate	0.00%	0.00%

Reconciliation of the statutory income tax rate and the Company’s effective income tax rate for the years ended December 31, 2024, 2023, and 2022, respectively, were as follows:

	2024	2023	2022
China
Hong Kong statutory income tax rate	16.50%	16.50%	16.50%
Valuation allowance recognized with respect to the loss in Hong Kong Company	(16.50)%	(16.50)%	(16.50)%
PRC statutory income tax rate	25.00%	25.00%	25.00%
Valuation allowance recognized with respect to the loss in PRC Company	(25.00)%	(25.00)%	(25.00)%
Effect of valuation and deferred tax adjustments	0.00%	(1.65)%	0.00%
Effective rate	0.00%	(1.65)%	0.00%

United Kingdom
UK statutory income tax rate	19.00%	19.00%	19.00%
Valuation allowance recognized with respect to the loss in UK	(19.00)%	(19.00)%	(19.00)%
Effect of valuation and deferred tax adjustments	0.00%	0.00%	(1.65)%
Effective rate	0.00%	0.00%	(1.65)%

Impact of Inflation

In recent years, inflation has not had a material impact on our results of operations.

Impact of Foreign Currency Fluctuations

The subsidiaries in the UK maintain their books and records in GBP, while the former PRC entities maintained their books and records in RMB. Our reporting currency is USD. For consolidation purposes, we generally translate assets and liabilities into USD at exchange rates in effect on the balance sheet date, and income statement items at average exchange rates for the reporting period. Adjustments resulting from the translation of their financial statements are recorded as accumulated other comprehensive income (loss). The foreign currency translation could materially affect our financial condition and results of operations due to the fluctuation of exchange rate. The exchange rates in effect are shown below:

	June 30,	June 30,	December 31,	December 31,	December 31,
	2025	2024	2024	2023	2022
1 US$ = RMB
At end of the period – RMB	7.1636	7.2672	7.2993	7.0999	6.8987
Average rate for the period ended – RMB	7.2520	7.2151	7.1957	7.0809	6.7347

1 US$ = GBP
At end of the period – GBP	0.7288	0.7911	0.7987	0.7847	0.8315
Average rate for the period ended – GBP	0.7703	0.7904	0.7824	0.8039	0.8121

We did not have any foreign currency investments hedged by currency borrowings or other hedging instruments for the six months ended June 30, 2025 and 2024, and for the years ended December 31, 2024, 2023, and 2022.

Liquidity and Capital Resources

Our principal sources of cash were revenue from the former PRC entities’ agency sales and revenue from hotel and rental management in the UK. Most of our cash resources were used to fund our revenue related expenses, such as salaries and commissions paid to the PRC and the UK operating entities’ sales force, daily administrative expenses, and the maintenance of regional offices.

As of June 30, 2025, we had cash and cash equivalents of $1,306,100, which were all located outside of the PRC. Working capital totaled $1,081,128.

The following table sets forth a summary of changes in our working capital for the six months ended June 30, 2025 and the year ended December 31, 2024:

Working Capital	June 30, 2025	December 31, 2024	Change in $	Change in %
Total current assets	1,648,626	1,944,193	(295,567)	(15)%
Total current liabilities	567,498	1,626,410	(1,058,912)	(65)%
Working Capital	$1,081,128	$317,783	$763,345	240%

As of June 30, 2025, the Company’s working capital was $1,081,128, representing an increase of $763,345, or approximately 240%, compared to $317,783 as of December 31, 2024.

Total current assets were $1,648,626 as of June 30, 2025, representing a decrease of $295,567, or approximately 15%, from $1,944,193 as of December 31, 2024. The decline was primarily attributable to cash used in operations, partially offset by increases in accounts receivable, prepayments, and other receivables.

Total current liabilities were $567,498 as of June 30, 2025, representing a decrease of $1,058,912, or approximately 65%, from $1,626,410 as of December 31, 2024. This significant reduction was primarily driven by the revaluation of the September 2024 Series A Warrant liabilities. The Company accounts for its outstanding September 2024 Series A Warrants as liabilities due to their derivative features. These warrants are initially measured at fair value upon issuance and subsequently remeasured at each reporting date, with changes in fair value recognized in the statement of operations. As of June 30, 2025, the fair value of the warrant liabilities was $528,400, which is presented as a current liability on the balance sheet.

The warrant liabilities are non-cash accounting items and do not represent obligations that will require the use of the Company’s cash resources.

Management believes that the Company’s current cash position, combined with other components of working capital, will be sufficient to support ongoing operations and meet financial obligations as they come due over the 12-month period following June 30, 2025, assuming the successful execution of the Company’s business plans.

Cash Flows for the Six Months ended June 30, 2025 Compared to the Six Months Ended June 30, 2024

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Comparison of cash flows results for the six months ended June 30, 2025 and 2024 are summarized as follows:

			Changes (decreased) /
	June 30, 2025	June 30, 2024	increased
Net cash used in operating activities	$(804,885)	$(404,554)	$(400,331)
Net cash used in investing activities	(41,034)	(13,325)	(27,709)
Net cash provided by financing activities	324,000	—	324,000
Effect of changes of foreign exchange rate	1,185	(1,385)	2,570
Net decrease in cash and cash equivalents	$(520,734)	$(419,264)	$(101,470)

Operating activities

Net cash used in operating activities for the six months ended June 30, 2025, was $804,885. This amount reflects net income of $154,412, non-cash negative adjustments totaling $747,406, and net negative changes in operating assets and liabilities of $211,891. The negative adjustments included: a $19,612 increase in accounts receivable, a $31,464 increase in other receivables, a $154,566 increase in prepaid expenses, a $13,400 decrease in accounts payable and accrued expenses, and a $3,243 decrease in related party payables. These were partially offset by positive adjustments, including a $2,917 increase in Value Added Tax (“VAT”) and other tax payables and a $7,477 increase in deferred income.

Net cash used in operating activities for the six months ended June 30, 2024, was $404,554. This amount reflects a net loss of $1,326,011, non-cash positive adjustments totaling $785,120, and net positive changes in operating assets and liabilities of $136,337. Positive adjustments included a $9,294 decrease in accounts receivable, a $492 decrease in other receivables, a $142,635 increase in accounts payable and accrued expenses, a $6,605 increase in VAT and other tax payables, a $12,205 increase in related party payables, and a $8,349 increase in deferred income. These were partially offset by a negative adjustment of a $43,243 increase in prepaid expenses.

Investing activities

The purchase of property and equipment, including vehicle, office equipment, and software, was $40,916 and $13,325 for the six months ended June 30, 2025 and 2024, respectively.

In connection with the deconsolidation of the former VIE in March 2025, the Company derecognized $118 in cash.

On May 14, 2024, the Company issued 935 Ordinary Shares to a third-party consultant as consideration for signing a service contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK. The shares were valued at $26.50 per share, based on the closing market price of the Ordinary Shares on Nasdaq on May 14, 2024. As a result, $24,761 was recognized as construction in progress. The number of shares issued and price per share for these shares are retroactively adjusted to reflect the Reverse Stock Split in April 2025.

Financing activities

In February 2025, investors exercised 60,000 September 2024 Series A Warrants at an exercise price of $5.40 per warrant. The Company received cash proceeds of $324,000, which were recorded in equity.

Cash Flows for the Year ended December 31, 2024, Compared to the Year Ended December 31, 2023

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Comparison of cash flows results for the years ended December 31, 2024 and 2023 are summarized as follows:

			Changes
	2024	2023	(decreased) / increased
Net cash (used in) operating activities	$(1,060,717)	$(599,365)	$(461,352)
Net cash (used in) investing activities	(35,748)	(38,784)	3,036
Net cash (used in) provided by financing activities	2,426,460	(363,089)	2,789,549
Effect of changes of foreign exchange rate	(6,666)	71,585	(78,251)
Net decrease in cash and cash equivalents	$1,323,329	$(929,653)	$2,252,982

Operating activities

Net cash used in operating activities for the year ended December 31, 2024 was $1,060,717. This consisted of a net loss of $3,189,205, noncash positive adjustments of $2,103,515, and a net positive adjustment in operating assets and liabilities of $24,973. The positive adjustments included: a $9,374 decrease in accounts receivable, a $2,536 decrease in other receivable, an increase in accounts payable and accrued expenses of $113,976, an increase in VAT and other tax payable of $4,424, and an increase in related party payable of $3,444. The negative adjustments included: a $107,295 increase in prepaid expenses and a $1,486 decrease in deferred income.

Net cash used in operating activities for the year ended December 31, 2023 was $(599,365), consisting of a net loss of $1,160,446, noncash negative adjustments of $177,091, and a net positive adjustment in our operating assets and liabilities of $738,172. The positive adjustments included: a decrease in accounts receivable of $935,537, resulting from the collection of past due of accounts receivable and reduced sales in 2023, a $15,726 decrease in prepaid expenses, and an increase in deferred income of $1,847. The negative adjustments included: a $2,051 increase in other receivable, a $207,250 decrease in accounts payable and accrued expenses, majorly payroll and bonus payable, and a $5,637 decrease in VAT and other tax payable.

Investing activities

The purchase of property and equipment, including vehicle, office equipment, and software, was $35,748 and $106,544 for the years ended December 31, 2024 and 2023, respectively.

On May 14, 2024, the Company issued 23,360 Ordinary Shares to a third-party consultant as consideration for signing a service contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK. The shares were valued at $1.06 per share, based on the closing market price of the Ordinary Shares on Nasdaq on May 14, 2024. As a result, $24,761 was recognized as construction in progress.

On August 26, 2024, the Company issued 23,360 Ordinary Shares to another third-party consultant as consideration for signing a service contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK. The shares were valued at $1.12 per share, based on the closing market price of the Ordinary Shares on Nasdaq on August 26, 2024. As a result, $26,164 was recognized as construction in progress,

The Company received $nil and $1,384 proceeds from the disposal of partial assets located in the PRC in 2024 and 2023, respectively. The Company received repayment of $nil and $66,376 from a loan receivable for the years ended December 31, 2024 and 2023, respectively.

Financing activities

On September 18, 2024, the Company completed a private placement with several investors, issuing a total of 108,889 units at an offering price of $22.50 per unit, for gross proceeds of $2,450,002. After deducting private placement costs of $256,500, the Company received net cash proceeds of $2,193,502. In addition, the Company received $232,958 from the exercise of Series A and Series B warrants, which were issued as part of the private placement.

From October 31, 2024 to November 7, 2024, the investors fully exercised their Series B warrants, resulting in the issuance of a total of 342,303 Ordinary Shares by the Company. Of the total Series B warrants exercised, 274,445 units of Series B warrants were determined by the floor price of $5.40 per share, while 67,858 units were determined by a price of 90% of the lowest trading price of the Ordinary Shares over the preceding ten-day period, which was slightly higher than the floor price. As the Series B warrants are designed for anti-dilution protection, the exercise price was $0.025 per unit. Accordingly, the Company received $8,558 in cash, representing the aggregate par value of the shares issued.

The exercise price of Series A Warrants was adjusted downward from the original $33.75 per share to $5.40 per share following the exercise of the Series B Warrants. Consequently, the total number of Series A Warrants increased from 108,889 to 680,557. Between November 7, 2024, and December 18, 2024, four investors exercised a total of 41,556 Series A Warrants, generating cash proceeds of $224,400 for the Company. As of December 31, 2024, 15,975,012 Series A Warrants remained outstanding, with a fair value of $1,424,932 recorded as a current liability.

For the year ended December 31, 2023, the Company repaid short term loans in the amount of $363,089.

Cash Flows for the Year ended December 31, 2023, Compared to the Year Ended December 31, 2022

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Comparison of cash flows results for the years ended December 31, 2023 and 2022 are summarized as follows:

			Changes
	2023	2022	(decreased) / increased
Net cash (used in) operating activities	$(599,365)	$(1,587,117)	$987,752
Net cash (used in) investing activities	(38,784)	(3,109,449)	3,070,665
Net cash (used in) provided by financing activities	(363,089)	381,754	(744,843)
Effect of changes of foreign exchange rate	71,585	4,288	67,297
Net decrease in cash and cash equivalents	$(929,653)	$(4,310,524)	$3,380,871

Operating activities

Net cash used in operating activities for the year ended December 31, 2023 was $(599,365), consisting of a net loss of $1,160,446, noncash negative adjustments of $177,091, and a net positive adjustment in our operating assets and liabilities of $738,172. The positive adjustments included: a decrease in accounts receivable of $935,537, resulting from the collection of past due of accounts receivable and reduced sales in 2023, a $15,726 decrease in prepaid expenses, and an increase in deferred income of $1,847. The negative adjustments included: a $2,051 increase in other receivable, a $207,250 decrease in accounts payable and accrued expenses, majorly payroll and bonus payable, and a $5,637 decrease in VAT and other tax payable.

Net cash used in operating activities for the year ended December 31, 2022 was $1,587,117, consisting of a net loss of $2,154,084, noncash positive adjustments of $411,897, and a net positive adjustment in our operating assets and liabilities of $155,070. The positive adjustments included: a decrease in accounts receivable of $815,839, resulting from the collection of past due of accounts receivable and reduced sales in 2022, and a $5,914 decrease in prepaid expenses. The negative adjustments included: a $2,788 increase in other receivable, a $537,442 decrease in accounts payable and accrued expenses, majorly payroll and bonus payable, a $125,453 decrease in VAT and other tax payable, and a $1,000 decrease in deferred income.

Investing activities

The purchase of property and equipment, including vehicle, office equipment, and software, was $106,544 and $3,140,798 for the years ended December 31, 2023 and 2022, respectively.

The Company received $1,384 and $30,607 proceeds from the disposal of partial assets located in the PRC in 2023 and 2022, respectively. The Company received repayment of $66,376 and $742 from a loan receivable for the years ended December 31, 2023 and 2022, respectively.

Financing activities

Mingda Tianjin borrowed a $148,485 (RMB1,000,000 at the 2022 average exchange rate) short-term loan from the China Construction Bank and $233,269 (RMB1,571,000 at the 2022 average exchange rate) from an unrelated individual as working capital in 2022. The Company repaid short-term loans in full in 2023.

Capital Expenditures

We incurred capital expenditures of $40,916 and $13,325 for the six months ended June 30, 2025 and 2024, respectively. The capital expenditure was primarily related to our UK operations, for the improvements and renovations of real properties.

We incurred capital expenditures of $35,748, $106,544, and $3,140,798 for the years ended December 31, 2024, 2023, and 2022, respectively. The capital expenditures in 2024 were primarily related to our UK operations, for the improvements and renovations of real properties. The capital expenditures in 2023 were primarily related to the building fixtures, facilities, landscaping, and improvement. The 2022 expenditures were primarily related to real properties purchased in the UK.

Contractual Obligations

As of June 30, 2025, the Company had 579,001 September 2024 Series A Warrants outstanding, which were issued in connection with the private placement completed on September 18, 2024. The Company classifies these outstanding warrants as liabilities on the balance sheet due to their derivative characteristics. The warrants are initially measured at fair value upon issuance and are subsequently remeasured at each reporting date, with changes in fair value recognized in the statement of operations. As of June 30, 2025, the fair value of the warrant liabilities was $528,400, which is presented as a current liability on the balance sheet. The September 2024 Series A Warrants are set to expire on March 20, 2028.

Lease Commitments

On January 1, 2023, Mansions signed a lease agreement with MD UK to rent the “Fernie Castle,” a property owned by MD UK, as the site of hotel. The rent is approximately $240,000 (GBP182,500), VAT exclusive, per annum. The rent is paid monthly on the 25th day of the month. Mansions is responsible for its operation expenses, building maintenance and repair of the property rented. The lease has no definite termination date but can be terminated by either party by submitting one-month notice in advance without penalty. When the lease is terminated, the rented property should be returned to MD UK.

On January 1, 2023, Mansions signed a lease agreement with MD UK to rent the “Robin Hill,” a property owned by MD UK, as the site of hotel. The rent is approximately $196,000 (GBP151,000), VAT exclusive, per annum. The rent is paid monthly on the 25th day of the month. Mansions is responsible for its operation expenses, building maintenance and repair of the rented property. The lease has no definite termination date but can be terminated by either party by submitting one-month notice in advance without penalty. When the lease is terminated, the rented property should be returned to MD UK.

Mansions and MD UK are related companies under common control. ASC 842 requires entities to determine whether a related-party arrangement between entities under common control is a lease on the basis of the legally enforceable terms and conditions of the arrangement. The accounting for a lease depends on the enforceable rights and obligations of each party as a result of the contract. A lease is no longer considered enforceable when either party (i.e., lessee or lessor) can terminate the lease without permission from the other party and with no more than an insignificant penalty (ASC 842-10-55-23). The management believes that lease agreements between Mansions and MD UK are not legally enforceable since both Mansions and MD UK is under common control, the lease can be terminated at any time as needed for business purposes without any penalty. Therefore, the Company did not apply the ASC 842 lessee and lessor accounting to the leases between Mansions and MD UK.

All related party rental income and expenses have been eliminated in the unaudited condensed consolidated financial statements.

Trend Information

From its inception to the deconsolidation of the former VIE in March 2025 real estate agent service income from Mingda Tianjin had been a major source of revenue for the Company in the PRC market. However, this revenue declined sharply in recent years — decreasing by 90.34% in 2023 compared to 2022. The decline was primarily attributable to the tightening policies imposed on the PRC real estate market in recent years. As a result, the Company was unable to engage in new real estate sales projects in the PRC, leading to zero revenue from agent services for the year ended December 31, 2024.

In response to the shrinking sales in the new residential housing market in the PRC, the Company has shifted its focus to the UK and other non-PRC markets. In August 2022, the Company purchased Fernie Castle, a property located in Scotland, with plans to remodel it into a multi-functional cultural venue featuring a fine dining restaurant, hotel, wedding event spaces, and gardens. In December 2022, the Company acquired a second property in Torquay, England (the “Robin Hill Property”), with plans to remodel and operate it as a hotel with restaurant facilities. Fernie Castle is currently under renovation, while the Robin Hill Property is open to the public.

To achieve these goals, the Company needs to secure experts and skilled workers from the local UK market and obtain long-term financial support. However, there is no guarantee that these new ventures will be profitable in the short to medium term, nor that the Company will have sustainable financial resources to support long-term operations. Additionally, the continuous increase in energy costs, labor shortages in the UK, and the ongoing war in Ukraine are expected to have negative impacts on the Company’s operations in the UK.

Factors Affecting Our Results of Operations

Our operating results through the UK subsidiaries are subject to general conditions typically affecting the real estate services industry, including changes in governmental policies and laws affecting real estate and real estate financing, uneven economic growth and development across different regions of the UK, supply of and demand for housing and other types of property in local markets, entry barriers and competition from other real estate services companies, and increases in operating costs and expenses due to inflation and other factors. Unfavorable changes in any of these general conditions could negatively affect the UK subsidiaries; the number of customers visiting the hotels and other properties managed by them and otherwise adversely affect their results of operations. Our operating results are more directly affected by company-specific factors, including the UK subsidiaries’ revenue growth and ability to effectively manage their operating costs and expenses.

Economic and Political Risks

Our current operations are conducted through the UK subsidiaries in the UK. Accordingly, our business, financial conditions, and results are influenced by political, economic, and legal environment of the UK. Our results may be affected by changes in the political and social conditions in the UK, and by changes in governmental policies with respect to laws and regulations, industry production regulations and guidance, anti-inflationary measures, currency conversions, remittances abroad, and rates and methods of taxation, among other things.

Critical Accounting Estimates

Basis of consolidation

These interim condensed consolidated financial statements are unaudited. In the opinion of management, all adjustments consisting of normal recurring accruals and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included. The results reported in the unaudited condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year.

The unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

These unaudited condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 14, 2025.

The condensed consolidated balance sheet as of December 31, 2024, included herein has been derived from the audited consolidated financial statements as of December 31, 2024, but does not include all disclosures required by the U.S. GAAP.

The accompanying condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, and the former VIE (from January 1, 2025 to March 5, 2025). All significant inter-company accounts and transactions have been eliminated on consolidation.

The Company evaluates each of its interests in private companies to determine whether or not the investee is a VIE and, if so, whether the Company is the primary beneficiary of such former VIE. In determining whether the Company is the primary beneficiary, the Company considers if the Company (i) has the power to direct the activities that most significantly affect the economic performance of the former VIE, and (ii) receives the economic benefits of the former VIE that could be significant to the former VIE. If deemed the primary beneficiary, the Company consolidates the former VIE.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from such estimates. Significant accounting estimates reflected in the Company’s financial statements include useful lives and valuation of long-lived assets, allowance for CECL - trade receivable, assumptions related to the consolidation of entities in which the Company holds variable interests, valuation allowance on deferred tax, valuation on stock-based compensation and valuation on derivative liabilities.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date;

Level 2 – Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data; and

Level 3 – Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, other receivables, prepaid expenses, accounts payable and accrued liabilities, income tax payable, and other taxes payable approximate their fair value based on the short-term maturity of these instruments.

Cash, Cash Equivalents, and Restricted Cash

Cash and cash equivalents include cash on hand and all highly liquid investments with an original maturity of three months or less.

The Company maintains cash and cash equivalents with various commercial banks in the UK. Cash held in the UK is denominated in GBP and is freely transferable out of the UK.

The Company maintains cash and cash equivalents with various commercial banks within the PRC. Cash in the PRC denominated in RMB may not be freely transferable to out of the PRC because of exchange control regulations or other reasons. Such restricted cash amounted to $0 and $193 as of June 30, 2025 and December 31, 2024, respectively. The Company has not experienced any losses in the bank accounts and believes it is not exposed to any risks on its cash held in PRC banks.

Property and Equipment, Net

Property and equipment are carried at cost, less accumulated depreciation. Costs include any incremental costs that are directly attributable to the construction or acquisition of the item of property and equipment. Maintenance and repairs are expensed as incurred, while major maintenance and remodeling costs are capitalized if they extend the useful life of the asset. Depreciation is computed using the straight-line method over the estimated useful lives.

When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in the results of operations.

Classification	Estimated Useful Life
Buildings and leasehold improvement	50 years
Building fixtures, furniture and landscaping	4 to 10 years
Office Equipment and Fixtures	3 to 5 years
Software	2 or 10 years
Vehicles	4 or 5 years

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company determines revenue recognition through the following five steps: (1) identification of the contract, or contracts, with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, we satisfy a performance obligation.

The Former PRC Entities’ service contracts typically include the terms of parties, services to be provided, service covered period, details of service fee calculation, and terms or conditions when services are to be paid. The performance obligation of the Former PRC Entities is clearly defined as to the sale of real properties specified in the contracts. The performance obligation is satisfied when at the point of closing of the sales contract with each property buyer is completed and when the developer receives the proceeds from the sales (cash and/or bank loans). The commission fee is determined based on the total value of the property sold multiplied by the commission rate agreed upon in the contracts. The commission rates vary among developers. The payment terms also vary with certain developers dividing the contracts into several phases and making payment when a phase has been completed. These variable considerations will not change the calculation of the commission fee. The transaction price is determined based on the commission rate and properties sold.

Prior to 2023, the Company’s major revenue is generated by commission fees from selling real estate properties since its inception. Commission revenue from property brokerage is recognized when: (i) the Former PRC Entities have completed their performance obligation to sell properties per contract, (ii) the property developer and the buyer completed a property sales transaction and the developer received a full or partial amount of proceeds from the buyer or full payment from the banker if mortgaged, and (iii) the property developer granted confirmation to the Former PRC Entities to issue an invoice per contract. The Company recognizes revenue net of VAT.

The Company did not handle any monetary transactions nor act as escrow intermediary between the developers and the buyers. Certain sales contracts allow developers to withhold a certain percentage of the total commission for a certain period as a risk fund to cover potential damage caused by the sales activities of the Former PRC Entities. In these circumstances, the Company’s operating performance obligations are not fulfilled until the withholding period has passed. Since the amount being withheld is the risk of loss from the sales transaction, the Company records the amount withheld by developers as deferred income and will recognize the income when the withholding period has passed, and the amount withheld is confirmed by the developers.

The Company engages in the business of managing rental properties through its UK subsidiary, Mansions, which commenced operations in August 2021. Revenue from one-time referral fees paid by tenants is recognized proportionally over the lease term. The Company recognizes this revenue when both of the following conditions are met: (a) the lease agreement has been executed, and (b) the tenant has made its first payment. Mansions also provides property management services to tenants and collects service fees for these services. Management service fees are recognized on a monthly basis. Any prepayment of monthly service fees is recorded as deferred income until the related services are provided.

The Company engages in the hotel business through its UK subsidiaries, which began operations in May 2023. Revenue from hotel operations is recognized in accordance with ASC 606. Revenue is recognized when control of goods and services is transferred to the customer, typically at the point in time when the customer consumes or utilizes the services provided by the Company’s hotels. The Company’s revenue streams from hotel operations primarily consist of room sales, food and beverage services, event space rentals, and other ancillary services. The revenue recognition for these streams is as follows:

Room Sales: Revenue from room sales is recognized over the duration of the customer’s stay, as control of the lodging service is transferred to the customer during the stay. Revenue is allocated to each night’s stay based on the agreed-upon room rate.

Food and Beverage Services: Revenue from food and beverage services is recognized at the point in time when the food and beverages are served to the customer. Revenue is based on menu prices and is recognized as the customer consumes the items.

Event Space Rentals: Revenue from event space rentals is recognized at the point in time when the event space is made available to the customer for the event. Revenue is recognized based on the agreed-upon rental fee for the space.

Ancillary Services: Revenue from other ancillary services, such as parking and recreational facilities, is recognized at the point in time when the service is provided to the customer.

The transaction price for each contract is determined based on the consideration agreed upon with the customer. If contracts include multiple performance obligations, the transaction price is allocated to each performance obligation based on their relative standalone selling prices.

The Company periodically reviews its contracts to ensure that revenue recognition practices remain consistent with the principles of ASC 606. Any changes in estimates or adjustments to revenue recognition are recognized in the period in which the change or adjustment becomes known.

Segment

ASC 280 “Segment Reporting” required a public entity to report separately information about an operating segment that meets any of the following quantitative thresholds: a, its reported revenue, including both sales to external customers and intersegment sales or transfers, is 10 percent or more of the combined revenue, internal and external, of all operating segments. b, the absolute amount of its reported profit or loss is 10 percent or more of the greater, in absolute amount, of either: 1. The combined reported profit of all operating segments that did not report a loss 2. The combined reported loss of all operating segments that did report a loss. c, its assets are 10 percent or more of the combined assets of all operating segments. Operating segments that do not meet any of the quantitative thresholds may be considered reportable, and separately disclosed, if management believes that information about the segment would be useful to readers of the financial statements. A company’s operating segments are defined as components of the company that engage in business activities that generate revenue and incur expenses, and whose results are regularly reviewed by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance.

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments.

Business Tax and VAT

The PRC government implemented a VAT reform pilot program, which replaced the business tax with VAT. Since May 2016, the changes from business tax to VAT have been expanded to all other service sectors which used to be subject to business tax. The VAT rate applicable to the former PRC entities of the Company was 6%. The Company accrues VAT payable when revenue is recognized.

The UK government will charge VAT on business services and commissions. The standard VAT rate is 20%. All income of UK subsidiaries will be subject to VAT. The Company accrues VAT payable when revenue is recognized.

Income Taxes

The Company’s operation in China is governed by the income tax laws of the PRC. The Chinese Corporate Income Tax applies to all companies in China, foreign owned & Chinese owned. It is levied on company profits at a rate of 25%.

The Company’s operation in United Kingdom is governed by the income tax laws of the UK. The normal rate of corporation tax is 19% for the financial year beginning April 1, 2021 and will be maintained at this rate for the financial year beginning April 1, 2022. From 1 April 2023, the main rate of corporation tax increased from 19% to 25%, and a new 19% small profits rate of corporation tax was introduced for companies whose profits do not exceed 50,000 pounds sterling (GBP).

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities, and their reported amounts in the financial statements, net operating loss carry forwards and credits by applying enacted statutory tax rates applicable to future years when the reported amounts of the asset or liability are expected to be recovered or settled, respectively. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities.

The Company only recognizes tax liabilities related to uncertain tax positions when such positions are more likely than not to be sustained upon examination. For such positions, the Company recognizes the largest amount of tax liabilities that is more than fifty percent likely of being sustained upon the ultimate settlement of such uncertain position. There were no such tax liabilities recognized in the accompanying consolidated financial statements. The Company records interest and penalties as a component of income tax expense. There were no such interest and penalties for the six months ended June 30, 2025 and 2024, respectively.

Per Share Amounts

The Company computes per share amounts in accordance with ASC Topic 260 “Earnings per Share” (“EPS”), which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the net income (loss) available to holders of ordinary shares by the weighted-average number of ordinary shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares or resulted in the issuance of ordinary shares that then shared in the earnings of the Company, if any. This is computed by dividing net earnings by the combination of dilutive ordinary share equivalents.

As of June 30, 2025, the Company had a total of 579,001 units of September 2024 Series A Warrants outstanding, exercisable at a price of $5.40 per warrant. The closing price of the Company’s ordinary shares was $2.55 as of June 30, 2025. Since the exercise price of the warrants exceeded the share price, the warrants had no dilutive impact. Consequently, all potentially dilutive securities were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive effect. The September 2024 Series A Warrants are set to expire on March 20, 2028.

	June 30,
	2025	2024
Numerator for earnings per share:
Net income (loss) attributable to the Company’s ordinary shareholders	$154,412	$(1,326,011)
Denominator for basic and diluted earnings per share:
Basic and weighted average ordinary shares	1,057,349	475,267
Per share amount
Per share - basic and diluted	$0.15	$(2.79)

Comprehensive Income

The Company follows ASC 220-10, “Reporting Comprehensive Income,” which requires the reporting of comprehensive income in addition to net income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income. Comprehensive income generally represents all changes in shareholders’ equity during the period except those resulting from investments by, or distributions to shareholders.

Foreign Currency Translation

The Company’s principal operations are based in the UK and, prior to 2023, the PRC. Its financial position and operational results are determined by using GBP and RMB as functional currencies. However, the consolidated financial statements are presented in U.S. Dollars. Foreign currency-denominated results of operations and cash flows are translated at the average exchange rate during the reporting period. Assets and liabilities in foreign currencies are translated at the exchange rate in effect at the balance sheet date, while equity in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Consequently, amounts reported on the consolidated statements of cash flows may not align precisely with changes in corresponding balances on the consolidated balance sheets. Translation adjustments resulting from period-to-period exchange rate fluctuations are included as a separate component of accumulated other comprehensive income (loss) in the unaudited condensed consolidated balance sheets and statements of changes in shareholders’ equity. Foreign currency transactions are translated into the functional currency at the exchange rates prevailing on the transaction dates. Any resulting gains or losses are recognized in the results of operations as they occur. For the six months ended June 30, 2025 and 2024, transaction loss of $142,028, and gain of $139, respectively, were recorded in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates used in the unaudited condensed consolidated financial statements:

	June 30,	June 30,	December 31,
	2025	2024	2024
1 US$ = RMB
At end of the period – RMB	7.1636	7.2672	7.2993
Average rate for the period ended – RMB	7.2520	7.2151	7.1957

1 US$ = GBP
At end of the period – GBP	0.7288	0.7911	0.7987
Average rate for the period ended – GBP	0.7703	0.7904	0.7824

Concentration Risk

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environment in the PRC, and by the general state of the economy of the PRC. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash in the PRC is maintained by state-owned banks within the PRC. Per PRC regulations, the maximum insured bank deposit amount is approximately $70,000 (RMB500,000) for each depositor. The Company’s total unprotected cash in the PRC banks amounted to approximately $0 and $0, as of June 30, 2025 and December 31, 2024, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s UK subsidiaries have bank accounts in the UK. Customer deposits held by banks, building societies and credit unions (including in Northern Ireland) in UK establishments that are authorized by the Prudential Regulation Authority (PRA) are protected by the Financial Services Compensation Scheme (FSCS) up to GBP85,000, which was approximately $117,000. The Company’s total unprotected cash in bank amounted to approximately $1,182,000 and $1,701,000, as of June 30, 2025 and December 31, 2024, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Deconsolidation

In accordance with ASC 810-10-40, deconsolidation of a subsidiary occurs when: (a) some or all of the ownership interests of the subsidiary are sold resulting in the loss of a controlling financial interest; (b) a contractual agreement granting control of the subsidiary expires; (c) the subsidiary issues its shares to outsiders reducing the parent’s ownership interest resulting in the loss of a controlling financial interest; or (d) the subsidiary becomes subject to the control of a government, court, administrator or regulator.

The parent should recognize a gain or loss measured as the difference between: (a) the aggregate of: (i) the fair value of any consideration received, (ii) the fair value of any retained non-controlling interest, and (iii) the carrying amount of any non-controlling interest at the date the subsidiary is deconsolidated; and (b) the carrying amount of the subsidiary’s assets and liabilities.

A subsidiary should be deconsolidated from the date a controlling financial interest is lost and should also consider the equity components included in the non-controlling interest and the amounts previously recognized in accumulated other comprehensive income (loss), i.e., the foreign currency translation adjustment.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures: This guidance is intended to enhance the transparency and decision usefulness of income tax disclosures through improvements to disclosures primarily related to the rate reconciliation and income taxes paid information. The new guidance is effective for public business entities for annual periods beginning after December 15, 2024 on a prospective basis. Retrospective application is permitted. The Company adopted ASU 2023-09 effective January 1, 2025. The adoption did not have a material impact on the Company’s unaudited condensed consolidated financial statements and related disclosures.

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all ASUs. The ASUs not listed below were assessed and determined to be either not applicable or are expected to have a minimal impact on the Company’s consolidated financial position and/or results of operations.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03, as amended by ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): clarifying the Effective Date, will require additional disclosures and disaggregation of certain costs and expenses presented on the face of the income statement. The new guidance is effective for public business entities for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this ASU may be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the financial statements. The Company is currently assessing the impact of adoption of this standard on its Consolidated Financial Statements.

CORPORATE HISTORY AND STRUCTURE

Corporate History

We are an exempted company with limited liability incorporated and registered under the laws of the Cayman Islands on January 26, 2018. Our principal executive offices are located at Fernie Castle, Letham, Cupar, Fife, KY15 7RU, United Kingdom, and our phone number is +44-01337 810 381. Our registered office in Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, and the phone number of our registered office is+1 345 949 8599. We maintain a corporate website at ir.mdjmjh.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

MDJM is a Cayman Islands exempted company incorporated on January 26, 2018.

MDJM wholly owns MDJH Hong Kong, which was incorporated on February 9, 2018 under the laws of Hong Kong. Prior to August 25, 2025, MDJH Hong Kong held a 100% ownership interest in Mingda Beijing, a limited liability company organized on March 9, 2018 under the laws of the PRC. Mingda Beijing was classified as a wholly foreign-owned enterprise.

On April 28, 2018, Mingda Beijing entered into the VIE Agreements with Mingda Tianjin. Mingda Tianjin, a limited liability company organized on September 25, 2002 under the laws of the PRC, changed its name to Mingdajiahe (Tianjin) Co., Ltd. on February 2, 2021. Mingda Tianjin conducted MDJM’s primary business operations in China prior to 2023. Since 2023, Mingda Tianjin has scaled down and ceased the provision of real estate agency services due to changes to the Chinese real estate market and, as of the date of this prospectus, Mingda Tianjin has no business operations.

On October 28, 2020, MD UK was formed pursuant to English laws. MDJM holds 100% of the equity interest in MD UK. MD UK commenced its operations in 2021, focusing on developing and launching real estate development projects and hospitality programs, including hotel operations. On June 15, 2021, Mansions was formed as a limited company under English laws, engaging in the hotel management business. Mansions commenced operations in 2021. 51% of the equity interest in Mansions was held by MD UK, 41% of the equity interest was held by Ocean Tide Wealth Limited, a specialist mortgage broker in the United Kingdom, and the remaining 8% was held by Mingzhe Zhang. On May 20, 2022, MD UK acquired 41% of the equity interests in Mansions from Ocean Tide Wealth Limited with a consideration of one British pound sterling and 8% of the equity interests in Mansions from Mingzhe Zhang with a consideration of one British pound sterling. After the acquisitions, MD UK holds 100% of the equity interests in Mansions.

On January 14, 2022, MD Japan was formed pursuant to Japanese laws. MDJM holds 100% of the equity interest in MD Japan. As of the date of this prospectus, MD Japan has not been operative or generated any revenue.

On February 16, 2022, MD German was formed pursuant to German laws. MDJM holds 100% of the equity interest in MD German. As of the date of this prospectus, MD German has not been operative or generated any revenue.

On December 16, 2022, Mansions changed its name from “Mansions Estate Agent Ltd” to “Mansions Catering and Hotel Ltd.” MD UK and Mansions submitted requests and information required to expand their business to hotel operations to the Companies House of UK in December 2022.

On August 22, 2023, we incorporated Fernie Castle Culture in the UK. Fernie Castle Culture expects to engage in the management of the brand name of “Fernie” and developing “Fernie” brand name related products and services, including cultural products and services. Fernie Castle Culture Limited does not currently have any operation.

On February 28, 2025, the Company’s Board of Directors approved the termination of the VIE Agreements with Mingda Tianjin. Subsequently, on March 1, 2025, Mingda Beijing entered into termination agreements with Mingda Tianjin and its shareholders, effectively terminating all VIE Agreements. As a result, Mingda Beijing ceased providing business support and consulting services to Mingda Tianjin and was no longer considered its beneficial owner.

On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, formally completing the deregistration process and officially ending the contractual arrangements between Mingda Beijing and Mingda Tianjin.

On June 23, 2025, the Board of Directors of the Company approved a resolution to commence the voluntary dissolution of two subsidiaries in connection with the termination and deconsolidation of the VIE structure: Mingda Beijing and MDJH Hong Kong. These entities did not engage in any material business activities other than their role in maintaining the VIE structure. As of the date of this prospectus, the dissolution process of MDJH Hong Kong is ongoing.

On August 25, 2025, Mingda Beijing was officially dissolved.

Corporate Structure

The chart below summarizes our corporate structure as of the date of this prospectus and upon completion of this offering (assuming the sale of 2,336,448 Units offered hereby and no sale of the Pre-Funded Warrants, no exercise of the Series A Warrants included in the Units, and no exercise of the over-allotment option).

*

All percentages reflect the voting power instead of the equity interests held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 408,000 Class B Ordinary Shares held by our CEO and chairman of the board of directors, Mr. Siping Xu, through MDJH LTD, which is 100% owned by Mr. Siping Xu.

(2)	Represents 5,529 Class A Ordinary Shares held by Mr. Siping Xu, our CEO and chairman of the board of directors.
(3)	Represents 5,903 Class A Ordinary Shares held by Mr. Mengnan Wang, our CFO.
(4)	Represents 4,285 Class A Ordinary Shares held by 12 shareholders of MDJM, each one of which holds less than 5% of voting power, as of the date of this prospectus.

Investors are purchasing securities of the holding company, MDJM, instead of securities of our operating entities. Our operations are conducted through MD UK and Mansions.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

We treated our UK subsidiaries as our consolidated affiliated entities under U.S. GAAP for the six months ended June 30, 2025 and the fiscal years ended December 31, 2024 and 2023. We have consolidated the financial results of our UK subsidiaries in our financial statements in accordance with U.S. GAAP for the same periods.

MD UK and its subsidiary Mansions contributed to 100% of our consolidated revenue for the six months ended June 30, 2025 and 2024. MD UK and its subsidiary, Mansions, accounted for 100%, 71%, and 4% of our consolidated revenue for the years ended December 31, 2024, 2023, and 2022, respectively. MD UK and its subsidiary, Mansions, accounted for 100%, 100%, 95%, and 79% of our consolidated total assets for the six months ended June 30, 2025, and the years ended December 31, 2024, 2023, and 2022, respectively.

BUSINESS

Overview

We operate our business through MD UK and Mansions. While we conducted business in the PRC prior to the fiscal year ended December 31, 2024 through our Former PRC entities, including Mingda Tianjin, which was a VIE in the PRC, we have no business operations in the PRC as of the date of this prospectus.

Mansions engages in the asset management business and expects to provide comprehensive UK real estate-related services, including property leasing, property sales, furnishings, routine property maintenance and management, and hospitality and butler services to overseas real estate owners. Mansions implements customized management plans holistically curtailed to the needs of its real estate owner clients. It facilitates a variety of ancillary services, including its real estate marketing and planning services, real estate agency services, advertisement planning services, 24-7 multilingual customer service meeting the demand of an international market, and professional onsite butler team. We believe that the establishment of Mansions is a significant step for our global expansion strategy. Mansions commenced operations in 2021 and generated $21,536 (GBP 16,589), $48,375 (GBP 37,849), $102,909 (GBP 82,729), and $16,263 (GBP13,207) of revenue during the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

MD UK commenced its operations in 2021. MD UK focuses on developing and launching real estate development projects and hospitality programs, including hotel operations. See “— Our Services —The UK Operations.”

Prior 2023, we also operated our business through the Former PRC Entities, particularly through Mingda Tianjin, which primarily provided primary real estate agency services to its real estate developer clients. Mingda Tianjin’s main market was in the Tianjin Autonomous Municipality, one of the richest cities in the PRC, ranking fifth in the PRC based upon GDP per capita in 2022, according to the China Statistical Yearbook. Since 2014, Mingda Tianjin had expanded its market presence to other first and second tier cities in China, including Chengdu of Sichuan province.

The Former PRC Entities’ primary real estate agency services offerings included providing primary agency sales services to residential real estate developers at any stage of the development and sale of a residential real estate project. The Former PRC Entities typically served large and mid-sized real estate developers or promising emerging local developers in the markets in which they operated. The Former PRC entities primarily generated revenue through sales commissions which were either fixed or progressive. They generated 0%, 0%, 29.0%, and 96.4% of their total revenue through their primary agency sales services in the six months ended June 30, 2025 and the fiscal years ended December 31, 2024, 2023, and 2022, respectively.

The Former PRC entities commenced their operations in 2002. Their revenue was $nil, $nil, $41,954, and $434,371 for the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively. Their net loss was $(126,555), $(631,355), $(662,821), and $(1,847,047) for the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

On February 28, 2025, the Company’s Board of Directors approved the termination of the VIE Agreements with Mingda Tianjin. Subsequently, on March 1, 2025, Mingda Beijing entered into termination agreements with Mingda Tianjin and its shareholders, effectively terminating all VIE Agreements. As a result, Mingda Beijing ceased providing business support and consulting services to Mingda Tianjin and was no longer considered its beneficial owner. On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, formally completing the deregistration process and officially ending the contractual arrangements between Mingda Beijing and Mingda Tianjin.

Strategic Shift to Cultural IP Ecosystem

We are undergoing a significant strategic transformation to shift our core operations toward the development and monetization of a global cultural IP ecosystem. This new strategy integrates content creation, cultural tourism, international collaboration, and cultural asset management to crease a seamless chain from IP development to commercial value. Our goal is to build a globally influential cultural and artistic ecosystem that brings Eastern philosophy and aesthetics to the world through contemporary storytelling and immersive experience.

Our future strategy is built upon the following four core directions:

●	Cultural IP Ownership & Original IP Development—this involves creating original IP rooted in Eastern culture, aesthetics, and philosophy, and building cross-cultural storytelling content with global appeal;
●	International Cultural IP Licensing & Collaboration—we will introduce and collaborate with internationally recognized cultural IPs, expanding cross-border creative and cultural partnerships to achieve mutual enrichment of cultural resources and artistic expression;
●	Cultural Experience Operations at Fernie Castle—we utilize Fernie Castle and its adjacent Oriental Garden in Scotland as the core operational platform to establish an immersive Animation Art Museum, inspired by the aesthetic and experiential philosophy of Japan’s Ghibli Museum. This physical cultural zone will generate sustainable cultural revenue through animation and art exhibitions, themed cultural dining, boutique accommodation, oriental garden experiences, cultural festivals, and immersive programming; and
●	Cultural IP Commercialization—we will focus on producing animated shorts and feature films, securing international distribution, and streaming partnerships, generating box office and exhibition revenue, developing merchandise and derivative products, and licensing globally and expanding brand cooperation.

To accelerate our strategy, we have executed the following key agreements with world-class international partners:

Journey to the West Animated Short Film

On August 1, 2025, we signed a Scrip Contract with leading European creators, Isabel Herguera and Gianmarco Serra, to develop the script and related materials for an original animated short film inspired by the classic Chinese myth, and the original screenplay for the short film has been completed. Subsequently, on November 10, 2025, we signed an Animation Production Agreement with Abano Producións S.L., a leading animation studio in Galicia, Spain, to launch the production of the short film. Abano Producións S.L. is recognized internationally for auteur animation, with works selected and awarded by major festivals including Annecy, San Sebastián, and Zagreb. The expected release date for this short film is July 2026.

An Eastern-Themed Animated Short Film

On November 20, 2025, MD UK entered into a Development and Co-Production Deal Memo with H5 S.A.R.L., one of France’s most influential, Academy Award-winning animation and creative studios, for a new philosophical animated short film inspired by Eastern thought. The creative team for this project includes Ludovic Houplain (Co-founder of H5 S.A.R.L., Academy Award-winning Director of Logorama), Federico Matarazzo (Artistic Producer), Stéphane Levallois (concept artist), and Vincent Dupuis (VFX visionary and Co-Founder of Machine Molle). This collaboration extends beyond a single film to actively explore multi-layered cultural partnerships, including co-curated exhibitions at the Fernie Castle Animation Museum, blending French visual culture with Eastern philosophical aesthetics, cross-media cultural experiences combining animation, sound, interactive design and spatial storytelling, and joint development of future animation IP.

Fernie Castle Venue Development

On July 15, 2025, we signed an Architectural Design Service Agreement with Kengo Kuma & Associates, Inc. (KKAA), a global architectural firm based in Tokyo, Japan, and on December 19, 2025, we signed a Memorandum of Agreement and Conditions of Appointment with Simpson & Brown LLP, one of Scotland’s most established and respected heritage architecture practices, for the Fernie Castle Oriental Landscape Project. This project is focused on designing Fernie Castle and its adjacent Oriental Garden to create a new international cultural ecosystem that will host cross-cultural animation and art exhibitions, international artist residencies, and themed boutique accommodation. The estimated capital investment for this project is $10 million, with an expected completion in May 2027.

As of the date of this prospectus, we do not hold any IP and has not generate any revenue from our global cultural IP ecosystem business.

Competitive Strengths

We believe that the following strengths differentiate the UK subsidiaries from their competitors:

●	Unique Cultural Brand Creation. The Company is committed to becoming an innovative enterprise that focuses on cultural exchange between the East and the West, as well as the integration of culture and business. The Company aims to strengthen its position in the cultural industry by focusing on product development, consumer experience creation, and cultural brand creation. In addition, the Company is committed to preserving traditional heritage and integrating culture into its products, creating consumer experiences that align with the market trend of emphasizing a high-quality lifestyle.
●	Integration of British Castles and Eastern Gardens in Real-Life Scenarios. The Company leverages its ownership of the Fernie Castle project to create a garden landscape with strong Eastern cultural elements within the castle, aiming to present historical aesthetics and heritage through physical assets. By exploring the cultural significance behind both British castles and Eastern gardens, the Company integrates such cultural heritage into product design and brand communication. We believe that this cross-cultural innovation not only brings consumers a brand-new cultural experience but also further enhances the Company’s influence in the cultural sector.

Growth Strategies

We intend to develop our business by implementing the following strategies:

●	Eastern-Themed Animation IP Development. The Company is committed to building a distinctive Eastern-themed animation intellectual property platform that promotes cultural exchange between the East and the West through high-quality original content and international co-production. By reinterpreting classical Eastern myths and philosophical concepts through contemporary auteur animation, the Company aims to strengthen its position in the cultural and creative industries while expanding its presence in European and North American markets. In furtherance of this strategy, the Company is developing two animated short films, including an animated short film inspired by the classic Chinese myth Journey to the West, which has completed script development and is currently in production pursuant to an animation production agreement with Abano Producións S.L., a Spanish animation studio recognized by major international festivals, with an expected release in July 2026, and a philosophical Eastern-themed animated short film under development through a co-production arrangement with H5 S.A.R.L., an Academy Award-winning French creative studio.
●	Fernie Castle Cultural Venue Development. The Company is pursuing the development of Fernie Castle as a cultural venue integrating animation, art, and heritage architecture to support long-term IP expansion and cultural commercialization. In furtherance of this strategy, the Company has engaged Kengo Kuma & Associates, Inc. and Simpson & Brown LLP to design the Fernie Castle Oriental Landscape Project, which is intended to transform the castle and its adjacent Oriental Garden into an international cultural ecosystem hosting cross-cultural animation and art exhibitions, artist residencies, themed boutique accommodations, and related cultural experiences. The project is expected to require approximately $10 million in capital investment and is targeted for completion in May 2027.

Our Services

The UK operations

Two of the UK subsidiaries, MD UK and Mansions, commenced operations in August 2021. Fernie Castle Culture Limited does not currently have any operation.

Mansions engages in the asset management business and expects to provide comprehensive UK real estate-related services, including property leasing, property sales, furnishings, routine property maintenance and management, and hospitality and butler services to overseas real estate owners. Mansions implements customized management plans holistically tailored to the needs of its real estate owner clients. It facilitates a variety of ancillary services, including its real estate marketing and planning services, real estate agency services, advertisement planning services, 24-7 multilingual customer services meeting the demands of an international market, and professional onsite butler team. Mansions also manages the operations of the two hotels that MD UK recently purchased, as described below. We believe that the establishment of Mansions is a significant step for our global expansion strategy. Mansions commenced operations in 2021 and generated $21,536 (GBP 16,589), $48,375 (GBP 37,849), $102,909 (GBP 82,729), and $16,263 (GBP13,207) revenue during the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

MD UK focuses on developing and launching real estate development projects and hospitality programs, including hotel operations, which are managed through Mansions.

On August 3, 2022, MD UK entered into an Offer to Sell (the “Agreement”) with Braveheart Hotels Limited, a United Kingdom company (“Braveheart”). Pursuant to the Agreement, MD UK agreed to purchase Fernie Castle, Letham, Cupar, Fife, KY15 7RU, United Kingdom (the “Property”) from Braveheart for a price of GBP1,580,000 and Braveheart agreed to sell such Property and to deliver entry with vacant possession of the Property to MD UK on August 5, 2022, or such other date as MD UK and Braveheart may agree in writing. The parties closed this deal on August 5, 2022. MD UK plans to transform the property into a multi-functional cultural venue, encompassing a fine dining restaurant, a hotel, and spaces for parties and weddings. The Company plans to fund the remodeling effort through self-funding, along with obtaining the necessary services through equity compensation. As of the date of this prospectus, the remodeling is not yet complete.

On December 6, 2022, MD UK entered into a Contract for the Sale of Freehold Land (the “Robin Hill Agreement”) with Pioneer Hotels Limited, a United Kingdom company (“Pioneer”). Pursuant to the Robin Hill Agreement, MD UK agreed to purchase the Robin Hill Hotel and the Villa, Braddons Hill Road, Torquay TQ1 1HF (the “Robin Hill Property”) from Pioneer for a price of GBP850,000 and Pioneer agreed to sell such Robin Hill Property and to deliver the completed transfer deed, in original and counterpart, of the Robin Hill Property to MD UK on December 6, 2022, or within 10 working days after December 6, 2022. The parties closed this deal on December 6, 2022. MD UK has finished the renovation of the Robin Hill Property and it was open to the public in March 2023.

Prior PRC operations

The Former PRC Entities generated their revenue primarily through providing primary real estate agency services to their real estate developer clients. Primary real estate agency services refer to agency services provided for the primary real estate market, newly constructed and completed residential and commercial real properties. The Former PRC Entities’ primary real estate agency services were for residential and business projects. In addition to the traditional agency services provided for the primary real estate market, the Former PRC Entities provided integrated agency services that incorporate any stage(s) in the residential real estate project value chain, which ranged from planning and design to marketing and sales, and delivery and after-sale services, where they served both their real estate developer clients, the prospective property buyers, and the property buyers.

The Former PRC Entities’ principal business was providing primary real estate agency services. The Former PRC Entities derived substantially all of their primary real estate agency service revenue from gross commission income received serving as a broker or sales agent at the closing of real estate transactions. The Former PRC Entities provided primary real estate agency services to real estate developers of mainly residential properties. For the years ended December 31, 2023 and 2022, the Former PRC Entities’ average residential property broker commission rate was 0.47% and 0.5%, respectively, which represented the average/standard commission rate earned by primary sales agents in a home sale transaction. For the six months ended June 30, 2025 and the year ended December 31, 2024, the Former PRC Entities did not provide primary real estate agency services.

Through Mingda Tianjin and its two branch offices in Chengdu (the “Chengdu Branch Office”) (deconsolidated in 2024) and in Suzhou (deconsolidated in 2022), the Former PRC Entities owned and operated a primary real estate agency service business in the following local markets, Tianjin, Chengdu, and Suzhou, which represented 100%, 0%, and 0% of their agency revenue for the year ended December 31, 2023, and represented 95%, 5%, and 0% of their agency revenue for the year ended December 31, 2022, respectively. The Chengdu Branch Office commenced generating revenue in 2019. The Former PRC Entities did not generate any agency revenue for the year ended December 31, 2024. As of December 31, 2024, Mingda Tianjin had no employees.

For the years ended December 31, 2024, 2023, and 2022, the Former PRC Entities completed the sale of 0 units, 6 units, and 82 units, respectively.

Major Customers

Mansions’ customers are primarily overseas investors and real estate owners in the UK, including high net worth individuals and some individuals with particular needs, such as parents of children who study or work abroad. In December 2022, Mansions expanded its business into hotel operations, and its primary customers have since then further included customers of its hotels.

The Former PRC Entities’ customers were primarily real estate developers. They also served real estate design institutes and agencies, urban planning bureaus of various levels of governments, urban rail transportation companies, and urban infrastructure development companies. The Former PRC Entities relied on their developer customers for revenue generated from their services primarily as primary real estate sales provider.

For the year ended December 31, 2024, the Former PRC Entities did not generate any revenue.

For the year ended December 31, 2023, the Former PRC Entities’ top customer represented approximately 28% of their total revenue. The accounts receivable from this customer (project) were $0 as of December 31, 2023.

For the year ended December 31, 2022, the Former PRC Entities’ top customer represented approximately 79% of their total revenue. The accounts receivable from this customer (project) were $80,159 as of December 31, 2022.

Marketing and Brand Promotion

The UK Market

The main marketing promotion methods of Mansions are currently divided into online and offline channels. Offline marketing efforts happen mainly in the form of in-person visits and exhibitions. Mansions’ introduction and business-related information are made into a complete set of publicity materials, which are delivered and distributed in-person by business personnel and customers. Mansions uses its official website and WeChat official account for online marketing efforts and has created electronic brochures for promotion purposes. These electronic brochures are also distributed via WeChat or e-mail during business negotiations with customers. Mansions also launched promotional campaigns on the websites of its hotels, social media platforms, such as X (formerly Twitter), Instagram, and Facebook, and search engines, such as Google, TripAdvisor, Booking.com, and Airbnb.

The PRC Market

The Former PRC Entities employed a variety of marketing and brand promotion methods to enhance their brand recognition and attract property buyers, including advertisements, following up with prospective buyers who had visited the sales offices of projects for which they acted as primary sales agent, establishing a brand center to maintain and position their brand image, and third-party referrals.

Competition

The UK Market

Mansions competes both with the five major global real estate companies with accumulated experiences and qualifications, such as Jones Lang LaSalle and Savills, and with agents with longer operation history and lower fees, such as Crown Home Buying & Letting and Hanland Global. The UK real estate market is competitive as the number of market participants is relatively limited. Mansions intends to improve its competitive position by providing customized services and humanized experiences at a competitive fee rate.

UK subsidiaries’ principal competitors in hotel operations are traditional hotel and resort operators, internet-based alternative lodging sites operators, and package holidays and tour operators. UK subsidiaries face intense competition for individual guests and group reservations from major hospitality chains with well-established and recognized brands, as well as from other smaller hotel chains, independent and local hotel owners and operators, and alternative lodging sites. UK subsidiaries compete for customers primarily based on location, room rates, quality of the accommodations, customer satisfaction, and amenities. Our competitors may have similar or greater commercial and financial resources which allow them to improve their properties in ways that affect our ability to compete for guests effectively and adversely affect our revenue and profitability and limit or slow our future growth.

Employees

As of June 30, 2025 and December 31, 2024, 2023, and 2022, we had three, two, three, and one employees for our UK subsidiaries, respectively. As of December 31, 2024, 2023, and 2022, we had 0, 11, and 11 employees for the Former PRC Entities, respectively, who were all located in the PRC. None of our employees are subject to collective bargaining agreements governing their employment with us. All of our employees are full-time. We believe our employee relations are good.

Property

Our principal office is located at Fernie Castle, Letham, Cupar, Fife, KY15 7RU, the United Kingdom, which we purchased and have owned since August 5, 2022.

We also own Robin Hill Hotel and the Villa, located at 74 Braddons Hill Road, Torquay TQ1 1HF, the United Kingdom, which we purchased and have owned since December 6, 2022.

Intellectual Property

As of the date of this prospectus, we do not hold any intellectual property.

Seasonality

Our UK operations are affected by seasonality common in the hotel industry, with summer being the peak season for customer travel and winter being the off-season. To address such seasonal challenge, we seek to promote the unique cultural value of our assets as an attraction and combines both online and offline business development strategies to minimize the impact of seasonality on business operations.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

Regulations

Our UK subsidiaries are subject to national and local regulations governing employment, health and safety, data privacy, environmental compliance, and consumer protection. They must comply with comprehensive labor standards regarding minimum wage, working hours, and anti-discrimination, as well as rigorous health and safety requirements, including fire safety and food hygiene protocols. Furthermore, data protection laws govern their processing of personal information, while environmental regulations impose obligations regarding waste management and energy efficiency. Our UK subsidiaries are also required to maintain various operational licenses and must adhere to anti-bribery and corruption laws. Failure to comply with these evolving regulatory frameworks could result in significant financial penalties, operational restrictions, or reputational harm.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. The business address of all of our directors and executive officers is Fernie Castle, Letham, Cupar, Fife, KY15 7RU, United Kingdom.

Name	Age	Position(s)
Siping Xu	47	Chief Executive Officer, Chairman, and Director
Mengnan Wang	45	Chief Financial Officer
Bo Wang	54	Director
Zhenlei Hu	53	Independent Director
Liding Sun	53	Independent Director
Wei Guan	55	Independent Director

The following is a brief biography of each of our executive officers and directors:

Mr. Siping Xu has been our Chief Executive Officer and Chairman of the Board since January 26, 2018. Mr. Xu has served as Mingda Tianjin’s Chairman of the Board since September 2015, as the general manager of Mingda Tianjin from September 2002 to August 2015, as a director of MD UK since October 2020, as a director of MD Japan since January 2022, and a director of MD German since February 2022. From May 1998 to December 2000, Mr. Xu worked in the Finance Department of Tianjin Tenglong Real Estate Co., Ltd. From January 2001 to August 2002, Mr. Xu served as the development manager for Tianjin Jiezuo Real Estate Co., Ltd. Mr. Xu holds a bachelor’s degree in accounting and computer management from Tianjin University, and a Master of Business Administration degree in International Business Management from IPAG Business School.

Mr. Mengnan Wang has been our Chief Financial Officer since January 26, 2018, and the Chief Financial Officer and Chairman of the Supervisory Board of Mingda Tianjin since September 2015. Mr. Wang also served as a director of MD UK since October 2020, a director of MD Japan since January 2022, and a director of MD German since February 2022. From September 2002 to September 2015, Mr. Wang served as the Manager of Finance for Mingda Tianjin. In 2016, Mr. Wang obtained the certificate of ICMA. Mr. Wang is an experienced professional who has been working in the area of finance for 17 years. Mr. Wang holds a Bachelor’s degree in Computer Science from Tianjin University of Commerce Boustead College, and a Master of Business Administration degree in International Business Management from IPAG Business School.

Mr. Bo Wang has served as our director since November 2025. Mr. Wang has over 20 years of business and managerial experience in the educational service industry. Mr. Wang founded Spark Learning Limited in July 2013 and has since served as its director. The company offers continuing professional development training, educational consultancy, and educational collaboration and exchange programs between the United Kingdom and China. From April 2006 to May 2012, Mr. Wang served as the head of iNet (International Networking for Educational Transformation) China of Specialist Schools and Academies Trust, a UK-based educational organization. From May 2003 to March 2006, Mr. Wang served as the vice president of Sunwah Education Foundation, a Hong Kong based education philanthropy organization. Mr. Wang received his Bachelor’s degree in accounting from Beijing Institute of Business (now known as: Beijing Technology and Business University) in 1993.

Mr. Zhenlei Hu has served as our independent director since January 2020. Mr. Hu has served as an audit partner at ShineWing Certified Public Accountants Co., Ltd. Tianjin Branch since December 2019. From September 2014 to November 2019, Mr. Hu served as an audit partner at Ruihua Certified Public Accountants Tianjin Branch. From May 2008 to August 2014, Mr. Hu served as an audit partner at Zhongrui Yuehua Certified Public Accountants Tianjin Branch (now part of Ruihua Certified Public Accountants). Mr. Hu received his bachelor’s degree in Audit from Tianjin University of Finance and Economics in 1995.

Mr. Liding Sun has served as our independent director since May 18, 2018. Mr. Sun has been the director of software development at CoreIp Solutions, a technology solution consulting firm offering technology solutions across multiple industries since January 2011. Mr. Sun holds a Master’s degree and a Bachelor’s degree in Computer Science, both from UCLA.

Mr. Wei Guan has served as our independent director since May 18, 2018. Mr. Guan co-founded Beijing Jingguanxuan Marketing Development Co., Ltd. as one of its shareholders and has served as its deputy managing director since October 2015. From March 1997 to October 2015, Mr. Guan worked for the Boutique Shopping Guide newspaper and its World magazine as an engineer. Mr. Guan received his bachelor’s degree from Capital University of Economics and Business in 1993. Mr. Guan received his postgraduate degree in Regional Economics from the Renmin University of China in 2001. Mr. Guan received his master’s degree in Business Administration from Foreign Economic and Trade University in 2006.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Compensation of Directors and Executive Officers

On May 31, 2024, the Company issued 47,037 shares to thirteen employees and officers as part of their 2024 compensation package. Of the 47,037 shares issued, 11,438 shares were allocated to the executive officers, with a total value of $363,169.

For the year ended December 31, 2025, we paid an aggregate of $10,940.02 as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of directorship. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers.

Employment Agreements

On May 28, 2018, we entered into employment agreements with our executive officers. Pursuant to employment agreements, the form of which was attached as Exhibit 10.3 to our registration statement on Form F-1, initially filed with the SEC on August 13, 2018 and is incorporated by reference herein, we agreed to employ each of our executive officers for three years, which will be automatically renewed unless either party gives the other party a three-month written notice to terminate the agreement prior to the end of the current employment term or the agreement is earlier terminated. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Mr. Siping Xu, our Chief Executive Officer, was automatically renewed for another term of three years on May 1, 2024, and provides for an annual salary of $1.00.

Our employment agreement with Mengnan Wang, our Chief Financial Officer, was automatically renewed for another term of three years on May 1, 2024, and provides for an annual salary of $1.00.

Board Practices

Pursuant to our second amended and restated articles of association, the minimum number of directors shall consist of no less than one person unless otherwise determined by the shareholders in a general meeting. Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

Board of Directors

Our board of directors consist of five directors as of the date of this prospectus.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Zhenlei Hu, Wei Guan, and Liding Sun. Zhenlei Hu is the chairperson of our audit committee. We have determined that Zhenlei Hu, Wei Guan, and Liding Sun satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Zhenlei Hu qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;
●	reviewing with the independent auditors any audit problems or difficulties and management’s response;
●	discussing the annual audited financial statements with management and the independent auditors;
●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;
●	reviewing and approving all proposed related party transactions;
●	meeting separately and periodically with management and the independent auditors; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Liding Sun, Zhenlei Hu, and Wei Guan. Liding Sun is the chairperson of our compensation committee. We have determined that Liding Sun, Zhenlei Hu, and Wei Guan satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;
●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;
●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;
●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and
●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of Liding Sun, Zhenlei Hu, and Wei Guan. Wei Guan is the chairperson of our nominating and corporate governance committee. Liding Sun, Zhenlei Hu, and Wei Guan satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;
●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;
●	identifying and recommending to our board the directors to serve as members of committees;
●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Ethics

We adopted a code of ethics, which is attached as Exhibit 99.1 to our registration statement on Form F-1, initially filed with the SEC on August 13, 2018, and is incorporated by reference herein.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus for:

●	each of our directors and executive officers; and
●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 660,686 Class A Ordinary Shares and 408,000 Class B Ordinary Shares outstanding as of January 26, 2026. Percentage of beneficial ownership of each listed person after this offering is based on 2,997,134 Class A Ordinary Shares and 408,000 Class B Ordinary Shares outstanding immediately after the completion of this offering, based on the sale of 2,336,448 Class A Ordinary Shares included in the Units in this offering, assuming no sale of the Pre-Funded Warrants, no exercise of the Series A Warrants included in the Units, and no exercise of the over-allotment option.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Class A		Class B		Class A		Class B
	Ordinary		Ordinary		Ordinary		Ordinary
	Shares		Shares		Shares		Shares		Voting
	Beneficially		Beneficially		Beneficially		Beneficially		Power
	Owned Prior to		Owned Prior to		Owned After		Owned After		After
	this Offering*		this Offering		this Offering*		this Offering		this Offering*
	Number	%	Number	%	Number	%	Number	%	%
Directors and Executive Officers(1):
Siping Xu(2)	5,529	0.84%	408,000	100.00%	5,529	0.18%	408,000	100.00%	87.21%
Mengnan Wang(3)	5,903	0.89%	—	—	5,903	0.20%	—	—	0.03%
Bo Wang	—	—	—	—	—	—	—	—	—
Zhenlei Hu	—	—	—	—	—	—	—	—	—
Liding Sun	—	—	—	—	—	—	—	—	—
Wei Guan	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (six individuals):	11,432	1.73%	408,000	100.00%	11,432	0.38%	408,000	100.00%	87.24%
5% or Greater Shareholders(1):
Siping Xu(2)	5,529	0.84%	408,000	100.00%	5,529	0.18%	408,000	100.00%	87.21%

*

The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately.

(1)	Unless otherwise indicated, the business address of each of the individuals is Fernie Castle, Letham, Cupar, Fife, KY15 7RU, United Kingdom.

(2)	The number of Class A Ordinary Shares beneficially owned prior and subsequent to this offering represents 5,529 Class A Ordinary Shares held by Mr. Siping Xu, our Chief Executive Officer and chairman of the Board as of the date of this prospectus. The number of Class B Ordinary Shares beneficially owned prior and subsequent to this offering represents 408,000 Class B Ordinary Shares held Mr. Siping Xu, our Chief Executive Officer and chairman of the Board as of the date of this prospectus.
(3)	The number of Class A Ordinary Shares beneficially owned prior and subsequent to this offering represents 5,903 Class A Ordinary Shares, consisting of 5,503 Class A Ordinary shares held by Mr. Mengnan Wang directly and 400 Class A Ordinary Shares held by MNCC LTD, a company 100% owned by Mr. Mengnan Wang and located at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

As of the date of this prospectus, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

As of the date of this prospectus, approximately 61.42% of our issued and outstanding Class A Ordinary Shares are held in the United States.

RELATED PARTY TRANSACTIONS

The VIE Agreements

See “Corporate History and Structure.”

Employment Agreements

See “Management—Employment Agreements.”

Other Related Party Transactions

The following summarizes our related party transactions for the fiscal years ended December 31, 2024, 2023, and 2022, and during the six months ended June 30, 2025.

On May 31, 2024, the Company issued 5,720 ordinary shares to Mr. Siping Xu, the CEO, as part of his 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price of the ordinary shares on Nasdaq on that date, resulting in a total share-based compensation of $181,585 for Mr. Xu.

On May 31, 2024, the Company issued 5,720 ordinary shares to Mr. Mengnan Wang, the CFO, as part of his 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price of the ordinary shares on Nasdaq on that date, resulting in a total share-based compensation of $181,585 for Mr. Wang.

As of December 31, 2024, the Company owed $3,395 to its officers for unreimbursed business expenses. The business expenses were reimbursed in 2025.

We have not entered into any related party transactions since July 1, 2025.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our second amended and restated memorandum and articles of association and the Companies Act.

We have adopted a second amended and restated memorandum and articles of association (the “Articles”). The following is a summary of the Articles. For further details, please refer to Exhibit 3.1 filed with the registration statement of which this prospectus forms a part.

Our authorized share capital is US$250,000,000 divided into 10,000,000,000 shares comprising of (i) 9,999,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each. As of the date of this prospectus, 660,686 Class A Ordinary Shares and 408,000 Class B Ordinary Shares were issued and outstanding.

We were incorporated as an exempted company with limited liability under the Companies Act (as amended) of the Cayman Islands. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;
●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);
●	does not have to hold an annual general meeting;
●	does not have to make its register of members open to inspection by shareholders of that company;
●	may obtain an undertaking against the imposition of any future taxation;
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

The following are summaries of material provisions of our Articles and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

Under our Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

All of our issued and outstanding Ordinary Shares will be fully paid up and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the directors determine otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Voting Rights

A shareholder may participate in a general meeting in person or by proxy. At any general meeting a resolution put to the vote at the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present, in person or by proxy, who individually or together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. On a show of hands, every shareholder shall have one vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Each holder of Class A Ordinary Shares, on a poll, is entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares, on a poll, is entitled to exercise 50 votes for each Class B Ordinary Share he or she holds on any and all matters.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of votes cast by shareholders who, being entitled to do so, attend and vote at a general meeting of the company; and (ii) a resolution is deemed to be a special resolution where it has been approved by either (a) at least two-thirds (or any higher threshold specified in a company’s articles of association) of votes cast by shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (b) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 7 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles of association.

Dividends

Subject to the Companies Act and any rights and restrictions of any other class or series of shares, the Company may by ordinary resolution, from time to time and in accordance with our Articles, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. The “share premium account,” represents the excess of the price paid to our Company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

Unless provided for by the rights attached to a share, no dividend or other monies payable by the us in respect of a share shall bear interest.

Transfer of Ordinary Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the SEC, Nasdaq Capital Market, and federal and state security laws of the United States, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq Capital Market or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and
(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

Our Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with Transhare Corporation. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, after compliance with any notice required of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year as our board may determine.

Winding Up; Liquidation

Upon the winding up of our Company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our Company available for distribution as determined by the liquidator. The shareholders may, subject to our Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and
●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. No shareholder shall be entitled to vote at any general meeting unless all calls or other sums payable by such shareholder have been paid. Our Board of Directors may deduct from a dividend or any other amount payable to a person in respect of an Ordinary Share any amount due by that person to the Company on a call or otherwise in relation to an Ordinary Share.

Redemption of Shares, Repurchase and Surrender of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

1.

issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

2.

with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

3.	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding and (c) unless the manner of purchase (if not so authorized under the articles of association) has first been authorized by a resolution of our shareholders.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Conversion Rights

Each Class B Ordinary Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Class A Ordinary Share.

The directors shall at all times reserve and keep available out of the Company’s authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holders of such Class B Ordinary Shares, the directors will take such action as may be necessary, including procuring the shareholders to pass an ordinary resolution in accordance with the Articles, to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase. Shareholders and the Company will procure that any and all necessary corporate actions are taken to effect such conversion.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our Company is being wound-up, may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Changes in Capital

Subject to the Companies Act, our shareholders may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;
●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
●	convert all or any of its paid up shares into stock and reconvert the stock into paid up shares of any denomination;
●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Articles; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and
●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;
●	may not issue negotiable or bearer shares, but may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, and, a statement of the shares held by each member, which:
●	distinguishes each share by its number (so long as the share has a number);
●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;
●	confirms the number and category of shares held by each member; and
●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional
●	the date on which the name of any person was entered on the register as a member; and
●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

History of Share Capital

May 2024 Issuance

On May 14, 2024, we issued 935 shares to a third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK at $26.50 per share for with a total value of $24,761.

On May 31, 2024, we issued 47,037 shares to thirteen employees and officers as part of their 2024 compensation package at $31.75 each with a total value of $1,493,418. Of the 47,037 shares issued, 11,438 shares were allocated to Mr. Siping Xu, the CEO, and Mr. Mengnan Wang, the CFO, with a total value of $363,169.

August 2024 Issuance

On August 26, 2024, we issued 935 shares to another third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK at $28.00 per share with a total value of $26,164.

September 2024 Private Placement

On September 18, 2024, we completed a private placement with several investors, wherein a total of 108,889 units were issued at an offering price of $22.50 per unit, for a total purchase price of approximately $2.45 million. Each unit includes one ordinary share, one September 2024 Series A Warrant to purchase one ordinary share at an exercise price of $33.75 per share, and one September 2024 Series B warrant to purchase such number of ordinary shares as determined on the Reset Date (as defined therein).

We filed a registration statement on Form F-3 (File No. 333-282701) to register the September 2024 Series A Warrants, the September 2024 Series B Warrants, and Ordinary Shares underlying the September 2024 Series A Warrants and the September 2024 Series B Warrants, which was initially filed with the SEC on October 17, 2024 and declared effective by the SEC on October 30, 2024.

From October 31, 2024 to November 7, 2024, the investors fully exercised their Series B warrants, resulting in the issuance of a total of 342,303 Ordinary Shares by the Company for a total consideration of $8,518.

In February 2025, investors exercised 60,000 September 2024 Series A Warrants at an exercise price of $5.40 per warrant for a total consideration of $324,000.

As of the date of this prospectus, we have issued an aggregate of 552,747 ordinary shares (currently traded as Class A Ordinary Shares after the Dual Class Restructuring) in connection with the private placement.

Reverse Stock Split in April 2025

On April 28, 2025, at the Company’s extraordinary general meeting, the shareholders of the Company passed the resolution authorizing that each of the 50,000,000 authorized shares in the Company of US$0.001 par value (including all issued ordinary shares and any unissued ordinary shares) each be consolidated on a 25-to-1 basis, such that the Company’s authorized ordinary shares be consolidated from 50,000,000 ordinary shares of US$0.001 par value to 2,000,000 ordinary shares of US$0.025 par value each.

Dual Class Restructuring in September 2025

On September 22, 2025, at the AGM of the Company, the shareholders of the Company passed resolutions to authorize, establish and designate two new classes of ordinary shares of US$0.025 par value each, being Class A Ordinary Shares and Class B Ordinary Shares, with each of the Class A Ordinary Shares and Class B Ordinary Shares having the rights and privileges set out in the second amended and restated memorandum and articles of association of the Company, and to redesignate (i) 408,000 authorized and issued Ordinary Shares held by MDJH LTD as Class B Ordinary Shares; (ii) 660,686 of the authorized and issued Ordinary Shares, not including those held by MDJH LTD, as Class A Ordinary Shares; and (iii) 931,314 of the authorized but unissued Ordinary Shares as Class A Ordinary Shares.

Change in Authorized Share Capital and Share Subdivision in October 2025

On October 20, 2025, at the EGM, the shareholders of the Company passed the resolution to increase the Company’s authorized share capital from US$50,000.00 divided into 2,000,000 shares comprising of (i) 1,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each, to US$250,000,000.00 divided into 10,000,000,000 shares comprising of (i) 9,999,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each.

Conditional Share Consolidation in January 2026

On January 22, 2026, at the 2026 EGM, the shareholders of the Company passed the resolution to authorize that in the event that the closing bid price per listed share of the Company (ticker symbol: UOKA) on the Nasdaq Capital Market falls below US$1.00, each of the 10,000,000,000 authorized ordinary shares in the Company of US$0.025 par value (including all issued ordinary shares and any unissued ordinary shares) be consolidated at the consolidation ratio and effective time as the board of director may determine at their sole discretion, provided that the consolidation ratio shall be not less than 2:1 and not more than 50:1, with such consolidated shares having the same rights and being subject to the same restrictions as set out in the second amended and restated memorandum and articles of association of the Company (as amended).

MATERIAL INCOME TAX CONSIDERATIONS

We are an exempted company incorporated in the Cayman Islands and conduct our business operations through the UK subsidiaries in the UK. The following discussion of material Cayman Islands, United Kingdom, Japan, Germany and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

This summary does not apply to the acquisition, holding, and disposition of the Series A Warrants by holders. Such holders should consult their own tax advisors with respect to an investment in the Series A Warrants.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

The United Kingdom Taxation

A UK company is subject to UK corporation tax on its income profits and capital profits. The rate of corporation tax for all companies is currently 19%. MD UK, Mansions, and Fernie Castle Culture, our UK subsidiaries, are registered in England and Wales and are subject to the 19% corporation tax, 20% of VAT, and employee’s income tax. The effective rate was 0%, 0%, and (1.65)% for the years ended December 31, 2024, 2023, and 2022, respectively. The deferred tax adjustment was $nil, $nil, and $3,020 in 2024, 2023, and 2022, respectively. The effective rate was 0% and 0% for the six months ended June 30, 2025 and 2024, respectively. The deferred tax adjustment was $nil and $nil for the six months ended June 30, 2025 and 2024, respectively.

Japan Taxation

MD Japan, our Japanese subsidiary, has not commenced its operations yet, and is not yet subject to any Japanese taxation.

Germany Taxation

MD German, our German subsidiary, has not commenced its operations yet, and is not yet subject to any German taxation.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING BRIEF SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND SALE OF CLASS A ORDINARY SHARES, THE PRE-FUNDED WARRANTS AND THE SERIES A WARRANTS, AND THE CLASS A ORDINARY SHARES ISSUED OR ISSUABLE UPON EXERCISE OF SUCH WARRANTS, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” (defined below) arising from the purchase, ownership and sale of the Class A Ordinary Shares, the Pre-Funded Warrants, the Series A Warrants, and the Class A Ordinary Shares issued or issuable upon exercise of these warrants, or collectively, the “Securities.” For this purpose, a “U.S. Holder” is a holder of Securities that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This brief summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Securities. This brief summary generally considers only U.S. Holders that will own our Securities as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, (including with respect to the Tax Cuts and Jobs Act of 2017), all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our Securities by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Securities in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Securities as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Securities representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold securities through a partnership or other pass-through entity are not addressed.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our Securities, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Tax Treatment of the Pre-Funded Warrants

We intend to treat our Pre-Funded Warrants as a class of our Ordinary Shares for U.S. federal income tax purposes. However, our position is not binding on the IRS and the IRS may treat the Pre-Funded Warrants as warrants to acquire our Class A Ordinary Shares. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Pre-Funded Warrants. The following discussion assumes our Pre-Funded Warrants are properly treated as a class of our Ordinary Shares.

Exercise or Expiry of Pre-Funded Warrants or Series A Warrants

No gain or loss will be realized on the exercise of a warrant. When a warrant is exercised, the U.S. Holder’s cost of the Ordinary Share acquired thereby will be equal to the U.S. Holder’s adjusted cost basis of the warrant plus the exercise price paid for the Ordinary Share. The expiration of an unexercised warrant will generally give rise to a capital loss equal to the adjusted cost basis to the U.S. Holder of the warrant. The Pre-Funded Warrants do not expire. The holding period of the Class A Ordinary Shares acquired by the exercise of a warrant will generally include the holding period of the warrant.

Taxation of Dividends Paid on Securities

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently includes the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of the Disposition of Securities

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Securities, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the securities in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of securities will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies (PFIC)

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or
●	At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Securities and how quickly we dispose of the cash raised in this offering. Accordingly, there can be no assurance that we will not become a PFIC. The Company has no obligation to take measures to avoid becoming a PFIC.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our Securities at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the securities, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the Securities while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. Therefore, the QEF election will not be available with respect to our Securities.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our Securities which are regularly traded on a qualifying exchange, including the Nasdaq Capital Market, can elect to mark the securities to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the securities and the U.S. Holder’s adjusted tax basis in the securities. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our Securities during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our securities, then such Securities will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Securities at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Securities on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Securities for tax purposes.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Securities), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Securities

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our Securities.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our Securities or gain from the disposition of our Securities if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our Securities, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our Securities if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have Class A Ordinary Shares outstanding. All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which will equal approximately 29,971 Class A Ordinary Shares immediately after this offering, assuming the sale of all of the Class A Ordinary Shares we are offering and no exercise of the over-allotment option; and
●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Underwriting—Lock-Up Agreements.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units Being Offered

We are offering Units at the assumed public offering price of $2.14 per Unit. Each Unit consists of one Class A Ordinary Share (or a Pre-Funded Warrant in lieu thereof) and one Series A Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares or the Pre-Funded Warrants in lieu thereof can each be purchased in this offering only with the accompanying the Series A Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

The Pre-Funded Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by the filed exhibit.

Prospective investors should carefully review the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Class A Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable prospective investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and have the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per Class A Ordinary Shares equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive through a cashless exercise (either in whole or in part) the number of Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event that (i) we effect a merger or consolidation where another entity or group acquires more than 50% of our voting power of the shares, (ii) we sell or dispose of all or substantially all of our assets, (iii) purchase offer, tender offer or exchange offer are accepted by holders of more than 50% of our voting power of the shares, (iv) we effect any reclassification, reorganization or recapitalization of our Class A Ordinary Shares or any compulsory share exchange, or (v) we consummate a stock or share purchase agreement or other business combination where another entity or group acquires more than 50% of our voting power (each a “fundamental transaction”), then the holders of the Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such fundamental transaction (the “alternate consideration”). The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Pre-Funded Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Pre-Funded Warrants and, at the holder’s option, deliver a security substantially similar to the Pre-Funded Warrants that protects the economic value of the Pre-Funded Warrants.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of Class A Ordinary Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants, the Pre-Funded Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise of the Pre-Funded Warrant.

Warrant Certificate

The Pre-Funded Warrants will be issued in certificated form.

Series A Warrants

The Series A Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of the Series A Warrant for a complete description of the terms and conditions applicable to the Series A Warrant.

Exercise Price

The assumed exercise price per Class A Ordinary Share purchasable upon exercise of the Series A Warrant is $2.14 per share. The exercise price of the Series A Warrant was determined based on negotiations with the Representative on behalf of the prospective investors in this offering. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares. In addition: (i) on the 4th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 70% of the initial exercise price, or $1.50 per share assuming an initial exercise price of $2.14; (ii) on the 8th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 50% of the initial exercise price, or $1.07 per share assuming an initial exercise price of $2.14; and (iii) upon each adjustment to the exercise price for the Series A Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Series A Warrants will remain the same.

Exercisability

Each Series A Warrant is exercisable at the option of the holder at any time on or after the issuance date until the one-year anniversary of the issuance date.

Each Series A Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise or zero cash exercise price option as discussed below).

A holder may not exercise any portion of the Series A Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise and Zero Cash Exercise Price Option

If and only if at the time of any exercise of the Series A Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Series A Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares determined according to the formula set forth in the Series A Warrants. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Series A Warrants is 8,060,746.

A holder may also effect a “zero cash exercise price option” at any time while the Series A Warrants are outstanding. Under the zero cash exercise price option, the holder of the Warrants, has the right to receive the number of Class A Ordinary Shares as set forth in the applicable Series A Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. We do not expect to receive any proceeds from the zero cash exercise price option of the Series A Warrants because it is highly unlikely that a holder of the Series A Warrants would elect to exercise the Series A Warrants by paying cash or via cashless exercise in lieu of the zero cash exercise price option. The maximum number of Class A Ordinary Shares issuable under all Series A Warrants (including the zero cash exercise price option) shall not exceed 8,060,746. As such, holders of the Series A Warrants may elect to be issued up to 8,060,746 Class A Ordinary Shares upon the zero cash exercise price option. In addition: (i) on the 4th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 70% of the initial exercise price, or $1.50 per share assuming an initial exercise price of $2.14; (ii) on the 8th calendar day following the closing of this offering, the exercise price for the Series A Warrants will be reduced to 50% of the initial exercise price, or $1.07 per share assuming an initial exercise price of $2.14; and (iii) upon each adjustment to the exercise price for the Series A Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Series A Warrants will remain the same.

Fundamental Transactions

In the event of a Fundamental Transaction, then the holders of the Series A Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Series A Warrant will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Series A Warrants and, at the holder’s option, deliver a security substantially similar to the Series A Warrants that preserves its economic value.

Transferability

Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Series A Warrants, and we do not intend to list the Series A Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series A Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Series A Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Series A Warrants, the Series A Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise of the Series A Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Series A Warrants may be amended or waived with our written consent and the written consent of the holder.

Warrant Certificate

The Series A Warrants will be issued in certificated form.

UNDERWRITING

We are offering the securities described in this prospectus through the underwriters listed below. Maxim Group LLC, the Representative, is acting as the book running manager of the offering. We will enter into an underwriting agreement, with the underwriters. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of securities set forth opposite its name below:

	Units of One Class A	Units of One Pre-Funded
	Ordinary Share and	Warrant and
	One Series A	One Series A
	Warrant	Warrant
Underwriter
Maxim Group LLC	[*]	[*]
TOTAL	[*]	[*]

The underwriters have agreed to purchase all of the securities offered by this prospectus (other than those covered by the over-allotment option described below). The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The securities offered hereby should be ready for delivery on or about [*], 2026, against payment in immediately available funds.

The underwriters are offering the securities subject to various conditions and may reject all or part of any order. The Representative has advised us that the underwriters propose to offer our securities directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less a concession of up to $[*] per Unit. After the securities are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to forty-five (45) days after the date of this prospectus, permits the underwriters to purchase a maximum of 350,467 additional Class A Ordinary Shares and/or 350,467 additional Series A Warrants to purchase Class A Ordinary Shares. The option may be used to purchase such Class A Ordinary Shares and/or Series A Warrants, or any combination thereof, as determined by the underwriters. If the underwriters exercise all or part of this option, they will purchase securities covered by the option at the public offering price that appears on the cover page of this prospectus, less underwriting discounts.

Discounts and Expenses

The following table shows the total of the discounts we will pay to the underwriters in connection with the sale of the securities in this offering, assuming both no exercise and full exercise of the over-allotment option and does not include the fees and expenses of the Representative.

Per Unit of One
Class A
Ordinary Share
	and	Total	Total
	One Series A	(without Over-	(including Over-
	Warrant	Allotment)	Allotment)
Public offering price	$—	$—	$—
Underwriting discounts	$—	$—	$—
Proceeds, before expenses, to us	$—	$—	$—

Underwriting discounts shall equal 7% of the gross proceeds of the offering. We have also agreed to reimburse the Representative for certain of its offering-related expenses not to exceed $80,000 in the event of a closing of this offering or not to exceed $40,000 in the event there is not a closing.

We estimate the total expenses payable by us for this offering to be approximately $321,403, which amount includes (i)  reimbursement of the Representative’s accountable and documented expenses related to this offering up to $80,000 in connection with this offering; and (ii) other estimated expenses of approximately $241,403 which include legal, accounting, printing costs, and various fees associated with the offering of our Class A Ordinary Shares, but excludes the Representative’s discount described above.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our directors, executive officers, and beneficial owners of 5% or more of our outstanding Ordinary Shares have agreed to enter into lock-up agreements in connection with this offering. Under these agreements, these parties have agreed, for a period of sixty (60) days after this offering is completed, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of the Representative, subject to certain conditions and exceptions.

Additionally, we have agreed for a period of ten (10) days after this offering is completed, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents, filing any registration statement or amendment or supplement thereto, or from effecting or entering into an agreement to effect any issuance by the Company of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Underwriting Agreement), subject to certain conditions and exceptions.

In addition, notwithstanding the foregoing, the lock-up agreement does not restrict the delivery of Ordinary Shares to the lock-up parties upon (i) exercise any options granted under any employee benefit plan of the Company; provided that any Ordinary Shares or securities acquired in connection with any such exercise will be subject to the restrictions set forth in the lock-up agreement, or (ii) the exercise, conversion, or exchange of outstanding securities of the Company; provided that such Ordinary Shares delivered to the lock-up parties in connection with such exercise, conversion or exchange are subject to the restrictions set forth in the lock-up agreement.

Furthermore, the lock-up parties may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the SEC, or other applicable regulatory authority, is made in connection with the establishment of such plan during the lock-up period and (ii) no sale of Ordinary Shares is made pursuant to such plan during the lock-up period.

Right of First Refusal and Tail

We have agreed that upon the closing of this offering, for a period of twelve (12) months from the closing, the Company, or any successor to or any subsidiary of the Company, will grant the Representative the right of first refusal under certain terms. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall mean a material breach by the Representative of the underwriting agreement. Additionally, after the closing of the offering or the end of the engagement period as defined in the letter of engagement between the Company and the Representative dated April 5, 2025, the Company within twelve (12) months following such time completes any financing of equity, equity-linked or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the Representative during engagement period, then the Company will pay the Representative upon the closing of such financing or receipt of such proceeds the compensation equivalent to that as described above.

Listing

Our Class A Ordinary Shares began trading on the Nasdaq Capital Market under the ticker symbol “UOKA” on October 22, 2025. There is no established public trading market for the Pre-Funded Warrant and the Series A Warrants, and we do not intend to list the Pre-

Funded Warrant or the Series A Warrants on any national securities exchange or trading system. We do not plan to list the Pre-Funded Warrants or the Series A Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Stabilization

SEC rules may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.
●	Over-allotments and syndicate covering transactions — The underwriters may sell more Class A Ordinary Shares in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising the over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.
●	Penalty bids — If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.
●	Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our Class A Ordinary Shares may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or mitigating a decline in the market price of our Class A Ordinary Shares. As a result, the price of the Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Other Relationships

From time to time, the Representative may provide, various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Representative for any services.

We have agreed to indemnify the Representative against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative may be required to make for these liabilities.

Transfer Agent

The transfer agent for our Class A Ordinary Shares is Transhare Corporation.

Determination of Offering Price

The actual public offering price of the securities we are offering will be negotiated between us, the underwriters and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The actual public offering price per Unit to investors in this offering will be equal to the Nasdaq Official Closing Price of our Class A Ordinary Shares immediately preceding the effectiveness of the registration statement of which this prospectus forms a part.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on a website maintained by the underwriters. In connection with the offering, the underwriters or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$1,588
FINRA Filing Fee	2,225
Legal Fees and Expenses	230,000
Miscellaneous Expenses	87,590
Total	$321,403

We bear these expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares included in the Units offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by BGA Law (Cayman) Limited, our counsel as to Cayman Islands law. The Representative is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2024, 2023, and 2022, have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of RBSM LLP is located at 805 Third Avenue Suite 1430, New York, NY 10022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the securities offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the securities offered hereby. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

MDJM LTD

MDJM LTD and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets

Current Assets
Cash, cash equivalents, and restricted cash	$1,306,100	$1,826,834
Accounts receivable, net of allowance for Current Expected Credit Loss (“CECL”) - trade receivable of $73 and $134,960, respectively	20,656	—
Prepayments	288,087	116,877
Other receivables	33,783	482
Total Current Assets	1,648,626	1,944,193

Property and equipment, net	3,564,515	3,249,686

Non-Current Assets
Intangible asset - trademarks	9,287	8,924
VAT credit	2,439	5,198
Total Other Assets	11,726	14,122

Total Assets	$5,224,867	$5,208,001

Liabilities and Equity

Current Liabilities:
Accounts payable and accrued liabilities	$29,803	$196,813
Due to related party	—	3,395
Deferred income	9,295	1,270
Series A warrants liabilities	528,400	1,424,932
Total Current Liabilities	567,498	1,626,410

Total Liabilities	567,498	1,626,410

Shareholders’ Equity:
Ordinary shares: 2,000,000 shares authorized, par value: $0.025 per share, 1,068,686 and 1,008,686 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	26,717	25,217
Additional paid in capital	7,747,239	9,870,996
Statutory reserve	—	327,140
Accumulated deficit	(3,676,714)	(6,552,641)
Accumulated other comprehensive income (loss)	560,127	(89,121)
Total Shareholders’ Equity	4,657,369	3,581,591
Total Liabilities and Shareholders’ Equity	$5,224,867	$5,208,001

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MDJM LTD and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Six Months Ended June 30,

	2025	2024

Revenue	$21,536	$9,952

Operating Expenses:
Payroll, payroll taxes and others	49,737	897,698
Professional fees	349,532	257,844
Depreciation and amortization	38,404	37,587
Allowance for CECL - trade receivable, net	69	963
Other general and administrative	239,199	142,357
Total Operating Expenses	676,941	1,336,449

Loss From Operations	(655,405)	(1,326,497)

Other Income (Expense):
(Loss) gain on foreign currency transactions	(142,028)	139
Gain on deconsolidation	157,555	—
Gain on valuation of warrants	770,352	—
Interest income	23,938	1
Other income	—	346
Total Other Income	809,817	486

Income (loss) Before Income Tax	154,412	(1,326,011)
Income tax	—	—
Net Income (Loss)	$154,412	$(1,326,011)

Net income (loss) per ordinary share - basic and diluted	$0.15	$(2.79)

Weighted-average shares outstanding, basic and diluted	1,057,349	475,267
Comprehensive Income (Loss):
Net income (loss)	$154,412	$(1,326,011)
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	471,186	(27,682)
Total Other Comprehensive Income (Loss)	$625,598	$(1,353,693)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MDJM LTD and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity

For the Six Months Ended June 30, 2025 and 2024

						Accumulated
	Ordinary Shares					Other	Total
	Number of	Amount of	Additional Paid in		Accumulated	Comprehensive	Shareholders’
Audited Statement	Ordinary Shares	Ordinary Shares	Capital	Statutory Reserve	Deficit	Income (Loss)	Equity
Balance - December 31, 2024	1,008,661	$25,217	$9,870,996	$327,140	$(6,552,641)	$(89,121)	$3,581,591
Reclassification related to the deconsolidation of Chengdu in 2024					(141,225)	141,225	—
Balance - December 31, 2024	1,008,661	25,217	9,870,996	327,140	(6,693,866)	52,104	3,581,591
Rounding up of fractional shares resulting from the reverse stock split	25		—				—
Deconsolidation of VIE			(2,572,437)	(327,140)	2,862,740	36,837	—
Exercise of Series A Warrants - Cash received	60,000	1,500	322,500				324,000
Exercise of Series A Warrants			126,180				126,180
Net income					154,412		154,412
Change in foreign currency translation adjustment						471,186	471,186
Balance - June 30, 2025	1,068,686	$26,717	$7,747,239	$—	$(3,676,714)	$560,127	$4,657,369

						Accumulated
	Ordinary Shares					Other	Total
	Number of	Amount of	Additional Paid in		Accumulated	Comprehensive	Shareholders’
	Ordinary Shares	Ordinary Shares	Capital	Statutory Reserve	Deficit	Income (Loss)	Equity
Balance - December 31, 2023	467,009	$11,675	$6,845,394	$327,140	$(3,363,436)	$56,432	$3,877,205
Share-based compensation May 14, 2024	934	23	24,738	—	—	—	24,761
Share-based compensation May 31, 2024	47,037	1,176	1,492,242	—	—	—	1,493,418
Net loss	—	—	—	—	(1,326,011)	—	(1,326,011)
Change in foreign currency translation adjustment	—	—	—	—	—	(27,682)	(27,682)
Balance - June 30, 2024	514,980	$12,874	$8,362,374	$327,140	$(4,689,447)	$28,750	$4,041,691

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MDJM LTD and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30,

	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$154,412	$(1,326,011)
Adjustments to reconcile income (loss) to net cash used in operating activities:
Depreciation and amortization	38,404	37,587
Allowance for CECL - trade receivable, net	69	963
(Gain) loss on foreign currency transactions	142,028	(139)
Gain on valuation of warrants	(770,352)	—
Gain on deconsolidation	(157,555)	—
Share-based compensation	—	746,709
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	(19,612)	9,294
Decrease (increase) in other receivables	(31,464)	492
Increase in prepaid expense	(154,566)	(43,243)
(Decrease) increase in accounts payable and accrued expenses	(13,400)	142,635
Increase in VAT and other tax payable	2,917	6,605
(Decrease) increase in related party payable	(3,243)	12,205
Increase in deferred income	7,477	8,349
Net Cash Used in Operating Activities	(804,885)	(404,554)

Cash Flows from Investing Activities:
Purchase of fixtures, office equipment and improvements	(40,916)	(13,325)
Cash removed from consolidation due to deconsolidation of VIE	(118)	—
Net Cash Used in Investing Activities	(41,034)	(13,325)

Cash Flows from Financing Activities:
Proceeds from exercise series warrants A	324,000	—
Net Cash Provided by Financing Activities	324,000	—

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,185	(1,385)

Net decrease in cash, cash equivalents and restricted cash	(520,734)	(419,264)
Cash, cash equivalents, and restricted cash - beginning of the period	1,826,834	503,505
Cash, cash equivalents, and restricted cash - end of the period	$1,306,100	$84,241

Cash and cash equivalents	$1,306,100	$83,787
Restricted foreign currency	—	454
Total cash, cash equivalents, and restricted cash	$1,306,100	$84,241

Supplemental Disclosure Cash Flow Information:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

Non-cash investing and financing activities
Share-based compensation applied to construction in progress	$—	$24,950
Share-based compensation applied to prepaid expense	$—	$746,709

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MDJM LTD AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

MDJM LTD (the “Company” or “MDJM”) was incorporated on January 26, 2018 under the laws of the Cayman Islands as an exempted company originally named MDJLEAD LTD. On May 7, 2018, the Company adopted its current name, MDJM LTD. Prior to 2023, the Company, through its subsidiaries and its consolidated variable interest entity (the “VIE”), was primarily engaged in providing comprehensive services throughout the life cycle of residential real estate projects in the People’s Republic of China (the “PRC”). These services included primary real estate agency, consulting, and the training and evaluation for primary agency sales (see “NOTE 14 – DECONSOLIDATION”). Since 2022, the Company has diversified its business into the hospitality industry by purchasing and managing hotel and restaurant businesses in the United Kingdom (the “UK”). In 2022, through its UK subsidiaries, the Company acquired two UK real estate properties, among which one is currently undergoing remodeling to be transformed into a hotel with restaurant facilities, and the other was open to the public in March 2023.

The Company, its subsidiaries, and the consolidated VIE are collectively referred to as the “Group.” Where appropriate, the term, the “Company” also refer to MDJM or the Company and its subsidiaries and the consolidated VIE as a whole.

Ownership and Control Structure

MDJM wholly owns MDJCC Limited (“MDJM Hong Kong”), which was incorporated on February 9, 2018 under the laws of Hong Kong. Prior to August 25, 2025, MDJM Hong Kong held a 100% ownership interest in Beijing Mingda Jiahe Technology Development Co., Ltd. (“Mingda Beijing”), a limited liability company organized on March 9, 2018 under the laws of the People’s Republic of China (the “PRC”). Mingda Beijing was classified as a wholly foreign-owned enterprise.

On April 28, 2018, Mingda Beijing entered into a series of contractual arrangements, commonly referred to as a variable interest entity structure, with Tianjin Mingda Jiahe Real Estate Co., Ltd. (“Mingda Tianjin” or the “VIE”). Mingda Tianjin, a limited liability company organized on September 25, 2002 under the laws of the PRC, changed its name to Mingdajiahe (Tianjin) Co., Ltd. on February 2, 2021. Mingda Tianjin conducted MDJM’s primary business operations in China prior to 2023. See “NOTE 14 – DECONSOLIDATION.”

MDJM wholly owns MD Local Global Limited (“MDJM UK”), which was incorporated in the UK under the Companies Act 2006 as a private company on October 28, 2020. It is registered in England and Wales. MDJM UK holds a 100% ownership interest in Mansions Catering and Hotel Ltd (“Mansions”), formerly known as Mansions Estate Agent Ltd, which was incorporated under the laws of England on June 15, 2021, to engage in hotel management and hospitality services.

At the time of Mansions’ incorporation, MDJM UK held a 51% equity interest, Ocean Tide Wealth Limited, a specialist mortgage broker in the United Kingdom, held 41%, and the remaining 8% was held by Mingzhe Zhang, an individual shareholder. On May 20, 2022, MDJM UK acquired Ocean Tide Wealth Limited’s 41% ownership interest for a consideration of one British pound sterling. On the same date, MDJM UK also acquired Mingzhe Zhang’s 8% ownership interest for a consideration of one British pound sterling. Following these acquisitions, MDJM UK now holds 100% ownership of Mansions.

MDJM wholly owns Fernie Castile Culture Limited (“FCC”), which was incorporated in the UK on August 22, 2023. FCC is expected to engage in the management and development of the “Fernie” brand, including related products and services. Since its incorporation, FCC has not conducted significant business activities and has not generated any revenue.

MD Lokal Global GmbH (“MD German”) is a wholly owned subsidiary of MDJM, incorporated on February 16, 2022, under the laws of Germany. Since its establishment, MD German has not conducted significant business activities and has not generated any revenue.

Mingda Jiahe Development Investment Co., Ltd. (“MD Japan”) is a wholly owned subsidiary of MDJM, incorporated on January 14, 2022, under the laws of Japan. Since its establishment, MD Japan has not conducted significant business activities and has not generated any revenue.

VIE Arrangements

PRC regulations prohibit or restrict foreign ownership of companies that provide services in certain industries. To comply with these regulations, on April 28, 2018, Mingda Beijing entered into a series of contractual arrangements with Mingda Tianjin and shareholders of Mingda Tianjin (collectively, the “VIE Agreements”). Due to PRC legal restrictions on foreign ownership in the real estate sector, neither the Company nor its subsidiaries owned any equity interest in Mingda Tianjin. Instead, for accounting purposes, the Company controlled and received the economic benefits of Mingda Tianjin’s business operation through the VIE Agreements, which enabled the Company to consolidate the financial results of the VIE and its subsidiaries in the Company’s consolidated financial statements under the generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Agreements that Transfer Economic Benefits of Mingda Tianjin

On April 28, 2018, Mingda Beijing entered into an “Exclusive Business Cooperation Agreement” (the “Business Agreement”) with Mingda Tianjin. Pursuant to the Business Agreement, Mingda Beijing would provide a series of consulting and technical support services to Mingda Tianjin and was entitled to receive 100% of Mingda Tianjin’s net income after deduction of required PRC statutory surplus reserve as a service fee. The service fee was paid annually or at any such time agreed by Mingda Beijing and Mingda Tianjin. The term of this Business Agreement was valid for 10 years upon execution of the agreement and may be extended or terminated prior to the expiration date at the will of Mingda Beijing. Unless expressly provided by the Business Agreement, without prior written consent of Mingda Beijing Mingda Tianjin may not engage any third party to provide the services offered by Mingda Beijing under the agreement.

Agreements that Enable the Company to Control and Receive the Economic Benefits of Mingda Tianjin’s Business Operation for Accounting Purposes

On April 28, 2018, each of the shareholders of Mingda Tianjin entered into an “Exclusive Option Agreement” (collectively, the “Option Agreements”) with Mingda Beijing. Pursuant to the Option Agreements, each of the shareholders of Mingda Tianjin granted an irrevocable and unconditional option to Mingda Beijing or its designees to acquire all or part of such shareholder’s equity interests in Mingda Tianjin at its sole discretion, to the extent as permitted by PRC laws and regulations then in effect. The consideration for such acquisition of all equity interests in Mingda Tianjin would be equal to the registered capital of Mingda Tianjin, and if PRC law required the consideration to be greater than the registered capital, the consideration would be the minimum amount as permitted by PRC law. The Option Agreements were valid for 10 years upon execution of the agreements and may be extended prior to the expiration date at will by Mingda Beijing.

On April 28, 2018, each of the shareholders of Mingda Tianjin also entered into a “Share Pledge Agreement” (collectively, the “Pledge Agreements”) with Mingda Beijing. Pursuant to the Pledge Agreements, the shareholders pledged their respective equity interests in Mingda Tianjin to guarantee the performance of the obligations of the VIE. Mingda Beijing, as pledgee, would be entitled to certain rights, including the right to sell the pledged equity interests. Pursuant to the Pledge Agreements, each of the shareholders of Mingda Tianjin could not transfer, sell, pledge, dispose of, or otherwise create any new encumbrance on their respective equity interests in Mingda Tianjin without the prior written consent of Mingda Beijing. The equity pledge right would expire when the exclusive business cooperation between Mingda Beijing and Mingda Tianjin was terminated, and all service fees were paid. The equity pledges of Mingda Tianjin were registered with the relevant local branch of the State Administration for Industry and Commerce.

The Company, through its subsidiaries and the VIE Agreements, had (1) the power to direct the activities of the VIE that most significantly affected the entity’s economic performance and (2) the right to receive benefits from the VIE. Accordingly, the Company was the primary beneficiary of the VIE and had consolidated the financial results of the VIE.

Termination of the VIE Agreements

On March 1, 2025, Mingda Beijing entered into agreements of termination (the “Termination Agreements”) with the VIE and the shareholders of the VIE to terminate the VIE Agreements. Consequently, Mingda Beijing ceased providing business support and related consulting services to Mingda Tianjin and is no longer recognized as a beneficial owner of Mingda Tianjin. See “NOTE 14 – DECONSOLIDATION.”

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

These interim condensed consolidated financial statements are unaudited. In the opinion of management, all adjustments consisting of normal recurring accruals and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included. The results reported in the unaudited condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year.

The unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

These unaudited condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 14, 2025.

The condensed consolidated balance sheet as of December 31, 2024, included herein has been derived from the audited consolidated financial statements as of December 31, 2024, but does not include all disclosures required by the U.S. GAAP.

The accompanying condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, and the VIE (from January 1, 2025 to March 5, 2025). All significant inter-company accounts and transactions have been eliminated on consolidation.

The Group evaluates each of its interests in private companies to determine whether or not the investee is a VIE and, if so, whether the Group is the primary beneficiary of such VIE. In determining whether the Group is the primary beneficiary, the Group considers if the Group (i) has the power to direct the activities that most significantly affect the economic performance of the VIE, and (ii) receives the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, the Group consolidates the VIE.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from such estimates. Significant accounting estimates reflected in the Group’s financial statements include useful lives and valuation of long-lived assets, allowance for CECL - trade receivable, assumptions related to the consolidation of entities in which the Group holds variable interests, valuation allowance on deferred tax, valuation on stock-based compensation and valuation on derivative liabilities.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date;

Level 2 – Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data; and

Level 3 – Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, other receivables, prepaid expenses, accounts payable and accrued liabilities, income tax payable, and other taxes payable approximate their fair value based on the short-term maturity of these instruments.

Cash, Cash Equivalents, and Restricted Cash

Cash and cash equivalents include cash on hand and all highly liquid investments with an original maturity of three months or less.

The Group maintains cash and cash equivalents with various commercial banks in the UK. Cash held in the UK is denominated in British pound sterling and is freely transferable out of the UK.

The Group maintains cash and cash equivalents with various commercial banks within the PRC. Cash in the PRC denominated in RMB may not be freely transferable to out of the PRC because of exchange control regulations or other reasons. Such restricted cash amounted to $0 and $193 as of June 30, 2025 and December 31, 2024, respectively. The Company has not experienced any losses in the bank accounts and believes it is not exposed to any risks on its cash held in PRC banks.

Property and Equipment, Net

Property and equipment are carried at cost, less accumulated depreciation. Costs include any incremental costs that are directly attributable to the construction or acquisition of the item of property and equipment. Maintenance and repairs are expensed as incurred, while major maintenance and remodeling costs are capitalized if they extend the useful life of the asset. Depreciation is computed using the straight-line method over the estimated useful lives.

When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in the results of operations.

Classification	Estimated Useful Life
Buildings and leasehold improvement	50 years
Building fixtures, furniture, and landscaping	4 to 10 years
Office Equipment and Fixtures	3 to 5 years
Software	2 or 10 years
Vehicles	4 or 5 years

Revenue Recognition

The Group adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Group determines revenue recognition through the following five steps: (1), identification of the contract, or contracts, with a customer, (2), identification of the performance obligations in the contract, (3), determination of the transaction price, (4), allocation of the transaction price to the performance obligations in the contract; and (5), recognition of revenue when, or as, the Company satisfies a performance obligation.

The operating entities’ service contracts typically include the terms of parties, services to be provided, service covered period, details of service fee calculation, and terms or conditions when services are to be paid. The performance obligation of the operating entities is clearly defined as to the sale of real properties specified in the contracts. The performance obligation is satisfied when at the point of closing of the sales contract with each property buyer is completed and when the developer receives the proceeds from the sales (cash and/or bank loans). The commission fee is determined based on the total value of the property sold multiplied by the commission rate agreed upon in the contracts. The commission rates vary among developers. The payment terms also vary with certain developers dividing the contracts into several phases and making payment when a phase has been completed. These variable considerations will not change the calculation of the commission fee. The transaction price is determined based on the commission rate and properties sold.

Prior to 2023, the Group’s major revenue is generated by commission fees from selling real estate properties since its inception. Commission revenue from property brokerage is recognized when: (i) the operating entities have completed their performance obligation to sell properties per contract, (ii) the property developer and the buyer completed a property sales transaction and the developer received a full or partial amount of proceeds from the buyer or full payment from the banker if mortgaged, and (iii) the property developer granted confirmation to the operating entities to issue an invoice per contract. The Group recognizes revenue net of value-added taxes (“VAT”).

The Group did not handle any monetary transactions nor act as escrow intermediary between the developers and the buyers. Certain sales contracts allow developers to withhold a certain percentage of the total commission for a certain period as a risk fund to cover potential damages caused by the sales activities of the operating entities. In these circumstances, the Group’s operating performance obligations are not fulfilled until the withholding period has passed. Since the amount being withheld is the risk of loss from the sales transaction, the Group records the amount withheld by developers as deferred income and will recognize the income when the withholding period has passed, and the amount withheld is confirmed by the developers.

The Group engages in the business of managing rental properties through its UK subsidiary, Mansions, which commenced operations in August 2021. Revenue from one-time referral fees paid by tenants is recognized proportionally over the lease term. The Group recognizes this revenue when both of the following conditions are met: (a) the lease agreement has been executed, and (b) the tenant has made its first payment. Mansions also provides property management services to tenants and collects service fees for these services. Management service fees are recognized on a monthly basis. Any prepayment of monthly service fees is recorded as deferred income until the related services are provided.

The Group engages in the hotel business through its UK subsidiaries, which began operations in May 2023. Revenue from hotel operations is recognized in accordance with ASC 606. Revenue is recognized when control of goods and services is transferred to the customer, typically at the point in time when the customer consumes or utilizes the services provided by the Group’s hotels. The Group’s revenue streams from hotel operations primarily consist of room sales, food and beverage services, event space rentals, and other ancillary services. The revenue recognition for these streams is as follows:

Room Sales: Revenue from room sales is recognized over the duration of the customer’s stay, as control of the lodging service is transferred to the customer during the stay. Revenue is allocated to each night’s stay based on the agreed-upon room rate.

Food and Beverage Services: Revenue from food and beverage services is recognized at the point in time when the food and beverages are served to the customer. Revenue is based on menu prices and is recognized as the customer consumes the items.

Event Space Rentals: Revenue from event space rentals is recognized at the point in time when the event space is made available to the customer for the event. Revenue is recognized based on the agreed-upon rental fee for the space.

Ancillary Services: Revenue from other ancillary services, such as parking and recreational facilities, is recognized at the point in time when the service is provided to the customer.

The transaction price for each contract is determined based on the consideration agreed upon with the customer. If contracts include multiple performance obligations, the transaction price is allocated to each performance obligation based on their relative standalone selling prices.

The Group periodically reviews its contracts to ensure that revenue recognition practices remain consistent with the principles of ASC 606. Any changes in estimates or adjustments to revenue recognition are recognized in the period in which the change or adjustment becomes known.

Segment

ASC 280 “Segment Reporting” required a public entity to report separately information about an operating segment that meets any of the following quantitative thresholds: a) its reported revenue, including both sales to external customers and intersegment sales or transfers, is 10 percent or more of the combined revenue, internal and external, of all operating segments; b) the absolute amount of its reported profit or loss is 10 percent or more of the greater, in absolute amount, of either: 1. the combined reported profit of all operating segments that did not report a loss, or 2. the combined reported loss of all operating segments that did report a loss; or c) its assets are 10 percent or more of the combined assets of all operating segments. Operating segments that do not meet any of the quantitative thresholds may be considered reportable, and separately disclosed, if management believes that information about the segment would be useful to readers of the financial statements. A company’s operating segments are defined as components of the company that engage in business activities that generate revenue and incur expenses, and whose results are regularly reviewed by the company’s chief operating decision maker in deciding how to allocate resources and assess performance.

The Group uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments.

Business Tax and Value Added Tax (“VAT”)

The PRC government implemented a VAT reform pilot program, which replaced the business tax with VAT. Since May 2016, the changes from business tax to VAT have been expanded to all other service sectors which used to be subject to business tax. The VAT rate applicable to subsidiaries and consolidated VIE of the Company was 6%. The Company accrues VAT payable when revenue is recognized.

The UK government charges VAT on business services and commissions. The standard VAT rate is 20%. All income of the UK subsidiaries will be subject to VAT. The Company accrues VAT payable when revenue is recognized.

Income Taxes

The Company’s operation in China was governed by the income tax laws of the PRC. The Chinese Corporate Income Tax applies to all companies in China, foreign owned & Chinese owned. It is levied on company profits at a rate of 25%.

The Company’s operation in United Kingdom is governed by the income tax laws of the UK. The normal rate of corporation tax is 19% for the financial year beginning April 1, 2021 and will be maintained at this rate for the financial year beginning April 1, 2022. From April 1, 2023, the main rate of corporation tax increased from 19% to 25%, and a new 19% small profits rate of corporation tax was introduced for companies whose profits do not exceed 50,000 pounds sterling (GBP).

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities, and their reported amounts in the financial statements, net operating loss carry forwards and credits by applying enacted statutory tax rates applicable to future years when the reported amounts of the asset or liability are expected to be recovered or settled, respectively. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities.

The Group only recognizes tax liabilities related to uncertain tax positions when such positions are more likely than not of being sustained upon examination. For such positions, the Group recognizes the largest amount of tax liabilities that is more than fifty percent likely of being sustained upon the ultimate settlement of such uncertain position. There were no such tax liabilities recognized in the accompanying consolidated financial statements. The Group records interest and penalties as a component of income tax expense. There were no such interest and penalties for the six months ended June 30, 2025 and 2024.

Per Share Amounts

The Company computes per share amounts in accordance with ASC Topic 260 “Earnings per Share” (EPS), which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the net income (loss) available to holders of ordinary shares by the weighted-average number of ordinary shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares or resulted in the issuance of ordinary shares that then shared in the earnings of the Company, if any. This is computed by dividing net earnings by the combination of dilutive ordinary share equivalents.

As of June 30, 2025, the Company had a total of 579,001 units of Series A warrants (“Series A Warrants”) outstanding, exercisable at a price of $5.40 per warrant. The closing price of the Company’s ordinary shares was $2.55 as of June 30, 2025. Since the exercise price of the warrants exceeded the share price, the warrants had no dilutive impact. Consequently, all potentially dilutive securities were excluded from the computation of diluted shares outstanding, as they would have had an anti-dilutive effect. The Series A Warrants are set to expire on March 20, 2028.

	June 30,
	2025	2024
Numerator for earnings per share:
Net income (loss) attributable to the Company’s ordinary shareholders	$154,412	$(1,326,011)
Denominator for basic and diluted earnings per share:
Basic and weighted average ordinary shares	1,057,349	475,267
Per share amount
Per share - basic and diluted	$0.15	$(2.79)

Comprehensive Income

The Company follows ASC 220-10, “Reporting Comprehensive Income,” which requires the reporting of comprehensive income in addition to net income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income. Comprehensive income generally represents all changes in shareholders’ equity during the period except those resulting from investments by, or distributions to shareholders.

Foreign Currency Translation

The Company’s principal operations are based in the UK, and, prior to 2024, also in the PRC. Its financial position and operational results are determined by using GBP and RMB as functional currencies, as applicable. However, the consolidated financial statements of the Company are presented in U.S. Dollars. Foreign currency-denominated results of operations and cash flows are translated at the average exchange rate during the reporting period. Assets and liabilities in foreign currencies are translated at the exchange rate in effect at the balance sheet date, while equity in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Consequently, amounts reported on the consolidated statements of cash flows may not align precisely with changes in corresponding balances on the consolidated balance sheets. Translation adjustments resulting from period-to-period exchange rate fluctuations are included as a separate component of accumulated other comprehensive income (loss) in the unaudited condensed consolidated balance sheets and statements of changes in shareholders’ equity. Foreign currency transactions are translated into the functional currency at the exchange rates prevailing on the transaction dates. Any resulting gains or losses are recognized in the results of operations as they occur. For the six months ended June 30, 2025 and 2024, a transaction loss of $142,028, and a gain of $139, respectively, was recorded in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates used in the unaudited condensed consolidated financial statements:

	June 30,	June 30,	December 31,
1 US$ = RMB	2025	2024	2024
At end of the period - RMB	7.1636	7.2672	7.2993
Average rate for the period ended - RMB	7.2520	7.2151	7.1957

1 US$ = GBP
At end of the period - GBP	0.7288	0.7911	0.7987
Average rate for the period ended - GBP	0.7703	0.7904	0.7824

Concentration Risk

The Company’s subsidiaries in the UK have bank accounts in the UK. Customer deposits held by banks, building societies and credit unions (including in Northern Ireland) in UK establishments that are authorized by the Prudential Regulation Authority (PRA) are protected by the Financial Services Compensation Scheme up to GBP85,000, which was approximately $117,000. The Company’s total unprotected cash in bank amounted to approximately $1,182,000 and $1,701,000 as of June 30, 2025 and December 31, 2024, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Deconsolidation

In accordance with ASC 810-10-40, deconsolidation of a subsidiary occurs when: (a) some or all of the ownership interests of the subsidiary are sold resulting in the loss of a controlling financial interest; (b) a contractual agreement granting control of the subsidiary expires; (c) the subsidiary issues its shares to outsiders reducing the parent’s ownership interest resulting in the loss of a controlling financial interest; or (d) the subsidiary becomes subject to the control of a government, court, administrator, or regulator.

The parent should recognize a gain or loss measured as the difference between: (a) the aggregate of: (i) the fair value of any consideration received, (ii) the fair value of any retained non-controlling interest, and (iii) the carrying amount of any non-controlling interest at the date the subsidiary is deconsolidated; and (b) the carrying amount of the subsidiary’s assets and liabilities.

A subsidiary should be deconsolidated from the date a controlling financial interest is lost and should also consider the equity components included in the non-controlling interest and the amounts previously recognized in accumulated other comprehensive income (loss), that is, the foreign currency translation adjustment.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures: This guidance is intended to enhance the transparency and decision usefulness of income tax disclosures through improvements to disclosures primarily related to the rate reconciliation and income taxes paid information. The new guidance is effective for public business entities for annual reporting periods beginning after December 15, 2024 on a prospective basis. Retrospective application is permitted. The Company has adopted ASU 2023-09, effective January 1, 2025. The adoption of this standard had no material impact on the Company’s unaudited condensed consolidated financial statements and related disclosures.

Recently Issued Accounting Pronouncements

The Group considers the applicability and impact of all ASUs. The ASUs not listed below were assessed and determined to be either not applicable or are expected to have a minimal impact on the Group’s consolidated financial position and/or results of operations. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03, as amended by ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): clarifying the Effective Date, will require additional disclosures and disaggregation of certain costs and expenses presented on the face of the income statement. The new guidance is effective for public business entities for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this ASU may be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the financial statements. The Company is currently assessing the impact of adoption of this standard on its consolidated financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable for the six months ended June 30, 2025 primarily consisted of hotel fees receivable from a third-party platform. Accounts receivable for the year end December 31, 2024 were primarily agent service fees receivable from the customers - real estate developers - and are recognized and carried at the amount billed to a customer, net of allowance for expected loss from doubtful accounts.

As of June 30, 2025 and December 31, 2024, accounts receivable consisted of the following:

	June 30,	December 31,
	2025	2024
Accounts receivable	$20,729	$134,960
Allowance for CECL	(73)	(134,960)
Accounts receivable, net	$20,656	$—

ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to measure and recognize expected credit losses on all financial assets held at amortized cost. The CECL model requires the measurement of expected credit losses, even if that risk of loss is remote. Management believes that historical collection information is a reasonable basis on which to determine expected credit losses because the composition of accounts receivable at the reporting date is consistent with the data used in developing the historical credit-loss percentages. In other words, customer risk characteristics and payment practices have remained relatively stable over time. However, current and reasonably foreseeable economic conditions are expected to have a significant impact on the Company’s collectability of accounts receivable. The Company applies the Bank of England’s lending rate, together with its historical loss rate, as a forward-looking adjustment in estimating expected credit losses under CECL. Management believes this approach appropriately reflects the potential time value of money while incorporating expectations about broader economic conditions. Accounts receivable with similar risk characteristics are pooled for purposes of calculating CECL.

The following CECL rates were used to calculate expected credit losses for the six months ended June 30, 2025.

Age of accounts receivable	Current
Historical loss rate	0.00%
Adjustment rate	0.35%
CECL rate	0.35%

The following CECL rates were used to calculate expected credit losses for the year ended December 31, 2024.

Age of accounts receivable	Over 365 days
Historical loss rate	20.00%
Adjustment rate	80.00%
CECL rate	100.00%

As of June 30, 2025, the Company reported accounts receivable of $20,729, representing hotel income earned in June 2025 and due from a third-party platform. As of December 31, 2024, the Company had accounts receivable of $134,960 (RMB 971,135), primarily from one vendor. The Company initiated legal proceedings against Chengdu TEDA New City in the People’s Court of Dujiangyan City, Sichuan Province, on January 9, 2023, for breach of contract and unpaid service fees totaling approximately $257,000 (RMB 1,872,419). On March 28, 2023, the court ruled in favor of the Company, ordering Chengdu TEDA to pay the full claimed amount within 10 days. The Company received a partial payment of $124,000 (RMB 907,662) on September 1, 2023. As of December 31, 2024, the remaining balance from this vendor was still outstanding. Given the deterioration of the real estate market in China, management has determined that the Company is unlikely to recover the remaining balance. Consequently, a 100% CECL rate has been applied to accounts receivable outstanding for more than 365 days.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	June 30,	December 31,
	2025	2024
Land and buildings	$3,352,882	$3,059,448
Building fixtures, facilities, and furniture	210,166	191,771
Leasehold improvement	22,765	20,773
Landscaping	23,730	21,653
Office Equipment and Fixtures	3,819	3,485
Auto	44,533	40,636
Construction in progress	124,967	74,569
Total Assets	3,782,862	3,412,335
Less accumulated depreciation	(218,347)	(162,649)
Net Assets	$3,564,515	$3,249,686

For the six months ended June 30, 2025 and 2024, depreciation and amortization expenses were $38,404 and $37,587, respectively.

NOTE 5 – INCOME TAX AND DEFERRED TAX ASSETS

The Company and its subsidiaries and the VIE have no presence in the United States and does not conduct business in the United States, so no United States income tax is imposed upon the Company and its subsidiaries and the VIE.

MDJM was incorporated under the laws of the Cayman Islands. Under the current laws of the Cayman Islands, the Company and its subsidiaries are not subject to income tax or capital gains tax. In addition, dividends paid by the Company to its shareholders are not subject to Cayman Islands withholding tax. For the six months ended June 30, 2025, MDJM reported net income of $154,412, which primarily resulted from a $770,352 gain on the revaluation of warrants and a $157,555 gain from the deconsolidation of a variable interest entity (VIE), partially offset by operating expenses. As the Company is not subject to income taxes in its jurisdiction of incorporation, no provision for current or deferred income tax has been recorded in the accompanying unaudited condensed consolidated financial statements.

MDJM Hong Kong was incorporated under the laws of Hong Kong and is subject to the uniform tax rate of 16.5%. Under Hong Kong tax law, it is exempted from the Hong Kong income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on the remittance of dividends. MDJM Hong Kong did not have significant activities in Hong Kong for the six months ended June 30, 2025 and 2024.

MDJM UK and Mansion were incorporated in the UK. A UK company is subject to UK corporation tax on its income and capital profits. The normal rate of corporation tax is 19% for the financial year beginning April 1, 2021 and will be maintained at this rate for the financial year beginning April 1, 2022. From April 1, 2023, the main rate of corporation tax increased from 19% to 25%, and a new 19% small profits rate of corporation tax was introduced for companies whose profits do not exceed 50,000 pounds sterling (GBP).

The Group conducted substantially all of its business in the PRC through its VIE and subsidiaries prior to the fiscal year ended December 31, 2024. The operating entities located in the PRC were subject to PRC income taxes, a standard tax rate of 25%. At the beginning of 2019, China State Administration of Taxation issued an income tax abatement policy to small business with taxable income less than RMB 3 million, number of employees less than 300, and total assets less than RMB 50 million for the tax periods from January 1, 2019 to December 31, 2021. According to the tax abatement policy, the income tax rate was reduced to 5% for small businesses with a taxable income less than RMB 1 million, the income tax rate was reduced to 10% for small business with taxable income from RMB 1 million to RMB 3 million. From January 1, 2022 to December 31, 2027, income tax rate is 5% for small business with taxable income between RMB 1 million to 3 million. The Group is qualified to receive the above tax abatement.

The Group adopted ASC 740-10-25 Accounting for Uncertainty in Income Taxes and such adoption did not have any material impact on the accompanying consolidated financial statements. Prior to the fiscal year ended December 31, 2024, the Group, through its Chinese subsidiary and VIE, was principally engaged in the business located in the PRC and, therefore, was subject to income taxes in the PRC. Tax regulations are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. All tax positions taken, or expected to be taken, continue to be more likely than not ultimately settled at the full amount claimed. The Company’s tax filings are subject to the PRC tax bureau’s examination for a period of up to five years. The Company is not currently under any examination by the PRC tax bureau.

Deferred income tax assets are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income in the period of the enactment of the change.

There was no provision for income tax for the six months ended June 30, 2025 and 2024.

Deferred tax assets were as follows:

	June 30,		December 31,
Deferred Tax Assets:	2025		2024
Allowance for CECL - trade receivable		$14	$—
Net operating loss - China		3,438	633,856
Net operating loss - UK		194,762	148,523
Deferred tax assets		198,214	782,379
Valuation allowance		(198,214)	(782,379)
Net deferred tax assets		$—	$—

The Company deconsolidated the VIE from its unaudited condensed consolidated financial statements on March 5, 2025. As a result, approximately $2.4 million of accumulated net operating losses were removed from the deferred tax asset calculation.

Reconciliation of the statutory income tax rate and the Company’s effective income tax rate for the six months ended June 30, 2025 and 2024, respectively, were as follows:

	June 30,	June 30,
	2025	2024
China
Hong Kong statutory income tax rate	16.50%	16.50%
Valuation allowance recognized with respect to the loss in Hong Kong Company	(16.50)%	(16.50)%
PRC statutory income tax rate	25.00%	25.00%
Valuation allowance recognized with respect to the loss in PRC Company	(25.00)%	(25.00)%
Effect of valuation and deferred tax adjustments	0.00%	0.00%
Effective rate	0.00%	0.00%

United Kingdom
UK statutory income tax rate	19.00%	19.00%
Valuation allowance recognized with respect to the loss in UK	(19.00)%	(19.00)%
Effect of valuation and deferred tax adjustments	0.00%	0.00%
Effective rate	0.00%	0.00%

Aggregate undistributed earnings of the Company’s subsidiaries, the VIE, and the VIE’s subsidiaries located in the PRC that were available for distribution on June 30, 2025 and 2024 were considered to be indefinitely reinvested and accordingly, no provision has been made for the Chinese dividend withholding taxes that would be payable upon the distribution of those amounts to any entity within the Company that is outside of the PRC. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. It intends to retain most of its available funds and any future earnings for use in the operation and expansion of its business. As of June 30, 2025 and December 31, 2024, the Company had not declared any dividends.

As of June 30, 2025, the Company had no significant uncertain tax positions that qualified for either recognition or disclosure in the financial statements. As of June 30, 2025, income tax returns for the tax years ended December 31, 2020 through December 31, 2024 remained open for statutory examination by PRC tax authorities.

The uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. Based on the outcome of any future examinations, or as a result of the expiration of statute of limitations for specific jurisdictions, it is reasonably possible that the related unrecognized tax benefits for tax positions taken regarding previously filed tax returns, might materially change from those recorded as liabilities for uncertain tax positions in the Company’s condensed consolidated financial statements as of June 30, 2025. In addition, the outcome of these examinations may impact on the valuation of certain deferred tax assets (such as net operating losses) in future periods. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits, if any, as a component of income tax expense. The Company does not anticipate any significant increases or decreases in its liability for unrecognized tax benefit within the next 12 months.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of income taxes is due to computational errors made by the taxpayer. The statute of limitations will be extended to five years under special circumstances, which are not clearly defined, but an underpayment of income tax liability exceeding RMB100,000 (approximately $14,000) is specifically listed as a special circumstance. In the case of a transfer pricing related adjustment, the statute of limitations is 10 years. There is no statute of limitations in the case of tax evasion.

The tax authority of the PRC government conducts periodic and tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary for the six months ended June 30, 2025 and 2024.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIE

Accounts payable and accrued liabilities consisted of the following as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024
Payroll and social security payable	$16,235	$182,118
Other payables and accrued liabilities	13,568	14,695
Total Accounts Payable and Accrued Liabilities	$29,803	$196,813

NOTE 7 - LEASES

On January 1, 2023, Mansions signed a lease agreement with MDJM UK to rent the “Fernie Castle,” a property owned by MDJM UK, as the site of a hotel. The rent is approximately $240,000 (182,500 pound sterling), VAT exclusive, per annum. The rent is paid monthly on the 25th day of the month. Mansions is responsible for its operation expenses, building maintenance and repair of the property rented. The lease has no definite termination date but can be terminated by either party by submitting one-month notice in advance without penalty. If the lease is terminated, the rented property will be returned to MDJM UK.

On January 1, 2023, Mansions signed a lease agreement with MDJM UK to rent the “Robin Hill,” a property owned by MDJM UK, as the site of a hotel. The rent is approximately $196,000 (151,000 pound sterling), VAT exclusive, per annum. The rent is paid monthly on the 25th day of the month. Mansions is responsible for its operation expenses, building maintenance, and repair of the rented property. The lease has no definite termination date but can be terminated by either party by submitting one-month notice in advance without penalty. If the lease is terminated, the rented property will be returned to MDJM UK.

Mansions and MDJM UK are related companies under common control. ASC 842 requires entities to determine whether a related-party arrangement between entities under common control is a lease on the basis of the legally enforceable terms and conditions of the arrangement. The accounting for a lease depends on the enforceable rights and obligations of each party as a result of the contract. A lease is no longer considered enforceable when either party (that is, lessee or lessor) can terminate the lease without permission from the other party and with no more than an insignificant penalty (ASC 842-10-55-23). The management believes that lease agreements between Mansions and MDJM UK is not legally enforceable since both Mansions and MDJM UK are under common control, and the lease can be terminated at any time without any penalty. Therefore, the Company did not apply the ASC 842 lessee and lessor accounting to the leases between Mansions and MDJM UK.

All related party rental income and expenses have been eliminated in the unaudited condensed consolidated financial statements.

The Group will lease temporary office spaces used for ongoing projects based on the needs. These leases are normally with terms of 12 months or less, and an option of renewing. Due to the temporary nature of these office spaces, the Group typically only includes the initial lease term in its assessment of a lease arrangement. Options to extend a lease are not included in the Group’s assessment unless there is reasonable certainty that the Group will renew the lease. The Group elected not to recognize on the balance sheet for leases with terms of 12 months or less. The lease expense recognized for such leases is on a straight-line basis over the lease terms. Such operating lease expenses amounted to $0 for the six months ending June 30, 2025 and 2024.

NOTE 8 – WARRANT LIABILITIES

The Company accounts for its outstanding Series A Warrants as liabilities on the balance sheet due to their derivative characteristics. These warrants are measured at fair value upon issuance and are subsequently remeasured at each reporting date, with changes in fair value recognized in the statement of operations. The fair value of the warrant liability is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. As of June 30, 2025, the fair value of the warrant liabilities was $528,400, which is presented as a current liability on the balance sheet. The Series A Warrants are set to expire on March 20, 2028.

Private Placement – 2024

On September 18, 2024, MDJM completed a private placement with 12 investors, issuing a total of 108,889 units at an offering price of $22.50 per unit, for total gross proceeds of approximately $2.45 million (the “Offering”). Each unit consists of one ordinary share of the Company, par value $0.025 per share (the “Ordinary Share”), one Series A Warrant, and one Series B warrant (“Series B Warrant”).

The Series A Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $33.75 per share, subject to downward adjustment to match the latest issuance price in the event of a dilutive issuance. The Series B Warrant is a compensatory warrant, designed to protect investors against potential share price declines. If the Company’s share price falls below the Offering price, the Series B Warrant allows the investor to receive additional Ordinary Shares such that the total number of shares issued is equal to the original investment amount divided by the lower of: (i) 90% of the lowest trading price during any ten-day period, or (ii) a floor price of $5.40 per share (collectively, the “Purchaser Warrants”). The Purchaser Warrants are immediately exercisable upon issuance and expire three years and six months from the issuance date.

Classification of Series A and B Warrants as Liabilities

According to ASC 815-40-25, a financial instrument is classified as equity if it meets the following criteria: 1. Settlement in Issuer’s Own Shares: the instrument must be settled solely by delivering a fixed number of shares, and 2. Fixed-for-Fixed Rule: the instrument must have a fixed exercise price and entitles the holder to a fixed number of shares.

Series A Warrants have the following key characteristics:

●	Downward Adjustment Mechanism: The exercise price adjusts for future dilutive issuances.
●	Floor Price: $5.40 per share, which matches the floor price of the Series B Warrants.
●	Dilution of Units: The number of Series A Warrants increased from 108,889 to 680,557 due to the downward adjustment of the exercise price.

Therefore, the Series A Warrants likely fail to meet the fixed-for-fixed criterion under ASC 815-40 and should be classified as liabilities rather than equity. Additionally, Series A Warrants with downward pricing adjustments linked to future events are treated as derivatives.

Series B Warrants have the following key characteristics:

●	Exercise Price Adjustment: Series B Warrants do not have a fixed exercise price; instead, they include a reset mechanism based on the lower of 90% of the lowest trading price over a specified period or a floor price of $5.40 per share.
●	Compensatory Nature: Series B Warrants are compensatory in nature, designed to provide additional shares to investors if the share price declines below the offering price.
●	Dilution Protection: The warrants protect investors from dilution by issuing additional shares when the market price falls.

Therefore, the Series B Warrants likely fail to meet the fixed-for-fixed criterion under ASC 815-40 and should be classified as liabilities rather than equity. Additionally, Series B Warrants with downward pricing adjustments linked to future events are treated as derivatives.

Fair Value Measurements of Warrant Liabilities

Both Series A and Series B Warrants are classified as liabilities or derivatives and must be measured at fair value in accordance with ASC 815-10-45. The fair value measurement process involves the following steps:

●	Initial Measurement: The Series A and Series B Warrants are measured at fair value at the time of issuance.
●	Subsequent Measurement: The fair value of the Series A and Series B Warrants is re-measured at each reporting date.
●	Changes in Fair Value: Any changes in fair value are recognized in earnings on the income statement for the relevant reporting period.
●	Derivative Impact: As derivatives, the Series A and Series B Warrants require ongoing fair value adjustments based on stock price changes and other relevant factors. This remeasurement process is essential for capturing the financial impact of the warrants’ reset and adjustment features.

The Company uses the Black-Scholes option pricing model to determine the fair value of the warrants. The key inputs used in the model include:

●	Expected Volatility: 119.17%, based on the historical volatility of the Company’s closing stock price since inception.
●	Risk-Free Interest Rate: 3.375%, derived from the yield on three-year U.S. Treasury notes.
●	Exercise Price: $5.40, which is the floor price established in the warrant agreements.
●	Term: 3.5 years (42 months), reflecting the contractual life of the warrants.

These inputs are critical in determining the fair value of the warrants and are reassessed at each reporting date to ensure accuracy and compliance with ASC 815 requirements. The following table provides a summary of the assessment for Series A and Series B Warrants for the year ended December 31, 2024.

Summary of the Assessment of Series A Warrants

Assessments	Units	FMV
Initial - when issuing	108,889	$1,064,287
Subsequent share price change	571,668	399,759
Exercise of Series A Warrants	(41,556)	(89,396)
Loss on Series A Warrant valuations at December 31, 2024	—	50,282
Balance at December 31, 2024	639,001	$1,424,932

Summary of the Assessment of Series B Warrants

Assessments	Units	FMV
Initial - when issuing	108,889	$722,539
Subsequent share price change	233,414	$43,232
Exercise of Series B Warrants in full	(342,303)	$(765,771)
Balance at December 31, 2024	—	$—

Excise of Series A Warrants – 2025

In February 2025, investors exercised 60,000 Series A Warrants at an exercise price of $5.40 per warrant. The Company received cash proceeds of $324,000, which were recorded in equity. In connection with the exercise, the warrant liability was reduced by $126,180, with a corresponding increase to additional paid-in capital, based on a fair market value of $2.10 per warrant.

Re-measurement of Series A Warrants at June 30, 2025

The Company uses the Black-Scholes option pricing model to determine the fair value of the warrants. The key inputs used in the model include:

o	Expected Volatility: 123.46%, based on the historical volatility of the Company’s closing stock price since inception.
o	Risk-Free Interest Rate: 3.875%, derived from the yield on three-year U.S. Treasury notes.
o	Exercise Price: $5.40, which is the floor price established in the warrant agreements.
o	Term: 2.72 years (32.6 months), reflecting the remaining contractual life of the warrants.

These inputs are critical in determining the fair value of the warrants and are reassessed at each reporting date to ensure accuracy and compliance with ASC 815 requirements. The following table provides a summary of the re-measurement of Series A Warrants as of June 30, 2025.

Summary of the Measurement of Series A Warrants

	Units	FMV
Initial measurement- when issuing	108,889	$1,064,287
Subsequent share price change	571,668	399,759
Exercise of Series A Warrants - 2024	(41,556)	(89,396)
Loss on Series A Warrant remeasurement at December 31, 2024	—	50,282
Balance at December 31, 2024	639,001	$1,424,932
Exercise of Series A Warrants - 2025	(60,000)	(126,180)
Re-measurement adjustment	—	(770,352)
FMV of Series A Warrants at June 30, 2025	579,001	$528,400

The remeasurement of the Series A Warrants resulted in a gain of $770,352 for the six months ended June 30, 2025, which was recognized in the Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss).

NOTE 9 – SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company is authorized to issue up to 2,000,000 ordinary shares, par value $0.025 per share.

At an extraordinary general meeting of shareholders of the Company held on April 28, 2025, the shareholders approved and adopted resolutions authorizing the consolidation of its shares, whereby each of the Company’s 50,000,000 authorized ordinary shares of US$0.001 par value (including all issued and unissued ordinary shares) was consolidated on a 25-for-1 basis, resulting in 2,000,000 authorized ordinary shares of US$0.025 par value each. All share and per-share information has been retroactively adjusted in the accompanying unaudited condensed consolidated financial statements accordingly.

Pursuant to a registration statement filed with the SEC and declared effective by the SEC on November 13, 2018, the Company completed the first closing of the Initial Public Offering (“IPO”) of its ordinary shares on December 26, 2018. A total of 49,659 ordinary shares were sold at a price of $125 per share to the public at the first closing. The Company received a total of $6,207,295 in gross proceeds from its first closing of the IPO. In connection with this public offering, the Company incurred direct offering costs of $2,103,816, which included audit, legal, consulting, commission, and other expenses. Per ASC 505, the Company classified these direct offering costs in the equity section to offset additional paid in capital.

On January 4, 2019, the Company completed the second closing of its IPO. A total of 775 additional ordinary shares were issued at a price of $125 per share. The total proceeds of this second closing were $96,805. There was a total of $26,399 direct cost in connection with the second closing.

On August 20, 2020, the Board of Directors of MDJM approved to offer and sell an aggregate of 1,376 ordinary shares at $82.50 per share in reliance on the exemption under Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”). The proceeds are intended for working capital and general corporate purposes. The offering was closed on August 20, 2020, and the Company received gross proceeds of $113,507.

On May 14, 2024, the Company issued 935 shares to a third-party consultant, who is a scholar (“Scholar”), as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK. The shares were valued at $26.50 per share, based on the closing market price on May 14, 2024. As a result, $24,761 was recognized as construction in progress, with $23 recorded as common stock and $24,738 recorded as additional paid-in capital in the unaudited condensed consolidated financial statements.

On May 31, 2024, the Company issued 47,037 shares to 13 employees and officers as part of their 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price on May 31, 2024. As a result, $1,493,418 was recognized as Payroll, payroll taxes and others for the year ended December 31, 2024. Additionally, $1,176 was recorded as common stock and $1,492,242 as additional paid-in capital in the equity section of the unaudited condensed consolidated financial statements.

On August 26, 2024, the Company issued 935 shares to a second scholar (“Scholar II”), who will also act as third-party consultant to the Company, as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK. The shares were valued at $28.00 per share, based on the closing market price on August 26, 2024. As a result, $26,164 was recognized as construction in progress, with $24 recorded as common stock and $26,140 recorded as additional paid-in capital in the unaudited condensed consolidated financial statements.

On September 18, 2024, the Company completed the Offering. See “Note 8 – WARRANT LIABILITIES.”

The Company received net cash proceeds of approximately $2.17 million (after deducting the placement agent fee and expenses of the Offering). The Company intends to use the net cash proceeds from the Offering for working capital and general corporate purposes.

From October 31, 2024 to November 7, 2024, the investors fully exercised their Series B Warrants, resulting in the issuance of a total of 342,303 Ordinary Shares by the Company. The majority of the Series B Warrants were exercised at the floor price of $5.40 per share. However, 67,858 shares exercised at price of 90% of the lowest trading price over the preceding ten-day period, or floor price. The Company received cash proceeds of $8,558, representing the aggregate par value of the shares issued.

The exercise price of Series A Warrants was adjusted downward from the original $33.75 per share to $5.40 per share following the exercise of the Series B Warrants. Consequently, the total number of Series A Warrants increased from 108,889 to 680,557 units. Between November 7, 2024 and December 18, 2024, four investors exercised a total of 41,556 Series A Warrants, generating cash proceeds of $224,400 for the Company. As of December 31, 2024, 639,001 Series A Warrants remained outstanding, with a fair value of $1,424,932 recorded as a current liability. In February 2025, investors exercised 60,000 Series A Warrants at an exercise price of $5.40 per warrant. The Company received cash proceeds of $324,000, which were recorded in equity. As of June 30, 2025, 579,001 Series A Warrants remained outstanding, with a fair value of $528,400 recorded as a current liability (see “NOTE 8 – WARRANT LIABILITIES”).

Reclassification of Prior Year Financial Statement Item

During the six months ended June 30, 2025, the Company identified and corrected a classification matter related to prior periods. To deconsolidate Mingda Jiahe (Tianjin) Co. Ltd. Chengdu Branch for the year ended December 31, 2024, $141,225 of accumulated deficit and $141,225 of accumulated other comprehensive loss were erroneously offset against each other and not separately removed from the consolidated statements of changes in shareholders’ equity. As a result, accumulated deficit was previously understated by $141,225, and accumulated other comprehensive loss was previously overstated by the same amount. This classification error had no impact on total shareholders’ equity, net income (loss), comprehensive income (loss), or cash flows for any period presented. Correction of the classification also does not impact total shareholders’ equity, net income (loss), comprehensive income (loss), or cash flows for any period presented. Management believes this reclassification enhances the accuracy and comparability of the Company’s financial statements, and, consistent with SEC SAB 108 and SAB 99, assessed the error as immaterial under both the rollover (income statement) and iron curtain (balance sheet) methods; therefore, restatement of prior period financial statements was not required.

NOTE 10 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC at each year-end). The statutory surplus reserve fund is non-discretionary other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of shares currently held by them, provided that the remaining statutory surplus reserve balance after such issuance is not less than 25% of the registered capital before the conversion. The statutory reserve of Mingda Tianjin amounted to $327,140 as of December 31, 2024 and 2023.

The Company deconsolidated the VIE from its unaudited condensed consolidated financial statements on March 5, 2025. As a result, a statutory reserve of $327,140 was eliminated from equity.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Country Risk

As the Group’s principal operations were conducted in the PRC prior to 2023, it was subject to considerations and risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic, and legal environments and foreign currency exchange limitations encountered in the PRC. The Group’s results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

In addition, all of the Group’s transactions in the PRC are denominated in RMB, which must be converted into other currencies before remittance from the PRC. Conversion of RMB into foreign currencies and remittance of foreign currencies abroad subject to the regulations of foreign currency governed by the PRC regulatory agents.

New Businesses and New Market Risk

Since its inception, real estate agent service income from Mingda Tianjin had been a major source of revenue for the Company in the PRC market. However, this revenue declined sharply in recent years — decreasing by 28.55% in 2021 compared to 2020, by 89.71% in 2022 compared to 2021, and by 90.34% in 2023 compared to 2022. The decline was primarily attributable to the tightening policies imposed on the PRC real estate market in recent years. As a result, the Company was unable to engage in new real estate sales projects in the PRC, leading to zero revenue from agent services for the year ended December 31, 2024.

In response to the shrinking sales in the new residential housing market in the PRC, the Company is shifting its focus to the UK and other non-PRC markets. In August 2022, the Company purchased Fernie Castle, a property located in Scotland, with plans to remodel it into a multi-functional cultural venue featuring a fine dining restaurant, hotel, wedding event spaces, and gardens. In December 2022, the Company acquired a second property in Torquay, England (the “Robin Hill Property”), with plans to remodel and operate it as a hotel with restaurant facilities. Fernie Castle is currently under renovation, while the Robin Hill Property is open to the public.

To achieve these goals, the Company needs to secure experts and skilled workers from the local UK market and obtain long-term financial support. However, there is no guarantee that these new ventures will be profitable in the short to medium term, nor that the Company will have sustainable financial resources to support long-term operations. Additionally, the continuous increase in energy costs, labor shortages in the UK, and the ongoing war in Ukraine are expected to have negative impacts on the Company’s operations in the UK.

Legal Proceeding

Except for the following disclosure, the Company is currently not a party to any litigation of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on the Company’s business, operating results, cash flows or financial condition.

The Group will file a civil complaint in local District’s court if there is a dispute on accounts receivable with customers. Historically, the Group has won the civil complaint and received the amounts awarded by court.

The Company initiated legal proceedings against Chengdu TEDA New City in the People’s Court of Dujiangyan City, Sichuan Province, on January 9, 2023, for breach of contract and unpaid service fees totaling approximately $257,000 (RMB 1,872,419). On March 28, 2023, the court ruled in favor of the Company, ordering Chengdu TEDA to pay the full claimed amount within 10 days. The Company received a partial payment of $124,000 (RMB 907,662) on September 1, 2023. As of December 31, 2024, the remaining balance from this vendor was still outstanding. Given the deterioration of the real estate market in China, management has determined that the Company is unlikely to recover the remaining balance. Consequently, a 100% CECL rate has been applied.

Service Agreement

On January 30, 2024, MDJM, through its subsidiary FCC, entered into a service agreement with the Scholar. Under the terms of the agreement, the Scholar will utilize his cultural and academic expertise to provide professional advisory services for the Company’s Ancient Eastern Garden project at the Fernie Castle. As compensation, the Company will issue its Ordinary Shares to the Scholar in the following stages: (i) 935 shares (representing 0.2% of MDJM’s equity based on a total of 467,009 shares outstanding as of December 31, 2023) upon signing the agreement; (ii) 935 shares upon completion of the design, planning, and construction report for the Ancient Eastern Garden project at Fernie Castle, and commencement of construction; (iii) 935 shares within one year following the second issuance of shares; and (iv) 935 shares upon completion of the overall development of the Fernie Castle project and the official operation of the hotel and Eastern Garden. This agreement is intended to be long-term. If the Company wishes to terminate the agreement, it must provide the Scholar with a three-month notice. On May 14, 2024, the Company issued 935 shares to the Scholar as the agreed-upon first-stage compensation.

On August 5, 2024, MDJM, through FCC, entered into a service agreement with Scholar II. Under the terms of the agreement, Scholar II will utilize his cultural and academic expertise to provide professional advisory services for the Company’s Ancient Eastern Garden project at the Fernie Castle. As compensation, the Company will issue its Ordinary Shares to Scholar II in the following stages: (i) 935 shares (representing 0.2% of MDJM’s equity based on a total of 467,009 shares outstanding as of December 31, 2023) upon signing the agreement. (ii) 935 shares upon completion of the design, planning, and construction report for the Ancient Eastern Garden project, and commencement of construction. (iii) 935 shares within one year following the second issuance of shares. (iv) 935 shares upon completion of the overall development of the Fernie Castle project and the official operation of the hotel and Eastern Garden. This agreement is intended to be long-term. If the Company wishes to terminate the agreement, it must provide Scholar II with a three-month notice. On August 26, 2024, the Company issued 935 shares to Scholar II as the agreed-upon first-stage compensation.

NOTE 12 – RELATED PARTY TRANSACTIONS

MDJM conducts real estate services business through Mingda Tianjin, a VIE that it controls through the VIE Agreements. The shareholders of Mingda Tianjin include MDJM’s principal shareholder, Mr. Siping Xu. The VIE Agreements provide MDJM (i) the power to control Mingda Tianjin, (ii) the exposure or rights to variable returns from its involvement with Mingda Tianjin, and (iii) the ability to affect those returns through use of its power over Mingda Tianjin to affect the amount of its returns.

On January 1, 2023, Mansions entered into a lease agreement with MDJM UK to rent “Fernie Castle,” a property owned by MDJM UK, for use as a hotel site. The annual rent for the property is approximately $240,000 (182,500 pounds sterling, exclusive of VAT, payable monthly on the 25th. Mansions is responsible for all operating expenses, as well as maintenance and repairs of the leased property. The lease agreement does not specify a fixed termination date, but either party may terminate the agreement by providing one month’s notice without incurring penalties. Upon termination, the property must be returned to MDJM UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $118,460 and $115,448, respectively, have been eliminated in the unaudited condensed consolidated financial statements.

On January 1, 2023, Mansions entered into a lease agreement with MDJM UK to rent “Robin Hill,” a property owned by MDJM UK, for hotel operations. The annual rent is approximately $196,000 (151,000 pounds sterling, excluding VAT, and is payable monthly on the 25th. Mansions is responsible for operating expenses, maintenance, and repairs of the leased property. The lease does not have a fixed termination date; however, it can be ended by either party with one month’s notice, without penalty. Upon termination, Mansions must return the property to MDJM UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $98,014 and $95,521 have been eliminated in the unaudited condensed consolidated financial statements.

On May 31, 2024, the Company issued 5,720 shares to Mr. Siping Xu, the CEO, as part of his 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price of the Ordinary Shares on Nasdaq on that date, resulting in a total share-based compensation of $181,585 for Mr. Xu.

On May 31, 2024, the Company issued 5,720 shares to Mr. Mengnan Wang, the CFO, as part of his 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price of the Ordinary Shares on Nasdaq on that date, resulting in a total share-based compensation of $181,585 for Mr. Wang.

In 2024, net proceeds of $2,426,460 from the private placement on September 18, 2024, and from the exercise of Series A and B Warrants associated with the placement were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into the subsidiary MDJM UK’s bank account.

In February 2025, net proceeds of $324,000 from exercise of Series A Warrants were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into MDJM UK’s bank account.

As of December 31, 2024, the Company owed $3,395 to its officers for unreimbursed business expenses. The business expenses were reimbursed in 2025.

NOTE 13 – SEGMENT AND GEOGRAPHIC AREA INFORMATION

The Group’s major source of income was real estate agent commissions before December 31, 2022.

The Group’s major income source was the hotel and rental management business after December 31, 2022.

The following tables provide the Company’s revenue by segment and geographic information for the six months ended June 30, 2025 and 2024.

	2025		2024
Source of revenue	US$	%	US$	%
Hotel income	21,536	100%	9,952	100%
Total Revenue	21,536	100%	9,952	100%

Revenue by Geographic Region	US$	%	US$	%
UK	21,536	100%	9,952	100%
Total Revenue	21,536	100%	9,952	100%

The following table summarizes total assets by segment and geographic.

	June 30, 2025		December 31, 2024
Assets by Geographic Region	US$	%	US$	%
PRC and Others	1,037	0%	15,136	0%
UK	5,223,830	100%	5,192,865	100%
Total Assets	5,224,867	100%	5,208,001	100%

NOTE 14 – DECONSOLIDATION

On February 28, 2025, the Board of Directors of the Company resolved to terminate the contractual arrangements with Mingda Tianjin. On March 1, 2025, Mingda Beijing entered into the Termination Agreements with Mingda Tianjin and its shareholders, pursuant to which all VIE agreements were terminated. As a result, Mingda Beijing ceased providing business support and related consulting services to Mingda Tianjin and was no longer recognized as a beneficial owner of Mingda Tianjin. On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, thereby formally completing the deregistration of equity pledges and officially terminating the contractual arrangements between Mingda Beijing and Mingda Tianjin.

Accordingly, the Company’s unaudited condensed consolidated financial statements for the six months ended June 30, 2025 include the operations of the VIE for the period from January 1, 2025 through March 5, 2025. Subsequent to that date, the VIE’s assets, liabilities, and accumulated deficit were deconsolidated.

As a result of the deconsolidation, the Company derecognized total assets of $350, total liabilities of $157,905, and recognized a net liability position of $157,555. The derecognition of this net liability resulted in a gain on deconsolidation of $157,555. This gain was offset by the VIE’s current operating loss of $29,981 for the period from January 1, 2025 through March 5, 2025, and resulted in a net income of $127,574 from the VIE, which is included in the consolidated statements of operations for the six months ended June 30, 2025.

In connection with the deconsolidation, the Company also derecognized the following equity accounts:

●	Additional paid-in capital: $2,572,437;
●	Statutory reserve: $327,140;
●	Accumulated deficit: $2,862,740, representing the accumulated deficit of $2,990,314 less the deconsolidation gain of $127,574; and
●	Accumulated foreign currency translation adjustment: $36,837.

Accordingly, the Company removed the VIE’s assets, liabilities, and equity balances from its unaudited condensed consolidated financial statements as of March 5, 2025.

NOTE 15 – SUBSEQUENT EVENT

On June 23, 2025, the Board of Directors of the Company approved a resolution to commence the voluntary dissolution of two subsidiaries in connection with the termination and deconsolidation of the VIE structure: Mingda Beijing and MDJM Hong Kong. These entities did not engage in any material business activities other than their role in maintaining the VIE structure. As of the date of this prospectus, the dissolution process of MDJM Hong Kong is ongoing.

On August 25, 2025, Mingda Beijing was officially dissolved.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

MDJM LTD

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MDJM LTD, its subsidiaries and consolidated variable interest entities (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements, and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

We did not identify any critical audit matters during the course of our audit for the year ended December 31 2024.

/s/ RBSM LLP

We have served as the Company’s auditors since 2018.

New York, New York
April 14, 2025

MDJM LTD and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
	2024	2023

Assets

Current Assets
Cash, cash equivalents, and restricted cash	$1,826,834	$503,505
Accounts receivable, net of allowance for CECL - trade receivable of $134,960 and $47,199 respectively	—	164,170
Prepaid expenses	116,877	11,765
Other receivables	482	3,069
Total Current Assets	1,944,193	682,509

Property and equipment, net	3,249,686	3,307,371

Non-Current Assets

Intangible assets - trademarks	8,924	—
VAT credit	5,198	9,362
Total Other Assets	14,122	9,362

Total Assets	$5,208,001	$3,999,242

Liabilities and Equity

Current Liabilities:
Accounts payable and accrued liabilities	$196,813	$101,969
Due to related party	3,395	—
Deferred income	1,270	20,068
Series A warrants liabilities	1,424,932	—
Total Current Liabilities	1,626,410	122,037

Total Liabilities	1,626,410	122,037
Equity:
Ordinary shares: 50,000,000 shares authorized, par value: $0.001 per share, 25,216,523 and 11,675,216 shares issued and outstanding as of December 31, 2024 and 2023, respectively	25,217	11,675
Additional paid in capital	9,870,996	6,845,394
Statutory reserve	327,140	327,140
Retained deficit	(6,552,641)	(3,363,436)
Accumulated other comprehensive (loss) income	(89,121)	56,432
Total Shareholders’ Equity	3,581,591	3,877,205
Total Liabilities and Equity	$5,208,001	$3,999,242

The accompanying notes are an integral part of these consolidated financial statements.

MDJM LTD and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31,

	2024	2023	2022

Revenue	$48,375	$144,863	$450,634

Operating Expenses:
Selling expenses	—	63	10,219
Payroll, payroll taxes and others	1,792,080	572,240	1,370,972
Professional fees	453,846	525,625	555,657
Depreciation and amortization	75,501	76,246	36,243
Allowance (recovery) for trade receivable	134,960	(159,509)	165,464
Other general and administrative	381,903	454,355	261,610
Total Operating Expenses	2,838,290	1,469,020	2,400,165

Loss From Operations	(2,789,915)	(1,324,157)	(1,949,531)

Other Income (Expense):
Gain (loss) on disposal of asset	(1,369)	(12)	10,954
Gain on foreign currency transactions	80,603	18,762	43,548
Gain (loss) on deconsolidation	14,404	—	(240,431)
Loss on valuation of warrants	(493,274)	—	—
Interest (expense) income	—	16,476	(31,615)
Other income	346	139,320	16,011
Total Other (Expense) Income	(399,290)	174,546	(201,533)

Loss Before Income Tax	(3,189,205)	(1,149,611)	(2,151,064)
Income tax	—	(10,835)	(3,020)
Net Loss	$(3,189,205)	$(1,160,446)	$(2,154,084)

Net loss per ordinary share - basic and diluted	$(0.22)	$(0.10)	$(0.18)

Weighted-average shares outstanding, basic and diluted	14,688,872	11,675,216	11,675,216

Comprehensive Income (Loss):
Net loss	$(3,189,205)	$(1,160,446)	$(2,154,084)
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	(145,553)	108,520	(101,200)
Total other comprehensive loss	$(3,334,758)	$(1,051,926)	$(2,255,284)

The accompanying notes are an integral part of these consolidated financial statements.

MDJM LTD and Subsidiaries

Consolidated Statements of Changes in Equity

For the Years Ended December 31, 2024, 2023, and 2022

						Accumulated
	Ordinary Shares					Other
	Number of	Amount of	Additional Paid in		Retained	Comprehensive	Noncontrolling
	Ordinary Shares	Ordinary Shares	Capital	Statutory Reserve	Earnings (Deficits)	Income (Loss)	Interest	Total Equity
Balance – December 31, 2021	11,675,216	$11,675	$6,845,394	$327,140	$(282,791)	$62,903	$(6,905)	$6,957,416
Comprehensive income (loss):
Acquired noncontrolling interest	—	—	—	—	(7,048)	143	6,905	—
Deconsolidation of Suzhou	—	—	—	—	240,933	(13,934)	—	226,999
Net loss	—	—	—	—	(2,154,084)	—	—	(2,154,084)
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustment	—	—	—	—	—	(101,200)	—	(101,200)
Balance – December 31, 2022	11,675,216	$11,675	$6,845,394	$327,140	$(2,202,990)	$(52,088)	$—	$4,929,131
Comprehensive income (loss):
Net loss	—	—	—	—	(1,160,446)	—	—	(1,160,446)
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustment	—	—	—	—	—	108,520	—	108,520
Balance – December 31, 2023	11,675,216	$11,675	$6,845,394	$327,140	$(3,363,436)	$56,432	$—	$3,877,205
Share-based compensation May 14, 2024	23,360	23	24,738	—	—	—	—	24,761
Share-based compensation to employees May 31, 2024	889,960	890	1,129,359	—	—	—	—	1,130,249
Share-based compensation to executive officers May 31, 2024	285,960	286	362,883	—	—	—	—	363,169
Share-based compensation August 26, 2024	23,360	24	26,140	—	—	—	—	26,164
Private placement September 18, 2024	2,722,224	2,722	403,953	—	—	—	—	406,675
Exercise of Series B Warrants	8,557,554	8,558	765,771	—	—	—	—	774,329
Exercise of Series A Warrants	1,038,889	1,039	312,758	—	—	—	—	313,797
Comprehensive income (loss):
Net loss	—	—	—	—	(3,189,205)	—	—	(3,189,205)
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustment	—	—	—	—	—	(145,553)	—	(145,553)
Balance - December 31, 2024	25,216,523	$25,217	$9,870,996	$327,140	$(6,552,641)	$(89,121)	$—	$3,581,591

The accompanying notes are an integral part of these consolidated financial statements.

MDJM LTD and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2024	2023	2022

Cash Flows from Operating Activities:
Net loss	$(3,189,205)	$(1,160,446)	$(2,154,084)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	75,501	76,246	36,243
(Recovery) allowance for CECL - trade receivable	134,960	(159,509)	165,464
(Gain) loss on foreign currency transactions	(80,603)	(18,762)	(43,548)
Gain on conversion of functional currency from US $ to GBP - MD Local	—	(80,887)	—
Loss (gain) on sale of assets	1,369	12	(10,954)
Loss on valuation of warrants	493,274	—	—
(Gain) loss on deconsolidation	(14,404)	—	240,431
Share-based compensation	1,130,249	—	—
Share-based compensation to executive officers	363,169	—	—
Non cash interest expense	—	(5,026)	21,241
Changes in deferred tax assets	—	10,835	3,020
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	9,374	935,537	815,839
Decrease (increase) in other receivables	2,536	(2,051)	(2,788)
Decrease (increase) in prepaid expense	(107,295)	15,726	5,914
(Decrease) increase in accounts payable and accrued expenses	113,976	(207,250)	(537,442)
(Decrease) increase in VAT and other tax payable	4,424	(5,637)	(125,453)
Increase in related party payable	3,444	—	—
(Decrease) increase in deferred income	(1,486)	1,847	(1,000)
Net Cash Used in Operating Activities	(1,060,717)	(599,365)	(1,587,117)

Cash Flows from Investing Activities:
Acquisition of real property and improvements in UK	—	—	(3,095,291)
Purchase of fixtures,office equipment and improvements	(35,748)	(106,544)	(45,507)
Proceeds from disposal of assets	—	1,384	30,607
Loan repayment received	—	66,376	742
Net Cash (Used in) Investing Activities	(35,748)	(38,784)	(3,109,449)

Cash Flows from Financing Activities:
(Repayment) proceeds from short term loans	—	(363,089)	381,754
Proceeds from private placement	2,450,002	—	—
Costs of private placement	(256,500)	—	—
Proceeds from exercise Series A and B Warrants	232,958	—	—
Net Cash (Used in) Provided by Financing Activities	2,426,460	(363,089)	381,754

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6,666)	71,585	4,288

Net decrease in cash, cash equivalents and restricted cash	1,323,329	(929,653)	(4,310,524)
Cash, cash equivalents, and restricted cash – beginning of the period	503,505	1,433,158	5,743,682
Cash, cash equivalents, and restricted cash – end of the period	$1,826,834	$503,505	$1,433,158

Cash and cash equivalents	$1,826,641	$499,654	$1,358,838
Restricted foreign currency	193	3,851	74,320
Total cash, cash equivalents, and restricted cash	$1,826,834	$503,505	$1,433,158

Supplemental Disclosure Cash Flow Information:
Cash paid for:
Interest	$—	$—	$5,256
Income taxes	$—	$—	$—

Non-cash investing and financing activities
Share-based compensation applied to construction in progress	$50,925	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

MDJM LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

MDJM LTD (the “Company” or “MDJM”) was incorporated on January 26, 2018 under the laws of the Cayman Islands as an exempted company originally named MDJLEAD LTD. On May 7, 2018, the Company adopted its current name, MDJM LTD. Prior to 2023, the Company, through its subsidiaries and its consolidated variable interest entity (the “VIE”), was primarily engaged in providing comprehensive services throughout the life cycle of residential real estate projects in the People’s Republic of China (the “PRC”). These services included primary real estate agency, consulting, and the training and evaluation for primary agency sales (see Note “Subsequent Events”). Since 2022, the Company has diversified its business into the hospitality industry by purchasing and managing hotel and restaurant businesses in the United Kingdom (the “UK”). In that year, through its UK subsidiaries, the Company acquired two UK real estate properties, among which one is currently undergoing remodeling to be transformed into a hotel with restaurant facilities, and the other was open to the public in March 2023.

The Company, its subsidiaries, and the consolidated VIE are collectively referred to as the “Group.” Where appropriate, the terms “we,” “our,” or “us” also refer to MDJM or the Company and its subsidiaries and the consolidated VIE as a whole.

Ownership and Control Structure

MDJM wholly owns MDJCC Limited (“MDJM Hong Kong”), which was incorporated on February 9, 2018 under the laws of Hong Kong. MDJM Hong Kong holds a 100% ownership interest in Beijing Mingda Jiahe Technology Development Co., Ltd. (“Mingda Beijing”), a limited liability company organized on March 9, 2018 under the laws of the People’s Republic of China (the “PRC”). Mingda Beijing is classified as a wholly foreign-owned enterprise (“WFOE”).

On April 28, 2018, Mingda Beijing entered into a series of contractual arrangements, commonly referred to as a variable interest entity structure, with Tianjin Mingda Jiahe Real Estate Co., Ltd. (“Mingda Tianjin” or the “VIE”). Mingda Tianjin, a limited liability company organized on September 25, 2002 under the laws of the PRC, changed its name to Mingdajiahe (Tianjin) Co., Ltd. on February 2, 2021. Mingda Tianjin conducted MDJM’s primary business operations in China prior to 2023 (see Note “Subsequent Events”).

MDJM wholly owns MD Local Global Limited (“MDJM UK”), which was incorporated in the UK under the Companies Act 2006 as a private company on October 28, 2020. It is registered in England and Wales. MDJM UK holds a 100% ownership interest in Mansions Catering and Hotel Ltd (“Mansions”), formerly known as Mansions Estate Agent Ltd, which was incorporated under the laws of England on June 15, 2021, to engage in hotel management and hospitality services.

At the time of Mansions’ incorporation, MDJM UK held a 51% equity interest, Ocean Tide Wealth Limited, a specialist mortgage broker in the United Kingdom, held 41%, and the remaining 8% was held by Mingzhe Zhang, an individual shareholder. On May 20, 2022, MDJM UK acquired Ocean Tide Wealth Limited’s 41% ownership interest for a consideration of one British pound sterling. On the same date, MDJM UK also acquired Mingzhe Zhang’s 8% ownership interest for a consideration of one British pound sterling. Following these acquisitions, MDJM UK now holds 100% ownership of Mansions.

MDJM wholly owns Fernie Castile Culture Limited (“FCC”), which was incorporated in the UK on August 22, 2023. FCC is expected to engage in the management and development of the “Fernie” brand, including related products and services. Since its incorporation, FCC has not conducted significant business activities and has not generated any revenue.

MD Lokal Global GmbH (“MD German”) is a wholly owned subsidiary of MDJM, incorporated on February 16, 2022, under the laws of Germany. Since its establishment, MD German has not conducted significant business activities and has not generated any revenue.

Mingda Jiahe Development Investment Co., Ltd. (“MD Japan”) is a wholly owned subsidiary of MDJM, incorporated on January 14, 2022, under the laws of Japan. Since its establishment, MD Japan has not conducted significant business activities and has not generated any revenue.

VIE Arrangements

PRC regulations prohibit or restrict foreign ownership of companies that provide services in certain industries. To comply with these regulations, on April 28, 2018, Mingda Beijing entered into a series of contractual arrangements with Mingda Tianjin and shareholders of Mingda Tianjin (collectively, the “VIE Agreements”). Due to PRC legal restrictions on foreign ownership in the real estate sector, neither the Company nor its subsidiaries owned any equity interest in Mingda Tianjin. Instead, for accounting purposes, the Company controlled and received the economic benefits of Mingda Tianjin’s business operation through the VIE Agreements, which enabled the Company to consolidate the financial results of the VIE and its subsidiaries in the Company’s consolidated financial statements under the generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Agreements that Transfer Economic Benefits of Mingda Tianjin

On April 28, 2018, Mingda Beijing entered into an “Exclusive Business Cooperation Agreement” (the “Business Agreement”) with Mingda Tianjin. Pursuant to the Business Agreement, Mingda Beijing would provide a series of consulting and technical support services to Mingda Tianjin and was entitled to receive 100% of Mingda Tianjin’s net income after deduction of required PRC statutory surplus reserve as a service fee. The service fee was paid annually or at any such time agreed by Mingda Beijing and Mingda Tianjin. The term of this Business Agreement was valid for 10 years upon execution of the agreement and may be extended or terminated prior to the expiration date at the will of Mingda Beijing. Unless expressly provided by the Business Agreement, without prior written consent of Mingda Beijing Mingda Tianjin may not engage any third party to provide the services offered by Mingda Beijing under the agreement.

Agreements that Enable the Company to Control and Receive the Economic Benefits of Mingda Tianjin’s Business Operation for Accounting Purposes

On April 28, 2018, each of the shareholders of Mingda Tianjin entered into an “Exclusive Option Agreement” (collectively, the “Option Agreements”) with Mingda Beijing. Pursuant to the Option Agreements, each of the shareholders of Mingda Tianjin granted an irrevocable and unconditional option to Mingda Beijing or its designees to acquire all or part of such shareholder’s equity interests in Mingda Tianjin at its sole discretion, to the extent as permitted by PRC laws and regulations then in effect. The consideration for such acquisition of all equity interests in Mingda Tianjin would be equal to the registered capital of Mingda Tianjin, and if PRC law required the consideration to be greater than the registered capital, the consideration would be the minimum amount as permitted by PRC law. The Option Agreements were valid for 10 years upon execution of the agreements and may be extended prior to the expiration date at will by Mingda Beijing.

On April 28, 2018, each of the shareholders of Mingda Tianjin also entered into a “Share Pledge Agreement” (collectively, the “Pledge Agreements”) with Mingda Beijing. Pursuant to the Pledge Agreements, the shareholders pledged their respective equity interests in Mingda Tianjin to guarantee the performance of the obligations of the VIE. Mingda Beijing, as pledgee, would be entitled to certain rights, including the right to sell the pledged equity interests. Pursuant to the Pledge Agreements, each of the shareholders of Mingda Tianjin could not transfer, sell, pledge, dispose of, or otherwise create any new encumbrance on their respective equity interests in Mingda Tianjin without the prior written consent of Mingda Beijing. The equity pledge right would expire when the exclusive business cooperation between Mingda Beijing and Mingda Tianjin was terminated, and all service fees were paid. The equity pledges of Mingda Tianjin had been registered with the relevant local branch of the State Administration for Industry and Commerce.

The Company, through its subsidiaries and the VIE Agreements, had (1) the power to direct the activities of the VIE that most significantly affected the entity’s economic performance and (2) the right to receive benefits from the VIE. Accordingly, the Company was the primary beneficiary of the VIE and had consolidated the financial results of the VIE.

Termination of VIE Agreement

On March 1, 2025, Mingda Beijing entered into agreements of termination (the “Termination Agreements”) with the VIE and the shareholders of the VIE to terminate the VIE Agreements. Consequently, Mingda Beijing ceased providing business support and related consulting services to Mingda Tianjin and is no longer recognized as a beneficial owner of Mingda Tianjin (see Note “Subsequent Events”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

The Company’s consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”).

The accompanying consolidated financial statements include the financial statements of the Company, its subsidiaries and the VIE. All significant inter-company accounts and transactions have been eliminated from consolidation.

The Group evaluates each of its interests in private companies to determine whether or not the investee is a VIE and, if so, whether the Group is the primary beneficiary of such VIE. In determining whether the Group is the primary beneficiary, the Group considers if the Group (i) has power to direct the activities that most significantly affects the economic performance of the VIE, and (ii) receives the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, the Group consolidates the VIE.

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from such estimates. Significant accounting estimates reflected in the Group’s financial statements include useful lives and valuation of long-lived assets, allowance for doubtful accounts, assumptions related to the consolidation of entities in which the Group holds variable interests, valuation allowance on deferred tax, valuation on stock based compensation and valuation on derivative liabilities.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date;

Level 2 – Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data; and

Level 3 – Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, other receivables, prepaid expenses, prepaid income tax, deferred tax assets, accounts payable and accrued liabilities, income tax payable, and other taxes payable approximate their fair value based on the short-term maturity of these instruments.

Cash, Cash Equivalents, and Restricted Cash

Cash and cash equivalents include cash on hand and all highly liquid investments with an original maturity of three months or less.

The Group maintains cash and cash equivalents with various commercial banks in the UK. Cash held in the UK is denominated in British pound sterling and is freely transferable out of the UK.

The Group maintains cash and cash equivalents with various commercial banks within the PRC. Cash in the PRC denominated in RMB may not be freely transferable to out of the PRC because of exchange control regulations or other reasons. Such restricted cash amounted to $193 and $65 as of December 31, 2024 and 2023, respectively. The Company has not experienced any losses in the bank accounts and believes it is not exposed to any risks on its cash held in PRC banks.

Property and Equipment, Net

Property and equipment are carried at cost, less accumulated depreciation. Costs include any incremental costs that are directly attributable to the construction or acquisition of the item of property and equipment. Maintenance and repairs are expensed as incurred, while major maintenance and remodeling costs are capitalized if they extend the useful life of the asset. Depreciation is computed using the straight-line method over the estimated useful lives.

When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in the results of operations.

Classification	Estimated Useful Life
Buildings and leasehold improvement	50 years
Building fixtures, furniture, and landscaping	4 to 10 years
Office Equipment and Fixtures	3 to 5 years
Software	2 or 10 years
Vehicles	4 or 5 years

Revenue Recognition

The Group adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Group determines revenue recognition through the following five steps: (1), identification of the contract, or contracts, with a customer, (2), identification of the performance obligations in the contract, (3), determination of the transaction price, (4), allocation of the transaction price to the performance obligations in the contract; and (5), recognition of revenue when, or as, we satisfy a performance obligation.

The operating entities’ service contracts typically include the terms of parties, services to be provided, service covered period, details of service fee calculation, and terms or conditions when services are to be paid. The performance obligation of the operating entities is clearly defined as to the sale of real properties specified in the contracts. The performance obligation is satisfied when at the point of closing of the sales contract with each property buyer is completed and when the developer receives the proceeds from the sales (cash and/or bank loans). The commission fee is determined based on the total value of the property sold multiplied by the commission rate agreed upon in the contracts. The commission rates vary among developers. The payment terms also vary with certain developers dividing the contracts into several phases and making payment when a phase has been completed. These variable considerations will not change the calculation of the commission fee. The transaction price is determined based on the commission rate and properties sold.

Prior to 2023, the Group’s major revenue is generated by commission fees from selling real estate properties since its inception. Commission revenue from property brokerage is recognized when: (i) the operating entities have completed their performance obligation to sell properties per contract, (ii) the property developer and the buyer completed a property sales transaction and the developer received a full or partial amount of proceeds from the buyer or full payment from the banker if mortgaged, and (iii) the property developer granted confirmation to the operating entities to issue an invoice per contract. The Group recognizes revenue net of value-added taxes (“VAT”).

The Group did not handle any monetary transactions nor act as an escrow intermediary between the developers and the buyers. Certain sales contracts allow developers to withhold a certain percentage of the total commission for a certain period as a risk fund to cover potential damages caused by the sales activities of the operating entities. In these circumstances, the Group’s operating performance obligations are not fulfilled until the withholding period has passed. Since the amount being withheld is the risk of loss from the sales transaction, the Group records the amount withheld by developers as deferred income and will recognize the income when the withholding period has passed, and the amount withheld is confirmed by the developers.

The Group engages in the business of managing rental properties through its UK subsidiary, Mansions, which commenced operations in August 2021. Revenue from one-time referral fees paid by tenants is recognized proportionally over the lease term. The Group recognizes this revenue when both of the following conditions are met: (a) the lease agreement has been executed, and (b) the tenant has made its first payment. Mansions also provides property management services to tenants and collects service fees for these services. Management service fees are recognized on a monthly basis. Any prepayment of monthly service fees is recorded as deferred income until the related services are provided.

The Group engages in the hotel business through its UK subsidiaries, which began operations in May 2023. Revenue from hotel operations is recognized in accordance with ASC 606. Revenue is recognized when control of goods and services is transferred to the customer, typically at the point in time when the customer consumes or utilizes the services provided by the Group’s hotels. The Group’s revenue streams from hotel operations primarily consist of room sales, food and beverage services, event space rentals, and other ancillary services. The revenue recognition for these streams is as follows:

1.	Room Sales: Revenue from room sales is recognized over the duration of the customer’s stay, as control of the lodging service is transferred to the customer during the stay. Revenue is allocated to each night’s stay based on the agreed-upon room rate.
2.	Food and Beverage Services: Revenue from food and beverage services is recognized at the point in time when the food and beverages are served to the customer. Revenue is based on menu prices and is recognized as the customer consumes the items.
3.	Event Space Rentals: Revenue from event space rentals is recognized at the point in time when the event space is made available to the customer for the event. Revenue is recognized based on the agreed-upon rental fee for the space.
4.	Ancillary Services: Revenue from other ancillary services, such as parking and recreational facilities, is recognized at the point in time when the service is provided to the customer.

The transaction price for each contract is determined based on the consideration agreed upon with the customer. If contracts include multiple performance obligations, the transaction price is allocated to each performance obligation based on their relative standalone selling prices.

The Group periodically reviews its contracts to ensure that revenue recognition practices remain consistent with the principles of ASC 606. Any changes in estimates or adjustments to revenue recognition are recognized in the period in which the change or adjustment becomes known.

Segment

ASC 280 “Segment Reporting” required a public entity to report separately information about an operating segment that meets any of the following quantitative thresholds: a) its reported revenue, including both sales to external customers and intersegment sales or transfers, is 10 percent or more of the combined revenue, internal and external, of all operating segments; b) the absolute amount of its reported profit or loss is 10 percent or more of the greater, in absolute amount, of either: 1. the combined reported profit of all operating segments that did not report a loss, or 2. the combined reported loss of all operating segments that did report a loss; or c) its assets are 10 percent or more of the combined assets of all operating segments. Operating segments that do not meet any of the quantitative thresholds may be considered reportable, and separately disclosed, if management believes that information about the segment would be useful to readers of the financial statements. A company’s operating segments are defined as components of the company that engage in business activities that generate revenue and incur expenses, and whose results are regularly reviewed by the company’s chief operating decision maker in deciding how to allocate resources and assess performance.

The Group uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments.

Business Tax and Value Added Tax (“VAT”)

The PRC government implemented a VAT reform pilot program, which replaced the business tax with VAT. Since May 2016, the changes from business tax to VAT have been expanded to all other service sectors which used to be subject to business tax. The VAT rate applicable to subsidiaries and consolidated VIE of the Company was 6%. The Company accrues VAT payable when revenue is recognized.

The UK government charges VAT on business services and commissions. The standard VAT rate is 20%. All income of the UK subsidiaries will be subject to VAT. The Company accrues VAT payable when revenue is recognized.

Marketing and Advertising Expenses

Marketing and advertising expenses consist primarily of marketing planning fees and advertisements expenses used for targeted sales. The Group expenses all marketing and advertising costs as incurred and records these costs within “Selling expenses” on the consolidated statements of operations when incurred. The Group did not incur such expenses for the years ended December 31, 2024, 2023, and 2022.

Income Taxes

The Company’s operation in China was governed by the income tax laws of the PRC. The Chinese Corporate Income Tax applies to all companies in China, foreign owned & Chinese owned. It is levied on company profits at a rate of 25%.

The Company’s operation in United Kingdom is governed by the income tax laws of the UK. The normal rate of corporation tax is 19% for the financial year beginning April 1, 2021 and will be maintained at this rate for the financial year beginning April 1, 2022. From April 1, 2023, the main rate of corporation tax increased from 19% to 25%, and a new 19% small profits rate of corporation tax was introduced for companies whose profits do not exceed 50,000 pounds sterling (GBP).

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities, and their reported amounts in the financial statements, net operating loss carry forwards and credits by applying enacted statutory tax rates applicable to future years when the reported amounts of the asset or liability are expected to be recovered or settled, respectively. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities.

The Group only recognizes tax liabilities related to uncertain tax positions when such positions are more likely than not of being sustained upon examination. For such positions, the Group recognizes the largest amount of tax liabilities that is more than fifty percent likely of being sustained upon the ultimate settlement of such uncertain position. There were no such tax liabilities recognized in the accompanying consolidated financial statements. The Group records interest and penalties as a component of income tax expense. There were no such interest and penalties for the years ended December 31, 2024, 2023 and 2022.

Per Share Amounts

The Company computes per share amounts in accordance with ASC Topic 260 “Earnings per Share” (EPS), which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the net income (loss) available to holders of ordinary shares by the weighted-average number of ordinary shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares or resulted in the issuance of ordinary shares that then shared in the earnings of the Company, if any. This is computed by dividing net earnings by the combination of dilutive ordinary share equivalents.

As of December 31, 2022, the Company had a total of 126,082 units of underwriter’s warrants outstanding, exercisable at a price of $6.25 per warrant. The closing price of the Company’s ordinary shares on the Nasdaq Capital Market was $1.51 as of December 31, 2022. Since the exercise price of the warrants exceeded the share price, the warrants had no dilutive impact. The Company incurred net losses for the year ended December 31, 2022. Consequently, all potentially dilutive securities were excluded from the computation of diluted shares outstanding, as they would have had an anti-dilutive effect. The underwriter’s warrants expired on November 13, 2023.

As of December 31, 2024, the Company had a total of 15,975,012 units of Series A Warrants (defined below) outstanding, exercisable at a price of $0.216 per warrant. The closing price of the Company’s ordinary shares was $0.200 as of December 31, 2024. Since the exercise price of the warrants exceeded the share price, the warrants had no dilutive impact. In addition, the Company incurred net losses for the year ended December 31, 2024. Consequently, all potentially dilutive securities were excluded from the computation of diluted shares outstanding, as they would have had an anti-dilutive effect. The Series A Warrants are set to expire on March 20, 2028.

	December 31,
	2024	2023	2022
Numerator for earnings per share:
Net loss attributable to the Company’s ordinary shareholders	$(3,189,205)	$(1,160,446)	$(2,154,084)
Denominator for basic and diluted earnings per share:
Basic and weighted average ordinary shares	14,688,872	11,675,216	11,675,216
Per share amount
Per share – basic and diluted	$(0.22)	$(0.10)	$(0.18)

Comprehensive Income

The Company follows ASC 220-10, “Reporting Comprehensive Income,” which requires the reporting of comprehensive income in addition to net income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income. Comprehensive income generally represents all changes in shareholders’ equity during the period except those resulting from investments by, or distributions to shareholders.

Foreign Currency Translation

The Company’s principal operations are based in the UK, and, prior to 2024, also in the PRC. Its financial position and operational results are determined by using GBP and RMB as functional currencies, as applicable. However, the consolidated financial statements of the Company are presented in U.S. Dollars. Foreign currency-denominated results of operations and cash flows are translated at the average exchange rate during the reporting period. Assets and liabilities in foreign currencies are translated at the exchange rate in effect at the balance sheet date, while equity in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Consequently, amounts reported on the consolidated statements of cash flows may not align precisely with changes in corresponding balances on the consolidated balance sheets. Translation adjustments resulting from period-to-period exchange rate fluctuations are included as a separate component of accumulated other comprehensive income (loss) in the consolidated balance sheets and statements of changes in shareholders’ equity. Foreign currency transactions are translated into the functional currency at the exchange rates prevailing on the transaction dates. Any resulting gains or losses are recognized in the results of operations as they occur. For the years ended December 31, 2024, 2023 and 2022, transaction gains of $80,603, $18,762, and $43,548, respectively, were recorded in the consolidated statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates used in the consolidated financial statements:

	December 31,	December 31,	December 31,
1 US$ = RMB	2024	2023	2022
At end of the period – RMB	7.2993	7.0999	6.8987
Average rate for the period ended – RMB	7.1957	7.0809	6.7347

1 US$ = GBP
At end of the period – GBP	0.7987	0.7847	0.8315
Average rate for the period ended – GBP	0.7824	0.8039	0.8121

Concentration Risk

The Company’s subsidiaries in the UK have bank accounts in the UK. Customer deposits held by banks, building societies and credit unions (including in Northern Ireland) in UK establishments that are authorized by the Prudential Regulation Authority (PRA) are protected by the Financial Services Compensation Scheme (FSCS) up to GBP85,000, which was approximately $106,000. The Company’s total unprotected cash in bank amounted to approximately $1,701,000 and $368,000, as of December 31, 2024 and 2023, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Deconsolidation

In accordance with ASC 810-40, deconsolidation of a subsidiary occurs when: (a) some or all of the ownership interests of the subsidiary are sold resulting in the loss of a controlling financial interest; (b) a contractual agreement granting control of the subsidiary expires; (c) the subsidiary issues its shares to outsiders reducing the parent’s ownership interest resulting in the loss of a controlling financial interest; or (d) the subsidiary becomes subject to the control of a government, court, administrator or regulator.

The parent should recognize a gain or loss measured as the difference between: (a) the aggregate of: (i) the fair value of any consideration received, (ii) the fair value of any retained non-controlling interest, and (iii) the carrying amount of any non-controlling interest at the date the subsidiary is deconsolidated; and (b) the carrying amount of the subsidiary’s assets and liabilities.

A subsidiary should be deconsolidated from the date a controlling financial interest is lost and should also consider the equity components included in the non-controlling interest and the amounts previously recognized in accumulated other comprehensive income (loss), i.e., the foreign currency translation adjustment.

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update 2019-12-Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU summarizes the FASB’s recently issued Accounting Standards Update (ASU) No. 2019-12, simplifying the Accounting for Income Taxes. The ASU enhances and simplifies various aspects of the income tax accounting guidance in ASC 740. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The adoption of this ASU had no material impact on our consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2019, excluding entities eligible to be smaller reporting company. For all other entities, the requirements are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. ASU 2016-13 has been amended by ASU 2019-04, ASU 2019-05, and ASU 2019-11. For entities that have not yet adopted ASU No. 2016-13, the effective dates and transition methodology for ASU 2019-04, ASU 2019-05, and ASU 2019-11 are the same as the effective dates and transition methodology in ASU 2016-13. The Group adopted this standard for the year beginning January 1, 2023. The adoption of this standard had no material impact on the Group’s consolidated financial statements.

Recently Issued Accounting Pronouncements

The Group considers the applicability and impact of all ASUs. The ASUs not listed below were assessed and determined to be either not applicable or are expected to have a minimal impact on the Group’s consolidated financial position and/or results of operations.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

On November 4, 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE), which requires disaggregated disclosure of income statement expenses for public business entities. The DISE does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. DISE is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within annual reporting periods beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The adoption of this standard will have no material impact on the Group’s consolidated financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable are primarily agent service fee receivable from the customers – real estate developers - and are recognized and carried at the amount billed to a customer, net of allowance for expected loss from doubtful accounts.

As of December 31, 2024 and 2023, accounts receivable consisted of the following:

	December 31,	December 31,
	2024	2023
Accounts receivable	$134,960	$211,369
Allowance for CECL	(134,960)	(47,199)
Accounts receivable, net	$—	$164,170

ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses to all financial assets held at amortized cost.

The CECL model requires measurement of the expected credit loss even if that risk of loss is remote. Management believes that historical collection information is a reasonable base on which to determine expected credit losses because the composition of the accounts receivable at the reporting date is consistent with that used in developing the historical credit-loss percentages. That is, the similar risk characteristics of the customers and its payment practices have not changed significantly over time. However, the foreseeable economic conditions will have a significant impact on our collectability of the accounts receivable. The Management believes that the treasury bill rate of the U.S. Treasury is a useful indicator to reflect the future cost of the credit and the trend of economic at the time of reporting. The Company combined treasury bill rate and its historical loss rate to determine the rates of expected estimated credit losses. The accounts receivable sharing similar risk characteristics be pooled when the CECL is calculated. Following CECL rates were used to calculate 2023 expected credit losses:

Age of accounts receivable	Current	31-60 days	61-90 days	91-180 days	181-365 days	Over 365 days
Historical loss rate	0.00%	0.00%	0.00%	0.00%	5.00%	20.00%
Adjustment	0.38%	0.76%	1.14%	1.26%	2.53%	4.55%
CECL rate	0.38%	0.76%	1.14%	1.26%	7.53%	24.55%

As of December 31, 2024, the Company had accounts receivable of $134,960 (RMB 971,135), primarily from one vendor. The Company initiated legal proceedings against Chengdu TEDA New City in the People’s Court of Dujiangyan City, Sichuan Province, on January 9, 2023, for breach of contract and unpaid service fees totaling approximately $257,000 (RMB 1,872,419). On March 28, 2023, the court ruled in favor of the Company, ordering Chengdu TEDA to pay the full claimed amount within 10 days. The Company received a partial payment of $124,000 (RMB 907,662) on September 1, 2023. As of December 31, 2024, the remaining balance from this vendor was still outstanding. Given the deterioration of the real estate market in China, management has determined that the Company is unlikely to recover the remaining balance. Consequently, a 100% CECL rate has been applied to accounts receivable outstanding for more than 365 days.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,	December 31,
	2024	2023

Land and buildings	$3,059,448	$3,114,032
Building fixtures, facilities, and furniture	191,771	187,826
Leasehold improvement	20,773	21,143
Landscaping	21,653	22,039
Office Equipment and Fixtures	3,485	31,306
Auto	40,636	41,361
Construction in progress	74,569	6,372
Total Assets	3,412,335	3,424,079
Less accumulated depreciation	(162,649)	(116,708)
Net Assets	$3,249,686	$3,307,371

For the years ended December 31, 2024, 2023, and 2022, depreciation and amortization expenses were $75,501, $76,246, and $36,243, respectively.

NOTE 5 – INCOME TAX AND DEFERRED TAX ASSETS

The Company and its subsidiaries and the VIE have no presence in the United States and does not conduct business in the United States, so no United States income tax is imposed upon the Company and its subsidiaries and the VIE.

MDJM was incorporated under the laws of the Cayman Islands. Under the current laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

MDJM Hong Kong was incorporated under the laws of Hong Kong and is subject to the uniform tax rate of 16.5%. Under Hong Kong tax law, it is exempted from the Hong Kong income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on the remittance of dividends. MDJM Hong Kong did not have significant activities in Hong Kong for the years ended December 31, 2024, 2023, and 2022.

MDJM UK and Mansions were incorporated in the UK. A UK company is subject to UK corporation tax on its income and capital profits. The normal rate of corporation tax is 19% for the financial year beginning April 1, 2021 and will be maintained at this rate for the financial year beginning April 1, 2022. From 1 April 2023, the main rate of corporation tax increased from 19% to 25%, and a new 19% small profits rate of corporation tax was introduced for companies whose profits do not exceed 50,000 pounds sterling (GBP).

The Group conducted substantially all of its business in the PRC through its VIE and subsidiaries prior to the fiscal year ended December 31, 2024. The operating entities located in the PRC were subject to PRC income taxes, a standard tax rate of 25%. At the beginning of 2019, China State Administration of Taxation issued an income tax abatement policy to small business with taxable income less than RMB 3 million, number of employees less than 300, and total assets less than RMB 50 million for the tax periods from January 1, 2019 to December 31, 2021. According to the tax abatement policy, the income tax rate was reduced to 5% for small businesses with a taxable income less than RMB 1 million, the income tax rate was reduced to 10% for small business with taxable income from RMB 1 million to RMB 3 million. In 2022, a new tax abatement policy was issued. From January 1, 2022 to December 31, 2022, the income tax rate was 2.5% for small business with taxable income under RMB 1 million; From January 1, 2022 to December 31, 2024, the income tax rate is 5% for small business with taxable income between RMB 1 million to 3 million. The Group is qualified to receive the above tax abatement.

The Group adopted ASC 740-10-25 Accounting for Uncertainty in Income Taxes and such adoption did not have any material impact on the accompanying consolidated financial statements. Prior to the fiscal year ended December 31, 2024, the Group through its Chinese subsidiary and VIE were principally engaged in the business located in the PRC and therefor, were subject to income taxes in the PRC. Tax regulations are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. All tax positions taken, or expected to be taken, continue to be more likely than not ultimately settled at the full amount claimed. The Company’s tax filings are subject to the PRC tax bureau’s examination for a period of up to five years. The Company is not currently under any examination by the PRC tax bureau.

Deferred income tax assets are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income in the period of the enactment of the change.

The provision for income tax for the years ended December 31, 2024, 2023, and 2022 were as follows:

	2024	2023	2022
Current	$—	$—	$—
Deferred tax adjustment	—	10,835	3,020
Total income tax	$—	$10,835	$3,020

Deferred tax assets and liabilities were as follows:

	December 31,	December 31,
Deferred Tax Assets (Liabilities):	2024	2023
Accounts receivable, net	$—	$11,800
Net operating loss – China	633,856	475,900
Net operating loss - UK	148,523	110,215
Deferred tax assets	782,379	597,915
Valuation allowance	(782,379)	(597,915)
Net deferred tax assets (liabilities)	$—	$—

Reconciliation of the statutory income tax rate and the Company’s effective income tax rate for the years ended December 31, 2024, 2023, and 2022, respectively, were as follows:

	2024	2023	2022
China
Hong Kong statutory income tax rate	16.50%	16.50%	16.50%
Valuation allowance recognized with respect to the loss in Hong Kong Company	(16.50)%	(16.50)%	(16.50)%
PRC statutory income tax rate	25.00%	25.00%	25.00%
Valuation allowance recognized with respect to the loss in PRC Company	(25.00)%	(25.00)%	(25.00)%
Effect of valuation and deferred tax adjustments	0.00%	(1.65)%	0.00%
Effective rate	0.00%	(1.65)%	0.00%

United Kingdom
UK statutory income tax rate	19.00%	19.00%	19.00%
Valuation allowance recognized with respect to the loss in UK	(19.00)%	(19.00)%	(19.00)%
Effect of valuation and deferred tax adjustments	0.00%	0.00%	(1.65)%
Effective rate	0.00%	0.00%	(1.65)%

Aggregate undistributed earnings of the Company’s subsidiaries, the VIE, and the VIE’s subsidiaries located in the PRC that were available for distribution on December 31, 2024, 2023, and 2022 were considered to be indefinitely reinvested and accordingly, no provision has been made for the Chinese dividend withholding taxes that would be payable upon the distribution of those amounts to any entity within the Company that is outside of the PRC. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. It intends to retain most of its available funds and any future earnings for use in the operation and expansion of its business. As of December 31, 2024 and 2023, the Company had not declared any dividends.

As of December 31, 2024, the Company had no significant uncertain tax positions that qualified for either recognition or disclosure in the financial statements. As of December 31, 2024, income tax returns for the tax years ended December 31, 2019 through December 31, 2023 remained open for statutory examination by PRC tax authorities.

The uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. Based on the outcome of any future examinations, or as a result of the expiration of statute of limitations for specific jurisdictions, it is reasonably possible that the related unrecognized tax benefits for tax positions taken regarding previously filed tax returns, might materially change from those recorded as liabilities for uncertain tax positions in the Company’s consolidated financial statements as of December 31, 2024. In addition, the outcome of these examinations may impact the valuation of certain deferred tax assets (such as net operating losses) in future periods. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits, if any, as a component of income tax expense. The Company does not anticipate any significant increases or decreases in its liability for unrecognized tax benefit within the next 12 months.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of income taxes is due to computational errors made by the taxpayer. The statute of limitations will be extended to five years under special circumstances, which are not clearly defined, but an underpayment of income tax liability exceeding RMB100,000 (approximately $14,000) is specifically listed as a special circumstance. In the case of a transfer pricing related adjustment, the statute of limitations is 10 years. There is no statute of limitations in the case of tax evasion.

The tax authority of the PRC government conducts periodic and tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary as of December 31, 2024 and 2023.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following as of December 31, 2024 and 2023:

	2024	2023

Payroll and social security payable	$182,118	$82,494
Bonus payable	—	18,603
Other payables and accrued liabilities	14,695	872
Total Accounts Payable and Accrued Liabilities	$196,813	$101,969

NOTE 7 – LEASES

On January 1, 2023, Mansions signed a lease agreement with MDJM UK to rent the “Fernie Castle,” a property owned by MDJM UK, as the site of a hotel. The rent is approximately $233,000 (GBP182,500), VAT exclusive, per annum. The rent is paid monthly on the 25th day of the month. Mansions is responsible for its operation expenses, building maintenance, and repair of the property rented. The lease has no definite termination date but can be terminated by either party by submitting one-month notice in advance without penalty. If the lease is terminated, the rented property will be returned to MDJM UK.

On January 1, 2023, Mansions signed a lease agreement with MDJM UK to rent the “Robin Hill,” a property owned by MDJM UK, as the site of a hotel. The rent is approximately $193,000 (GBP151,000), VAT exclusive, per annum. The rent is paid monthly on the 25th day of the month. Mansions is responsible for its operation expenses, building maintenance, and repair of the property rented. The lease has no definite termination date but can be terminated by either party by submitting one-month notice in advance without penalty. If the lease is terminated, the rented property will be returned to MDJM UK.

Mansions and MDJM UK are related companies under common control. ASC 842 requires entities to determine whether a related-party arrangement between entities under common control is a lease on the basis of the legally enforceable terms and conditions of the arrangement. The accounting for a lease depends on the enforceable rights and obligations of each party as a result of the contract. A lease is no longer considered enforceable when either party (i.e., lessee or lessor) can terminate the lease without permission from the other party and with no more than an insignificant penalty (ASC 842-10-55-23). The management believes that lease agreements between Mansions and MDJM UK is not legally enforceable since both Mansions and MDJM UK are under common control, and the lease can be terminated at any time without any penalty. Therefore, the Company did not apply the ASC 842 lessee and lessor accounting to the leases between Mansions and MDJM UK.

The Group will lease temporary office spaces used for ongoing projects based on the needs. These leases are normally with terms of 12 months or less, and an option of renewing. Due to the temporary nature of these office spaces, the Group typically only includes the initial lease term in its assessment of a lease arrangement. Options to extend a lease are not included in the Group’s assessment unless there is reasonable certainty that the Group will renew the lease. The Group elected not to recognize on the balance sheet for leases with terms of 12 months or less. The lease expense recognized for such leases is on a straight-line basis over the lease terms. Such operating lease expenses amounted to $0, $1,214 and $0 for the years ended December 31, 2024, 2023, and 2022, respectively.

NOTE 8 – SHORT-TERM LOANS

On February 14, 2022, Mingda Tianjin borrowed $141,225 (RMB1,000,000 translated at the 2023 average exchange rate) from China Construction Bank with an interest rate of 3.95% per annum. The loan was repaid in full on March 1, 2023.

From March 18, 2022 to June 20, 2022, Mingda Tianjin borrowed a total of $221,864 (RMB1,571,000 translated at the 2023 average exchange rate) from an unrelated individual for working capital. This individual loan was due by September 30, 2022 and extended to December 31, 2022. The loan bore interest at 4.2525% per annum and was to be paid by the maturity date. The loan was repaid in full on March 8, 2023. On June 14, 2023, Mingda Tianjin borrowed $2,118 (RMB 15,000 translated at the 2023 average exchange rate) and repaid in full on June 16, 2023.

NOTE 9 – WARRANT LIABILITIES

The Company accounts for its outstanding Series A Warrants as liabilities on the balance sheet due to their derivative characteristics. These warrants are measured at fair value upon issuance and are subsequently remeasured at each reporting date, with changes in fair value recognized in the statement of operations. As of December 31, 2024, the fair value of the warrant liabilities was $1,424,932, which is presented as a current liability on the balance sheet. The Series A Warrants are set to expire on March 18, 2028.

Private Placement – 2024

On September 18, 2024, MDJM completed a private placement with twelve investors, issuing a total of 108,889 units at an offering price of $22.50 per unit, for total gross proceeds of approximately $2.45 million (the “Offering”). Each unit consists of one ordinary share of the Company, par value $0.025 per share (the “Ordinary Share”), one Series A warrant (the “Series A Warrant”), and one Series B warrant (the “Series B Warrant,” together with the Series A Warrant, the “Purchaser Warrants”).

The Series A Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $1.35 per share, subject to downward adjustment to match the latest issuance price in the event of a dilutive issuance. The Series B Warrant is a compensatory warrant, designed to protect investors against potential share price declines. If the Company’s share price falls below the offering price, the Series B warrant allows the investor to receive additional Ordinary Shares such that the total number of shares issued is equal to the original investment amount divided by the lower of: (i) 90% of the lowest trading price during any ten-day period, or (ii) a floor price of $0.216 per share. The Purchaser Warrants are immediately exercisable upon issuance and expire three years and six months from the issuance date.

Classification of Series A and Series B Warrants as Liabilities

According to ASC 815-40-25, a financial instrument is classified as equity if it meets the following criteria: 1. Settlement in Issuer’s Own Shares: the instrument must be settled solely by delivering a fixed number of shares; and 2. Fixed-for-Fixed Rule: the instrument must have a fixed exercise price and entitles the holder to a fixed number of shares.

Series A Warrants have the following key characteristics:

1.	Downward Adjustment Mechanism: The exercise price adjusts for future dilutive issuances.
2.	Floor Price: $0.216 per share, which matches the floor price of the Series B Warrants.
3.	Dilution of Units: The number of Series A Warrants increased from 2,722,224 to 17,013,901 due to the downward adjustment of the exercise price.

Therefore, the Series A Warrants likely fail to meet the fixed-for-fixed criterion under ASC 815-40 and should be classified as liabilities rather than equity. Additionally, Series A Warrants with downward pricing adjustments linked to future events are treated as derivatives.

Series B Warrants have the following key characteristics:

1.	Units Adjustment: The exercise price of Series B Warrants is $0.001 per unit. However, the number of units to be issued is variable and increases as the stock price declines. The number of shares is calculated by dividing the original issue price of $1.35 by the lower of (i) 90% of the lowest trading price over a specified period, or (ii) a floor price of $0.216 per share.
2.	Compensatory Nature: Series B Warrants are compensatory in nature, designed to provide additional shares to investors if the share price declines below the offering price.
3.	Dilution Protection: The warrants protect investors from dilution by mandating the issuance of additional shares to them when the market price falls.

Therefore, the Series B Warrants likely fail to meet the fixed-for-fixed criterion under ASC 815-40 and should be classified as liabilities rather than equity. Additionally, Series B Warrants with downward pricing adjustments linked to future events are treated as derivatives.

Fair Value Measurements of Warrant Liabilities

Both Series A and Series B Warrants are classified as liabilities or derivatives and must be measured at fair value in accordance with ASC 815-10-45. The fair value measurement process involves the following steps:

1.	Initial Measurement: The Series A and Series B Warrants are measured at fair value at the time of issuance.
2.	Subsequent Measurement: The fair value of the Series A and Series B Warrants is re-measured at each reporting date.
3.	Changes in Fair Value: Any changes in fair value are recognized in earnings on the income statement for the relevant reporting period.
4.	Derivative Impact: As derivatives, the Series A and Series B Warrants require ongoing fair value adjustments based on stock price changes and other relevant factors. This remeasurement process is essential for capturing the financial impact of the warrants’ reset and adjustment features.

The Company uses the Black-Scholes option pricing model to determine the fair value of the warrants. The key inputs used in the model include:

1.	Expected Volatility: 119.17%, based on the historical volatility of the Company’s closing stock price since inception.

2.	Risk-Free Interest Rate: 3.375%, derived from the yield on three-year U.S. Treasury notes.
3.	Exercise Price: $0.216, which is the floor price established in the warrant agreements.
4.	Term: 3.5 years (42 months), reflecting the contractual life of the warrants.

These inputs are critical in determining the fair value of the warrants and are reassessed at each reporting date to ensure accuracy and compliance with ASC 815 requirements. The following table provides a summary of the assessment for Series A and Series B Warrants.

Summary of the Assessment of Series A Warrants
Assessments	Units	FMV	Date/Period
Initial - when issuing	2,722,224	$1,064,287	9/18/2024
Subsequent share price change	14,291,677	399,759	11/07/2024 to 12/18/2024
Exercise of 1,038,889 units of A Warrants	(1,038,889)	(89,396)	11/07/2024 to 12/18/2024
Loss on Series A Warrant valuation at 12/31/2024	—	50,282	12/31/2024
Balance at December 31, 2024	15,975,012	$1,424,932

The valuation of the Series A Warrants resulted in a loss of $450,042 for the year ended December 31, 2024, which was recognized in the statement of operations.

Summary of the Assessment of Series B Warrants
Assessments	Units	FMV	Date
Initial - when issuing	2,722,224	$722,539	9/18/2024
Subsequent share price change	5,835,330	43,232	10/31/2024
Exercise of Series B Warrants in full	(8,557,554)	(765,771)	10/31/2024
Balance at December 31, 2024	—	$—

The valuation of the Series B Warrants resulted in a loss of $43,232 for the year ended December 31, 2024, which was recognized in the statement of operations.

NOTE 10 – SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company is authorized to issue up to 50,000,000 ordinary shares, par value $0.001 per share. On January 26, 2018, MDJM issued 10,380,000 ordinary shares to entities controlled by the shareholders of Mingda Tianjin.

Pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 13, 2018, the Company completed the first closing of the Initial Public Offering (“IPO”) of its ordinary shares on December 26, 2018. A total of 1,241,459 ordinary shares were sold at a price of $5 per share to the public at the first closing. The Company received a total of $6,207,295 in gross proceeds from its first closing of the IPO. In connection with this public offering, the Company incurred direct offering costs of $2,103,816, which included audit, legal, consulting, commission, and other expenses. Per ASC 505, the Company classified these direct offering costs in the equity section to offset additional paid in capital.

On January 4, 2019, the Company completed the second closing of its IPO. A total of 19,361 additional ordinary shares were issued at a price of $5 per share. The total proceeds of this second closing were $96,805. There was a total of $26,399 direct cost in connection with the second closing.

On August 20, 2020, the Board of Directors of MDJM approved to offer and sell an aggregate of 34,396 ordinary shares at $3.3 per share in reliance on the exemption under Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”). The proceeds are intended for working capital and general corporate purposes. The offering was closed on August 20, 2020, and the Company received gross proceeds of $113,507.

On May 14, 2024, the Company issued 23,360 shares to a third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK. The shares were valued at $1.06 per share, based on the closing market price on May 14, 2024. As a result, $24,761 was recognized as construction in progress, with $23 recorded as common stock and $24,738 recorded as additional paid-in capital in the consolidated financial statements.

On May 31, 2024, the Company issued 47,037 shares to thirteen employees and officers as part of their 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price on May 31, 2024. As a result, $1,493,418 was recognized as Payroll, payroll taxes and others for the year ended December 31, 2024. Additionally, $1,176 was recorded as common stock and $1,492,242 as additional paid-in capital in the equity section of the consolidated financial statements. Of the 47,037 shares issued, 11,438 shares were allocated to the CEO and CFO, with a total value of $363,169.

On August 26, 2024, the Company issued 23,360 shares to another third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK. The shares were valued at $1.12 per share, based on the closing market price on August 26, 2024. As a result, $26,164 was recognized as construction in progress, with $24 recorded as common stock and $26,140 recorded as additional paid-in capital in the consolidated financial statements.

On September 18, 2024, the Company completed the Offering, wherein a total of 2,722,224 units were issued at an offering price of $0.90 per unit, for a total purchase price of approximately $2.45 million. Each unit includes one Ordinary Share, one Series A Warrant, and one Series B Warrant. The Purchaser Warrants are immediately exercisable on the date of issuance, expire on the three year and six month anniversary of the date of issuance, and have certain downward pricing adjustment mechanisms, including with respect to any subsequent equity sale that is deemed to be a dilutive issuance and a reset on the Reset Date (as defined in the Purchaser Warrants), in which case the Purchaser Warrants will be subject to a floor price of $0.216 per share, as set forth in the Purchaser Warrants.

The Company received net cash proceeds of approximately $2.17 million (after deducting the placement agent fee and expenses of the Offering). The Company intends to use the net cash proceeds from the Offering for working capital and general corporate purposes.

From October 31, 2024 to November 7, 2024, the investors fully exercised their Series B warrants, resulting in the issuance of a total of 8,557,554 Ordinary Shares by the Company. Of the total Series B warrants exercised, 6,861,114 units of Series B warrants were determined by the floor price of $0.216 per share, while 1,696,440 units were determined by a price of 90% of the lowest trading price of the Ordinary Shares over the preceding ten-day period, which was slightly higher than the floor price. As the Series B warrants are designed for anti-dilution protection, the exercise price was $0.001 per unit. Accordingly, the Company received $8,558 in cash, representing the aggregate par value of the shares issued.

The exercise price of Series A Warrants was adjusted downward from the original $1.35 per share to $0.216 per share following the exercise of the Series B Warrants. Consequently, the total number of Series A Warrants increased from 2,722,224 to 17,013,901. Between November 7, 2024, and December 18, 2024, four investors exercised a total of 1,038,889 Series A Warrants, generating cash proceeds of $224,400 for the Company. As of December 31, 2024, 15,975,012 Series A Warrants remained outstanding, with a fair value of $1,424,932 recorded as a current liability (see Note: Warrant Liabilities).

Underwriter Warrants

Pursuant to the IPO Agreement (defined below), the Company agreed to grant the underwriter of its IPO, Network 1 Financial Securities, Inc., underwriter warrants equal to 10% of the total number of the Company’s ordinary shares being sold in the IPO, at the closing of the IPO. The underwriter’s warrants were non-exercisable for six months after the closing of the offering and will expire five years after the effective date of the registration statement. The underwriter’s warrants are exercisable at a price of $6.25, equal to 125% of $5, the public offering price in the IPO. The underwriter’s warrants are not redeemable. The underwriter’s warrants provide for cashless exercise and contain provisions for on demand registration of the sale of the underlying ordinary shares at the Company’s expense and unlimited “piggyback” registration rights for a period of five years after the closing of the IPO at the Company’s expense. The Company sold 1,241,459 and 19,361 ordinary shares at the closings of its IPO on December 26, 2018, and January 4, 2019, respectively. A total of 126,082 underwriter’s warrants were issued on January 4, 2019. The underwriter’s warrants expired on November 13, 2023.

The underwriter’s warrants were valued at $1.51 per warrant using Black-Scholes Model. A risk-free rate of 4.35% per annum and volatility of 35% were used in the Black-Scholes Model calculation. The total value of underwriter warrants amounted to $190,384. The underwriter warrants were classified as equity and credit to the additional paid-in capital-underwriter cost account, which was offset by the same amount recorded as additional paid-in capital-underwriter cost.

NOTE 11 – STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC at each year-end). The statutory surplus reserve fund is non-discretionary other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of shares currently held by them, provided that the remaining statutory surplus reserve balance after such issuance is not less than 25% of the registered capital before the conversion. The statutory reserve of Mingda Tianjin amounted to $327,140 as of December 31, 2024 and 2023.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Country Risk

As the Group’s principal operations were conducted in the PRC prior to 2023, it was subject to considerations and risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic, and legal environments and foreign currency exchange limitations encountered in the PRC. The Group’s results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

In addition, all of the Group’s transactions in the PRC are denominated in RMB, which must be converted into other currencies before remittance from the PRC. Conversion of RMB into foreign currencies and remittance of foreign currencies abroad subject to the regulations of foreign currency governed by the PRC regulatory agents.

New Businesses and New Market Risk

Since its inception, real estate agent service income had been a major income source for the Group in the PRC market. However, this income declined significantly in recent years, decreasing by 90.34% in 2023 compared to 2022, and by 89.71% in 2022 compared to 2021. The decline in real estate agent service income was primarily due to the tightening policies on the real estate market adopted in the PRC in recent years. As a result, it has become increasingly difficult to engage in new real estate sales projects in the PRC, leading to zero revenue from such agent services for the year ended December 31, 2024.

In response to the shrinking sales in the new residential housing market in the PRC, the Company is shifting its focus to the UK and other non-PRC markets. In August 2022, the Company purchased the Fernie Castle, a property located in Scotland, with plans to remodel it into a multi-functional cultural venue featuring a fine dining restaurant, hotel, wedding event spaces, and gardens. In December 2022, the Company acquired a second property in Torquay, England (the “Robin Hill Property”), with plans to remodel and operate it as a hotel with restaurant facilities. Fernie Castle is currently under renovation, while the Robin Hill Property is open to the public.

To achieve these goals, the Company needs to secure experts and skilled workers from the local UK market and obtain long-term financial support. However, there is no guarantee that these new ventures will be profitable in the short to medium term, nor that the Company will have sustainable financial resources to support long-term operations. Additionally, the continuous increase in energy costs, labor shortages in the UK, and the ongoing war in Ukraine are expected to have negative impacts on the Company’s operations in the UK.

Legal Proceeding

Except for the following disclosure, we are currently not a party to any litigation of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

The Group will file a civil complaint in local District’s court if there is a dispute on accounts receivable with customers. Historically, the Group has won the civil complaint and received the amounts awarded by court.

On March 18, 2022, the Chengdu Branch Office of Mingda Tianjin filed a civil complaint against Chengdu TEDA New City in the People’s Court of Dujiangyan City, Sichuan Province, citing breach of contract and unpaid service fees totaling $757,861 (RMB5,380,734, translated at 2023 exchange rate). The court ruled in favor of Mingda Tianjin on July 15, 2022, ordering Chengdu TEDA to pay the full amount within five days. Chengdu TEDA appealed the decision on July 29, 2022. The Intermediate People’s Court of Chengdu City issued a final judgment on December 23, 2022, upholding the initial ruling and additionally requiring Chengdu TEDA to pay liquidated damages and interest, totaling RMB5,157,182. Mingda Tianjin received the final payment of $838,625 (RMB5,954,151, translated at 2023 exchange rate) on February 27, 2023.

On January 9, 2023, the Chengdu Branch Office of Mingda Tianjin filed a civil complaint against Chengdu TEDA New City in the People’s Court of Dujiangyan City, Sichuan Province, for breach of contract and an unpaid service fee totaling approximately $263,725 (RMB1,872,419, translated at 2023 exchange rate). On March 28, 2023, the court issued a favorable judgment requiring Chengdu TEDA to pay the full claimed amount within 10 days. On September 1, 2023, the Company received $127,842 (RMB907,662, translated at 2023 exchange rate,). As of now, the Company has not yet received the remaining funds and is actively pursuing the collection process.

On July 17, 2023, Mingda Tianjin initiated a civil lawsuit in the Heping District People’s Court of Tianjin City, alleging breach of contract against an individual over an unpaid receivable of $101,692 (RMB722,000, translated at 2023 exchange rate). On September 8, 2023, a civil mediation resulted in an agreement documented by the court: the individual consented to pay Mingda Tianjin $63,381 (RMB450,000, translated at 2023 exchange rate) plus $1,397 (RMB9,919, translated at 2023 exchange rate) in expenses. In return, Mingda Tianjin agreed to forgive the remaining balance of $38,310 (RMB272,000, translated at 2023 exchange rate). The agreed amount totaling $64,778 (RMB459,919, translated at 2023 exchange rate) was received by Mingda Tianjin on September 10, 2023, subsequently closing the case.

Service Agreement

On January 30, 2024, MDJM, through its subsidiary FCC, entered into a service agreement with a third-party consultant, who is a scholar (“Scholar”). Under the terms of the agreement, the Scholar will utilize his cultural and academic expertise to provide professional advisory services for the Company’s Ancient Eastern Garden project at the Fernie Castle. As compensation, the Company will issue its Ordinary Shares to the Scholar in the following stages: (i) 23,360 shares (representing 0.2% of MDJM’s equity based on a total of 11.68 million shares outstanding at December 31, 2023) upon signing the agreement; (ii) 23,360 shares upon completion of the design, planning, and construction report for the Ancient Eastern Garden project, and commencement of construction; (iii) 23,360 shares within one year following the second issuance of shares; and (iv) 23,360 shares upon completion of the overall development of the Fernie Castle and the official operation of the hotel and Eastern Garden. This agreement is intended to be long-term. If the Company wishes to terminate the agreement, it must provide the Scholar with a three-month notice. On May 14, 2024, the Company issued 23,360 shares to the Scholar as the agreed-upon first-stage compensation.

On August 5, 2024, MDJM, through FCC, entered into a service agreement with a second scholar (“Scholar II”), who will also act as third-party consultant to the Company. Under the terms of the agreement, Scholar II will also utilize his cultural and academic expertise to provide professional advisory services for the Company’s Ancient Eastern Garden project at the Fernie Castle. As compensation, the Company will issue its Ordinary Shares to Scholar II in the following stages: (i) 23,360 shares (representing 0.2% of MDJM’s equity based on a total of 11.68 million shares outstanding at December 31, 2023) upon signing the agreement; (ii) 23,360 shares upon completion of the design, planning, and construction report for the Ancient Eastern Garden project, and commencement of construction; (iii) 23,360 shares within one year following the second issuance of shares; and (iv) 23,360 shares upon completion of the overall development of the Fernie Castle project and the official operation of the hotel and Eastern Garden. This agreement is intended to be long-term. If the Company wishes to terminate the agreement, it must provide Scholar II with a three-month notice. On August 26, 2024, the Company issued 23,360 shares to Scholar II as the agreed-upon first-stage compensation.

NOTE 13 – RELATED PARTY TRANSACTIONS

MDJM conducts real estate services business through Mingda Tianjin, a VIE that it controls through the VIE Agreements. The shareholders of Mingda Tianjin include MDJM’s principal shareholder, Mr. Siping Xu. The VIE Agreements provide MDJM (i) the power to control Mingda Tianjin, (ii) the exposure or rights to variable returns from its involvement with Mingda Tianjin, and (iii) the ability to affect those returns through use of its power over Mingda Tianjin to affect the amount of its returns.

On January 1, 2023, Mansions entered into a lease agreement with MDJM UK to rent Fernie Castle, a property owned by MDJM UK, for use as a hotel site. The annual rent for the property is approximately $233,000 (GBP182,500, translated at 2024 average exchange rate), exclusive of VAT, payable monthly on the 25th. Mansions is responsible for all operating expenses, as well as maintenance and repairs of the leased property. The lease agreement does not specify a fixed termination date, but either party may terminate the agreement by providing one month’s notice without incurring penalties. Upon termination, the property must be returned to MDJM UK. For the year ended December 31, 2024, inter-company rent income and corresponding expenses of $233,000 have been eliminated in the consolidated financial statements.

On January 1, 2023, Mansions entered into a lease agreement with MDJM UK to rent “Robin Hill,” a property owned by MDJM UK, for hotel operations. The annual rent is approximately $193,000 (GBP151,000, translated at 2024 average exchange rate), excluding VAT, and is payable monthly on the 25th. Mansions is responsible for operating expenses, maintenance, and repairs of the leased property. The lease does not have a fixed termination date; however, it can be ended by either party with one month’s notice, without penalty. Upon termination, Mansions must return the property to MDJM UK. For the year ended December 31, 2024, inter-company rent income and corresponding expenses of $193,000 have been eliminated in the consolidated financial statements.

On May 31, 2024, the Company issued 5,720 Ordinary Shares to Mr. Siping Xu, the CEO, as part of his 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price of the Ordinary Shares on Nasdaq on that date, resulting in a total share-based compensation of $181,585 for Mr. Xu.

On May 31, 2024, the Company issued 5,720 Ordinary Shares to Mr. Mengnan Wang, the CFO, as part of his 2024 compensation package. The shares were valued at $31.75 each, based on the closing market price of the Ordinary Shares on Nasdaq on that date, resulting in a total share-based compensation of $181,585 for Mr. Wang.

In 2024, net proceeds of $2,426,460 from the private placement on September 18, 2024, and from the exercise of Series A and B Warrants associated with the placement were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into the subsidiary, MDJM UK’s bank account.

As of December 31, 2024, the Company owed $3,395 to its officers for unreimbursed business expenses.

NOTE 14 – SEGMENT AND GEOGRAPHIC AREA INFORMATION

The Group’s major source of income was real estate agent commissions before December 31, 2022. The revenue from real estate agent income accounted for 0%, 29%, and 96% of the Group’s total consolidated revenue for the years ended December 31, 2024, 2023, and 2022, respectively. Geographically, revenue was primarily generated in the PRC market before December 31, 2022. The revenue generated in the PRC accounted for 0%, 29%, and 96% of the Group’s total consolidated revenue for the years ended December 31, 2024, 2023, and 2022, respectively.

The Group’s major income source was the hotel and rental management business after December 31, 2022. The revenue from the hotel and rental management business accounted for 100% and 71% of the Group’s total consolidated revenue for the year ended December 31, 2024 and 2023, respectively.

Geographically, revenue was primarily generated in the UK market after December 31, 2022. The revenue generated in the UK accounted for 100% and 71% of the Group’s total consolidated revenue for the year ended December 31, 2024 and 2023, respectively. The value of the Group’s assets located in the UK increased since 2021. The value of the assets located in the UK accounted for 100%, 95%, and 79% of the Group’s total consolidated assets as of December 31, 2024, 2023, and 2022, respectively.

The following table provides segment and geographic information as of December 31, 2024, 2023, and 2022.

	2024		2023		2022
Source of revenue	US$	%	US$	%	US$	%
Real estate agent income	—	0%	41,954	29%	434,371	96%
Rental management income	—	0%	67,891	47%	16,263	4%
Hotel income	48,375	100%	35,018	24%	—	0%
Other income	—	—	—	—	—	—
Total Revenue	48,375	100%	144,863	100%	450,634	100%

Revenue by Geographic Region	US$	%	US$	%	US$	%
PRC	—	0%	41,954	29%	434,371	96%
UK	48,375	100%	102,909	71%	16,263	4%
Total Revenue	48,375	100%	144,863	100%	450,634	100%

Assets by Geographic Region	US$	%	US$	%	US$	%
PRC and Others	15,136	0%	180,919	5%	1,202,347	21%
UK	5,192,865	100%	3,818,323	95%	4,432,728	79%
Total Assets	5,208,001	100%	3,999,242	100%	5,635,075	100%

NOTE 15 – SUBSEQUENT EVENTS

On February 3, 2025, 600,000 units of Warrants A were exercised at an exercise price of $0.216 per unit, resulting in cash proceeds of $129,600 to the Company. On February 5, 2025, 900,000 units of Warrants A were exercised at an exercise price of $0.216 per unit, resulting in cash proceeds of $194,400 to the Company.

On March 1, 2025, WFOE entered into the Termination Agreements with Mingda Tianjin and the shareholders of the VIE, pursuant to which the VIE Agreements were terminated. As a result, WFOE ceased providing technical support, consulting, and other management services to Mingda Tianjin and is no longer recognized as beneficial owner of Mingda Tianjin. Accordingly, the Company will deconsolidate Mingda Tianjin from its consolidated financial statements for the year ending December 31, 2025.

If deconsolidation occurred in 2024, the Company would recognize a gain of $126,636, comprised of the following components:

	RMB	In US $
Consideration received	¥—	$—
Fair value of any consideration received	—	—
fair value of any retained non-controlling investment	—	—
carrying amount of non-controlling interest	—	—
Total consideration received	¥—	$—

Carrying amount of the VIE’s net assets and liabilities
Assets
Cash	¥1,408	$196
Other receivable	5,204	723
Due from WOFE	302,948	42,101
Total Assets	¥309,560	$43,020

Liabilities
Accounts payable and accrued labilities	¥(1,220,792)	$(169,656)

Total Liabilities	¥(1,220,792)	$(169,656)

Net Liabilities to be deconsolidated	(911,232)	(126,636)

Gain on deconsolidation of the VIE	¥911,232	$126,636

If deconsolidation occurred in 2024, the Company would remove $2,863,678 of the VIE’s retained deficit, $2,899,577 of the VIE’s capital, and $35,899 of foreign exchange adjustments from its audited consolidated financial statements for the year ended December 31, 2024. The deconsolidation would not have any other material impact on the consolidated financial statements for the same period.

Below are the statements reflecting the deconsolidation of Mingda Tianjin as of December 31, 2024, and its impact on the consolidated financial statements for that year.

MDJM LTD and Subsidiaries

Deconsolidation Impact on Consolidated Balance Sheets (Unaudited)

	December 31, 2024
	Pro Forma	Audited	Impact

Assets

Current Assets
Cash, cash equivalents, and restricted cash	$1,826,641	$1,826,834	$(193)
Prepaid expenses	116,164	116,877	(713)
Other receivables	482	482	—
Total Current Assets	1,943,287	1,944,193	(906)

Property and equipment, net	3,249,686	3,249,686	—

Non-Current Assets
Intangible assets - trademarks	8,924	8,924	—
VAT credit	5,039	5,198	(159)
Total Other Assets	13,963	14,122	(159)

Total Assets	$5,206,936	$5,208,001	$(1,065)

Liabilities and Equity

Current Liabilities:
Accounts payable and accrued liabilities	$32,802	$196,813	$(164,011)
Due to related party	41,504	3,395	38,109
Deferred income	1,270	1,270	—
Series A Warrants liabilities	1,424,932	1,424,932	—
Total Current Liabilities	1,500,508	1,626,410	(125,902)

Total Liabilities	1,500,508	1,626,410	(125,902)

Equity:
Ordinary shares: 50,000,000 shares authorized, par value: $0.001 per share, 25,216,523 shares issued and outstanding	25,217	25,217	—
Additional paid in capital	7,298,559	9,870,996	(2,572,437)
Statutory reserve	—	327,140	(327,140)
Retained deficit	(3,562,327)	(6,552,641)	2,990,314
Accumulated other comprehensive (loss) income	(55,021)	(89,121)	34,100
Total Shareholders’ Equity	3,706,428	3,581,591	124,837
Total Liabilities and Equity	$5,206,936	$5,208,001	$(1,065)

MDJM LTD and Subsidiaries

Deconsolidation Impact on Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2024 (Unaudited)

	Pro Forma	Audited	Impact

Revenue	$48,375	$48,375	$—

Operating Expenses:
Payroll, payroll taxes, and others	1,792,080	1,792,080	—
Professional fees	453,846	453,846	—
Depreciation and amortization	75,501	75,501	—
Allowance for trade receivable, net	134,960	134,960	—
Other general and administrative	381,903	381,903	—
Total Operating Expenses	2,838,290	2,838,290	—

Loss From Operations	(2,789,915)	(2,789,915)	—

Other Income (Expense):
Loss on disposal of assets	(1,369)	(1,369)	—
Gain on foreign currency transactions	80,603	80,603	—
Gain on deconsolidation	141,040	14,404	126,636
Loss on valuation of warrants	(493,274)	(493,274)	—
Other income	346	346	—
Total Other Income	(272,654)	(399,290)	126,636

Loss Before Income Tax	(3,062,569)	(3,189,205)	126,636
Income tax	—	—	—
Net Loss	$(3,062,569)	$(3,189,205)	$126,636
Net loss per ordinary share - basic and diluted	$(0.21)	$(0.22)	$0.01

Weighted-average shares outstanding, basic and diluted	14,688,872	14,688,872	—

Comprehensive Income (Loss):
Net loss	$(3,062,569)	$(3,189,205)	126,636
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	(147,352)	(145,553)	(1,799)
Total other comprehensive loss	$(3,209,921)	$(3,334,758)	$124,837

MDJM LTD and Subsidiaries

Deconsolidation Impact on Consolidated Statements of Changes in Equity

For the Year Ended December 31, 2024 (Unaudited)

	Ordinary Shares					Accumulated
	Number of	Amount of	Additional		Retained	Other
	Ordinary	Ordinary	Paid in	Statutory	Earnings	Comprehensive	Noncontrolling	Total
Pro Forma Statement	Shares	Shares	Capital	Reserve	(Deficits)	Income (Loss)	Interest	Equity
Balance - December 31, 2023	11,675,216	$11,675	$6,845,394	$327,140	$(3,363,436)	$56,432	$—	$3,877,205
Share-based compensation May 14, 2024	23,360	23	24,738	—	—	—	—	24,761
Share-based compensation to employees May 31, 2024	889,960	890	1,129,359	—	—	—	—	1,130,249
Share-based compensation to executive officers May 31, 2024	285,960	286	362,883					363,169
Share-based compensation August 26, 2024	23,360	24	26,140	—	—	—	—	26,164
Private placement September 18, 2024	2,722,224	2,722	403,953	—	—	—	—	406,675
Exercise of Series B Warrants	8,557,554	8,558	765,771	—	—	—	—	774,329
Exercise of Series A Warrants	1,038,889	1,039	312,758	—	—	—	—	313,797
Deconsolidation of Mingda Tianjin	—		(2,572,437)	(327,140)	2,863,678	35,899	—	—
Comprehensive income (loss):								—
Net loss	—	—	—	—	(3,062,569)	—	—	(3,062,569)
Other comprehensive income (loss), net of tax:	—	—	—	—	—	—	—	—
Change in foreign currency translation adjustment	—	—	—	—	—	(147,352)	—	(147,352)
Balance - December 31, 2024	25,216,523	$25,217	$7,298,559	$—	$(3,562,327)	$(55,021)	$—	$3,706,428

	Ordinary Shares					Accumulated
	Number of	Amount of	Additional		Retained	Other
	Ordinary	Ordinary	Paid in	Statutory	Earnings	Comprehensive	Noncontrolling	Total
Audited Statement	Shares	Shares	Capital	Reserve	(Deficits)	Income (Loss)	Interest	Equity
Balance - December 31, 2023	11,675,216	$11,675	$6,845,394	$327,140	$(3,363,436)	$56,432	$—	$3,877,205
Share-based compensation May 14, 2024	23,360	23	24,738	—	—	—	—	24,761
Share-based compensation to employees May 31, 2024	889,960	890	1,129,359	—	—	—	—	1,130,249
Share-based compensation to executive officers May 31, 2024	285,960	286	362,883					363,169
Share-based compensation August 26, 2024	23,360	24	26,140					26,164
Private placement September 18, 2024	2,722,224	2,722	403,953					406,675
Exercise of Series B Warrants	8,557,554	8,558	765,771					774,329
Exercise of Series A Warrants	1,038,889	1,039	312,758					313,797
Comprehensive income (loss):
Net loss	—	—	—	—	(3,189,205)	—	—	(3,189,205)
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustment	—	—	—	—	—	(145,553)	—	(145,553)
Balance - December 31, 2024	25,216,523	$25,217	$9,870,996	$327,140	$(6,552,641)	$(89,121)	$—	$3,581,591

Deconsolidation Impact on Consolidated Statements of Changes in Equity	—	$—	$(2,572,437)	$(327,140)	$2,990,314	$34,100	$—	$124,837

MDJM LTD and Subsidiaries

Deconsolidation Impact on Consolidated Statements of Cash Flows

For the Year Ended December 31, 2024 (Unaudited)

	Pro Forma	Audited	Impact
Cash Flows from Operating Activities:
Net loss	$(3,062,569)	$(3,189,205)	$126,636
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	75,501	75,501	—
(Recovery) allowance for CECL - trade receivable, net	134,960	134,960	—
(Gain) loss on foreign currency transactions	(80,603)	(80,603)	—
Gain on conversion of functional currency from US $to GBP - MD Local	—
Loss (gain) on sale of asset	1,369	1,369	—
Loss on valuation of warrants	493,274	493,274	—
(Gain) loss on deconsolidation	(141,040)	(14,404)	(126,636)
Share-based compensation	1,493,418	1,493,418	—
Changes in operating assets and liabilities:	—
Decrease (increase) in accounts receivables	9,374	9,374	—
Decrease (increase) in other receivables	2,536	2,536	—
Decrease (increase) in prepaid expense	(106,571)	(107,295)	724
(Decrease) increase in accounts payable and accrued expenses	74,239	113,976	(39,737)
(Decrease) increase in VAT and other tax payable	4,585	4,424	161
Increase in related party payable	42,101	3,444	38,657
(Decrease) increase in deferred income	(1,486)	(1,486)	—
Net Cash Used in Operating Activities	(1,060,912)	(1,060,717)	(195)

Cash Flows from Investing Activities:
Purchase of fixtures, office equipment, and improvements	(35,748)	(35,748)	—
Net Cash (Used in) Provided by Investing Activities	(35,748)	(35,748)	—

Cash Flows from Financing Activities:
Proceeds from private placement	2,450,002	2,450,002	—
Costs of private placement	(256,500)	(256,500)	—
Proceeds from exercise of Series A and B Warrants	232,958	232,958	—
Net Cash (Used in) Provided by Financing Activities	2,426,460	2,426,460	—

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6,664)	(6,666)	2

Net decrease in cash, cash equivalents and restricted cash	1,323,136	1,323,329	(193)
Cash, cash equivalents, and restricted cash - beginning of the period	503,505	503,505	—
Cash, cash equivalents, and restricted cash - end of the period	$1,826,641	$1,826,834	$(193)

2,336,448 Units, each Unit consisting of one Class A Ordinary Share (or one Pre-Funded Warrant exercisable for one Class A Ordinary Share in lieu thereof) and one Series A Warrant to Purchase one Class A Ordinary Share

Up to 2,336,448 Pre-Funded Warrants included in the Units

2,336,448 Series A Warrants to purchase Class A Ordinary Shares

2,336,448 Class A Ordinary Shares included in the Units

Up to 2,336,448 Class A Ordinary Shares underlying the Pre-Funded Warrants

Up to 7,009,344 Class A Ordinary Shares Underlying the Series A Warrants (which contains a zero cash exercise price option)

MDJM LTD

PROSPECTUS

Sole Book-Running Manager

Maxim Group

Prospectus dated [*], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and
(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

We have entered into indemnification agreements, a form of which was attached as Exhibit 10.4 to our registration statement on Form F-1, initially filed with the SEC on August 13, 2018 and is incorporated by reference herein, with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering.

The number of shares issued and price per share for these shares are retroactively adjusted to reflect the Reverse Stock Split in April 2025.

May 2024 Issuance

On May 14, 2024, we issued 935 shares to a third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK at $26.50 per share for with a total value of $24,761.

On May 31, 2024, we issued 47,037 shares to thirteen employees and officers as part of their 2024 compensation package at $31.75 each with a total value of $1,493,418. Of the 47,037 shares issued, 11,438 shares were allocated to Mr. Siping Xu, the CEO, and Mr. Mengnan Wang, the CFO, with a total value of $363,169.

August 2024 Issuance

On August 26, 2024, we issued 935 shares to another third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK at $28.00 per share with a total value of $26,164.

September 2024 Private Placement

On September 18, 2024, we completed a private placement with several investors, wherein a total of 108,889 units were issued at an offering price of $22.50 per unit, for a total purchase price of approximately $2.45 million. Each unit includes one ordinary share, one September 2024 Series A Warrant to purchase one ordinary share at an exercise price of $33.75 per share, and one September 2024 Series B warrant to purchase such number of ordinary shares as determined on the Reset Date (as defined therein).

We filed a registration statement on Form F-3 (File No. 333-282701) to register the September 2024 Series A Warrants, the September 2024 Series B Warrants, and Ordinary Shares underlying the September 2024 Series A Warrants and the September 2024 Series B Warrants, which was initially filed with the SEC on October 17, 2024 and declared effective by the SEC on October 30, 2024.

From October 31, 2024 to November 7, 2024, the investors fully exercised their Series B warrants, resulting in the issuance of a total of 342,303 Ordinary Shares by the Company for a total consideration of $8,518.

In February 2025, investors exercised 60,000 September 2024 Series A Warrants at an exercise price of $5.40 per warrant for a total consideration of $324,000.

As of the date of this prospectus, we have issued an aggregate of 552,747 ordinary shares (currently traded as Class A Ordinary Shares after the Dual Class Restructuring) in connection with the private placement.

Dual Class Restructuring

	Number of	Date of Sale
Purchaser	Ordinary Shares	or Issuance	Consideration
MDJH LTD	408,000 Class B Ordinary Shares	September 22, 2025	$—

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)    Exhibits

See Exhibit Index beginning on page 118 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	For the purpose of determining liability under the Securities Act to any purchaser,

(i)	if the issuer is relying on Rule 430B: (A) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the underwriting not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(7)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(8)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupar, United Kingdom, on January 26, 2026.

MDJM LTD

By:	/s/ Siping Xu
	Name:	Siping Xu
	Title:	Chief Executive Officer, Chairman of the Board of Directors, and Director

Power of Attorney

Each person whose signature appears below constitutes and appoints Siping Xu as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the SEC thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Siping Xu	Chief Executive Officer, Chairman of the Board of Directors, and Director	January 26, 2026
Siping Xu	(Principal executive officer)

/s/ Mengnan Wang	Chief Financial Officer	January 26, 2026
Mengnan Wang	(Principal financial and accounting officer)

/s/ Bo Wang	Director	January 26, 2026
Bo Wang

/s/ Zhenlei Hu	Director	January 26, 2026
Zhenlei Hu

/s/ Liding Sun	Director	January 26, 2026
Liding Sun

/s/ Wei Guan	Director	January 26, 2026
Wei Guan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MDJM LTD, has signed this registration statement or amendment thereto in New York, NY on January 26, 2026.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

MDJM LTD

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1*	Second Amended and Restated Memorandum and Articles of Association of the Registrant
4.1*	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2*	Form of Pre-Funded Warrant
4.3*	Form of Series A Warrant
5.1*	Opinion of BGA Law (Cayman) Limited regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Hunter Taubman Fischer & Li LLC, U.S. counsel to Company, as to the enforceability of the Warrants
10.1

Form of Employment Agreement by and between executive officers and the Registrant (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1) (File No. 333-226826) initially filed with the Securities and Exchange Commission on August 13, 2018)

10.2

Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (File No. 333-226826) initially filed with the Securities and Exchange Commission on August 13, 2018)

10.3	MDJM LTD 2024 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 of our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 14, 2025)
10.4	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 4.4 of our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 14, 2025)
10.5

Placement Agency Agreement dated September 11, 2024 (incorporated by reference to Exhibit 4.5 of our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 14, 2025)

10.6	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.6 of our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 14, 2025)
10.7*	Architectural Design Service Agreement for Fernie Castle Oriental Landscape Project dated July 15, 2025 between MD Local Global Limited and Kengo Kuma & Associates, Inc.
21.1*	List of Subsidiaries
23.1*	Consent of RBSM LLP
23.2*	Consent of BGA Law (Cayman) Limited (included in Exhibit 5.1)
23.4*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page)
99.1

Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (File No. 333-226826) initially filed with the Securities and Exchange Commission on September 20, 2018)

107*	Filing Fee Table

*	Filed herewith